 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-296084
PROSPECTUS/OFFERS TO EXCHANGE
SKYWORKS SOLUTIONS, INC.
Offers to Exchange
Any and All Outstanding Notes Issued by Qorvo, Inc. as listed below for New Notes Issued by Skyworks Solutions, Inc.
and
Solicitation of Consents to Amend the Respective Indentures
Governing the Qorvo Notes
Skyworks Solutions, Inc., a Delaware corporation (“Skyworks”), hereby offers to exchange, upon the terms and conditions set forth in this Prospectus/Offers to Exchange (as it may be amended or supplemented, this “Prospectus/Offers to Exchange”), (i) any and all of the outstanding 4.375% Senior Notes due 2029 (the “Qorvo 2029 Notes”) and (ii) any and all of the outstanding 3.375% Senior Notes due 2031 (the “Qorvo 2031 Notes” and, together with the Qorvo 2029 Notes, the “Qorvo Notes”) issued by Qorvo, Inc., a Delaware corporation (“Qorvo”), for (i) the corresponding series of newly issued Skyworks Notes (as defined herein) having the same interest payment dates, maturity dates and interest rates as the respective Qorvo Notes in an amount as described below, and (ii) the aggregate Consent Payment (as defined below).
The Skyworks Notes will replace the fixed redemption schedule currently included in the Qorvo Notes with a customary investment grade redemption schedule, including a three-month par call date and make-whole mechanism as further described herein. See “Description of the Skyworks Notes.”
Each Exchange Offer (as defined herein) will expire at 5:00 p.m., New York City time, on September 1, 2026, unless extended or terminated with respect to such Exchange Offer (such date and time, as it may be extended, the “Expiration Date”). Each Consent Solicitation (as defined below) will expire at the applicable Early Participation Date (as defined below).

Title of Qorvo Notes	CUSIP/ISIN No.	Principal Amount Outstanding	Consent Payment(1)	Exchange Consideration(2)	Early Participation Premium(3)	Total Consideration(4)
4.375% Senior Notes due 2029	Registered: 74736KAH4/ US74736KAH41 144A: 74736KAG6 / US74736KAG67 Regulation S: U7471QAF1 / USU7471QAF10	$850,000,000	$2.50 to $5.00 in cash	$950.00 principal amount of Skyworks 4.375% Senior Notes due 2029	$50.00 principal amount of Skyworks 4.375% Senior Notes due 2029	$1,000 principal amount of Skyworks 4.375% Senior Notes due 2029 and $2.50 to $5.00 in cash
3.375% Senior Notes due 2031	144A: 74736KAJ0 / US74736KAJ07 Regulation S: U7471QAJ3 / USU7471QAJ32	$700,000,000	$2.50 to $5.00 in cash	$950.00 principal amount of Skyworks 3.375% Senior Notes due 2031	$50.00 principal amount of Skyworks 3.375% Senior Notes due 2031	$1,000 principal amount of Skyworks 3.375% Senior Notes due 2031 and $2.50 to $5.00 in cash

(1)
Per $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date, the applicable Consent Payment will be an amount equal to the product of $2.50 multiplied by a fraction, the numerator of which is the aggregate principal amount of such series of Qorvo Notes outstanding as of such Early Participation Date and the denominator of which is the aggregate principal amount of such series of Qorvo Notes validly tendered and not validly withdrawn at or prior to such Early Participation Date. As a result, the applicable Consent Payment for a series of Qorvo Notes will range from $2.50 per $1,000 principal amount (if all holders of such series of Qorvo Notes tender) to approximately $5.00 per $1,000 principal amount (if holders tender a majority of the aggregate principal amount of such series of Qorvo Notes). Any Consent Payment will be paid on the applicable Settlement Date (as defined herein).
For the avoidance of doubt, a holder that validly tenders Qorvo Notes and delivers (and does not validly revoke) a consent at or prior to the applicable Early Participation Date, but withdraws such Qorvo Notes after such Early Participation Date but prior to the applicable Expiration Date, will be eligible to receive the applicable Consent Payment, even if such holder has withdrawn their Qorvo Notes after the applicable Early Participation Date or such holder is no longer the beneficial owner of such Qorvo Notes at such Expiration Date.
Consents may not be revoked after the applicable Consent Revocation Deadline (as defined herein).
(2)
For each $1,000 principal amount of the applicable series of Qorvo Notes accepted for exchange.

(3)
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date and accepted for exchange.

(4)
For each $1,000 principal amount of the applicable series of Qorvo Notes. Includes the applicable Consent Payment, Exchange Consideration and Early Participation Premium. For the avoidance of doubt, (i) consents may not be revoked after the applicable Consent Revocation Deadline, and (ii) unless the applicable Exchange Offer is amended, in no event will any holder of Qorvo Notes be eligible to receive more than $1,000 aggregate principal amount of Skyworks Notes for each $1,000 aggregate principal amount of the applicable series of Qorvo Notes accepted for exchange.

As discussed in more detail below, each holder that validly tenders and does not validly withdraw their Qorvo Notes in the applicable Exchange Offer and Consent Solicitation at or prior to 5:00 p.m., New York City time, on June 11, 2026, unless extended or terminated with respect to such Exchange Offer and Consent Solicitation (such date and time, as the same may be extended, the “Early Participation Date”) will receive an Early Participation VOI Number in respect of the aggregate principal amount of the applicable series of Qorvo Notes that such holder validly tendered and did not validly withdraw at or prior to the applicable Early Participation Date. Subject to the terms and conditions set forth herein, on the applicable Settlement Date, the applicable Early Participation Premium will be paid to each holder whose Qorvo Notes have been validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date and either (A) such holder has not validly withdrawn such Qorvo Notes at or prior to the applicable Expiration Date or (B) if such Qorvo Notes have been validly withdrawn at or prior to the applicable Expiration Date, such holder, at or prior to such Expiration Date, (i) has validly re-tendered, and has not validly withdrawn, such Qorvo Notes and (ii) submitted the Early Participation VOI Number with respect to such re-tendered Qorvo Notes. See “Description of the Exchange Offers and Consent Solicitations — Procedures for Re-Tendering and VOI Numbers” for more information.
With respect to a series of Qorvo Notes, consents may not be revoked after the earlier of (i) 5:00 p.m., New York City time, on June 11, 2026, unless extended or terminated, and (ii) the date the supplemental indenture to the applicable Qorvo Indenture (as defined herein) for such series of Qorvo Notes implementing the Proposed Amendments (as defined herein) for such series of Qorvo Notes is executed (the earlier of (i) and (ii), the “Consent Revocation Deadline”).
In exchange for each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date, holders will be eligible to receive a cash payment of an amount equal to the product of $2.50 multiplied by a fraction, the numerator of which is the aggregate principal amount of such series of Qorvo Notes outstanding as of such Early Participation Date and the denominator of which is the aggregate principal amount of such series of Qorvo Notes validly tendered and not validly withdrawn at or prior to such Early Participation Date (such amount for such series, the “Consent Payment”). As a result, the applicable Consent Payment for a series of Qorvo Notes will range from $2.50 per $1,000 principal amount (if all holders of such series of Qorvo Notes tender) to approximately $5.00 per $1,000 principal amount (if holders tender a simple majority of the aggregate principal amount of such series of Qorvo Notes). Consents may not be revoked after the applicable Consent Revocation Deadline.
Skyworks will pay a soliciting dealer fee of $2.50 for each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date to retail brokers that are appropriately designated by their tendering holder clients to receive this fee, provided that such fee will only be paid with respect to tenders by holders whose aggregate principal amount of the Qorvo Notes is $250,000 or less (the “Soliciting Dealer Fee”). See “The Exchange Offers and Consent Solicitations — Soliciting Dealer Fee.”
Holders may not deliver a consent with respect to a series of Qorvo Notes in the applicable Consent Solicitation without tendering such Qorvo Notes in the corresponding Exchange Offer. Tendered Qorvo Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on September 1, 2026, unless extended with respect to the applicable Exchange Offer (such date and time, as it may be extended, the “Withdrawal Deadline”); provided that, if we have not yet accepted Qorvo Notes for exchange, tenders of Qorvo Notes may also be validly withdrawn at any time after 12:00 Midnight, New York City time, on August 17, 2026, the 60th day following the commencement of the Exchange Offers, pursuant to Section 14(d)(5) of the Exchange Act (as applicable to the Exchange Offers by way of Rule 162(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). However, a valid withdrawal of the tendered Qorvo Notes after the applicable Consent Revocation Deadline will not be deemed a revocation of the related consents and such consents will continue to be deemed delivered. If a holder tenders Qorvo Notes in the applicable Exchange Offer, such holder will be deemed to have delivered its consent, with respect to the principal amount of such tendered Qorvo Notes, to the Proposed Amendments. Each Exchange Offer and Consent Solicitation is conditioned upon, among other things, (i) a minimum of a majority of the aggregate principal amount of Qorvo Notes of such series having been validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date pursuant to the applicable Exchange Offer for such series (the “Minimum Participation Condition”), which may be waived by Skyworks in its sole discretion, (ii) the registration statement of which this Prospectus/Offers to Exchange forms a part having been declared effective by the U.S. Securities and Exchange Commission (the “SEC”), which condition may not be waived by Skyworks, and (iii) the closing of the Mergers (as defined herein), which condition may not be waived by Skyworks. The closing of the Mergers is not conditioned upon the results of the Exchange Offers and Consent Solicitations.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

See “Risk Factors” beginning on page 17 to read about important factors you should consider before you decide to participate in any of the Exchange Offers and Consent Solicitations.

Dealer Manager and Solicitation Agent
Goldman Sachs & Co. LLC

May 29, 2026

The Exchange Offers by Skyworks
Subject to the terms and conditions set forth in this Prospectus/Offers to Exchange, including the consummation of the Mergers and the applicable Minimum Participation Condition with respect to the applicable series of Qorvo Notes, Skyworks is offering holders the opportunity to exchange (with respect to each series, an “Exchange Offer,” and together, the “Exchange Offers”) (i) any and all of the outstanding Qorvo 2029 Notes and/or (ii) any and all of the outstanding Qorvo 2031 Notes, as applicable, for (i) (a) in the case of tenders of the Qorvo 2029 Notes, up to an aggregate principal amount of $850 million of new 4.375% Senior Notes due 2029 issued by Skyworks (the “Skyworks 2029 Notes”), and (b) in the case of tenders of the Qorvo 2031 Notes, up to an aggregate principal amount of $700 million of new 3.375% Senior Notes due 2031 issued by Skyworks (the “Skyworks 2031 Notes” and collectively, the “Skyworks Notes”) and (ii) the applicable Consent Payment. Each series of Skyworks Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Each series of Skyworks Notes will have the same interest rate, interest payment date and maturity date as the corresponding series of Qorvo Notes. Each series of Skyworks Notes will replace the fixed redemption schedule currently included in the corresponding series of Qorvo Notes with a customary investment grade redemption schedule, including a three-month par call date and make-whole mechanism as set forth in the “Description of the Skyworks Notes.”
The first interest payment on each series of Skyworks Notes will include the accrued and unpaid interest on the corresponding series of Qorvo Notes tendered in exchange therefor so that a tendering holder will be eligible to receive the same interest payment it would have received had such Qorvo Notes not been tendered in the applicable Exchange Offer and Consent Solicitation; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of such Qorvo Notes equal to the aggregate principal amount of the applicable series of Skyworks Notes a holder receives, which may be less than the principal amount of corresponding Qorvo Notes tendered for exchange. For the avoidance of doubt, to the extent an interest payment date for the Qorvo Notes occurs at or prior to the applicable Settlement Date, holders who validly tendered and did not validly withdraw such Qorvo Notes in the applicable Exchange Offer and Consent Solicitation will receive accrued and unpaid interest on such interest payment date as required by the terms of the applicable Qorvo Indenture.
The Consent Solicitations
Concurrently with the Exchange Offers, upon the terms and subject to the conditions set forth in this Prospectus/Offers to Exchange, Skyworks, on behalf of Qorvo, is soliciting consents with respect to each series of Qorvo Notes from holders (with respect to each series, a “Consent Solicitation,” and together, the “Consent Solicitations”). The Qorvo 2029 Notes have been issued under that certain Indenture, dated as of September 30, 2019, as amended and supplemented by the first supplemental indenture thereto, dated December 20, 2019, and by the second supplemental indenture thereto, dated June 11, 2020 (as amended and supplemented, the “Qorvo 2029 Notes Indenture”), and the Qorvo 2031 Notes have been issued under that certain Indenture, dated as of September 29, 2020 (the “Qorvo 2031 Notes Indenture” and, together with the Qorvo 2029 Notes Indenture, the “Qorvo Indentures”), each by and among Qorvo, certain subsidiary guarantors from time to time party thereto, and Computershare Trust Company, N.A. (as successor trustee for MUFG Union Bank, N.A.), as trustee (the “Qorvo Trustee”).
Unless otherwise indicated or the context otherwise requires, including with respect to the Skyworks Notes, references in this Prospectus/Offers to Exchange to “we,” “us,” “our,” the “Company” or the “Issuer” refer to Skyworks and, in each instance, its consolidated subsidiaries.
Tenders of consents may be validly revoked at any time at or prior to the applicable Consent Revocation Deadline, but will thereafter be irrevocable and such consents will continue to be deemed delivered. Holders may not deliver a consent in the applicable Consent Solicitation without tendering the corresponding Qorvo Notes. If a holder tenders Qorvo Notes in the applicable Exchange Offer, such holder will be deemed to have delivered its consent, with respect to the principal amount of such tendered Qorvo Notes, to the amendments to the applicable Qorvo Indenture, which include eliminating substantially all of the restrictive covenants, certain affirmative covenants described herein and certain of the events which may lead to an “Event of Default”, among other changes. See “The Proposed Amendments”. Any waiver of a condition by

Skyworks with respect to the applicable Exchange Offer will automatically waive such condition with respect to the corresponding Consent Solicitation, as applicable.
Each Exchange Offer and Consent Solicitation is subject to the satisfaction or, where permitted, waiver of certain conditions as described herein, including, among other things, the registration statement of which this Prospectus/Offers to Exchange forms a part having been declared effective by the SEC and the consummation of the Mergers. Each of the Exchange Offers and Consent Solicitations is also conditioned on the Minimum Participation Condition with respect to the applicable series of Qorvo Notes, which may be waived by Skyworks in its sole discretion. The Proposed Amendments to each Qorvo Indenture are described in this Prospectus/Offers to Exchange under “The Proposed Amendments” and the conditions to each of the Exchange Offers and Consent Solicitations are described in this Prospectus/Offers to Exchange under “Description of the Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations.”
Consideration
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date, holders of such Qorvo Notes will be eligible to receive the applicable Consent Payment in an amount equal to the product of $2.50 multiplied by a fraction, the numerator of which is the aggregate principal amount of such series of Qorvo Notes outstanding as of such Early Participation Date and the denominator of which is the aggregate principal amount of such series of Qorvo Notes validly tendered and not validly withdrawn at or prior to such Early Participation Date. As a result, the applicable Consent Payment for a series of Qorvo Notes will range from $2.50 per $1,000 principal amount (if all holders of such series of Qorvo Notes tender) to approximately $5.00 per $1,000 principal amount (if holders tender a majority of the aggregate principal amount of Qorvo Notes of such series).
To be eligible to receive the early participation premium, payable in principal amount of the applicable series of Skyworks Notes, of $50.00 (the “Early Participation Premium”), each holder must hold the applicable Qorvo Notes that have been validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date and either (A) such holder must not have validly withdrawn such Qorvo Notes at or prior to the applicable Expiration Date or (B) if such Qorvo Notes have been validly withdrawn at or prior to the applicable Expiration Date, such holder, at or prior to such Expiration Date, must have (i) validly re-tendered, and not validly withdrawn, such Qorvo Notes and (ii) submitted the Early Participation VOI Number with respect to such tendered Qorvo Notes. See “Description of the Exchange Offers and Consent Solicitations — Procedures for Re-Tendering and VOI Numbers” for more information. Holders who acquire Qorvo Notes following the applicable Early Participation Date will not be eligible to receive the Consent Payment with respect to such Qorvo Notes (and therefore, will not be eligible to receive the Total Consideration (as defined herein) with respect to such Qorvo Notes). For the avoidance of doubt, unless the Exchange Offer with respect to a series of Qorvo Notes is amended, in no event will any holder of applicable Qorvo Notes receive more than $1,000 aggregate principal amount of corresponding Skyworks Notes for each $1,000 aggregate principal amount of such Qorvo Notes accepted for exchange. See “Description of the Exchange Offers and Consent Solicitations — Total Consideration.”
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Expiration Date, holders of such series of Qorvo Notes will be eligible to receive $950.00 principal amount of the corresponding series of Skyworks Notes (the “Exchange Consideration”). See “Description of the Exchange Offers and Consent Solicitations — Total Consideration — Exchange Consideration.”
A holder that validly tenders Qorvo Notes and delivers (and does not validly revoke) a consent at or prior to the applicable Early Participation Date, but withdraws such Qorvo Notes after such Early Participation Date but at or prior to the applicable Expiration Date, will, subject to the satisfaction or, where permitted, waiver of the conditions set forth herein, receive the Consent Payment with respect to such Qorvo Notes, even if such holder withdraws such Qorvo Notes after the applicable Early Participation Date or if such holder is no longer the beneficial owner of such Qorvo Notes on the applicable Expiration Date. A holder that validly tenders Qorvo Notes after the applicable Early Participation Date will not receive the Consent Payment with respect to such Qorvo Notes, but will receive the $1,000 of the corresponding

Skyworks Notes for each $1,000 principal amount of such Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Expiration Date and accepted for exchange if such holder submits an Early Participation VOI Number that corresponds with such Qorvo Notes.
Because the Exchange Offers and Consent Solicitations are subject to the satisfaction or, where permitted, waiver of certain conditions as described herein, including, among other things, the registration statement of which this Prospectus/Offers to Exchange forms a part having been declared effective by the SEC and the consummation of the Mergers, holders of Qorvo Notes will not receive the Consent Payment, the Early Participation Premium, the Exchange Consideration or the Total Consideration with respect to any series of Qorvo Notes, as applicable, unless the registration statement of which this Prospectus/Offers to Exchange forms a part has been declared effective by the SEC and the Mergers are consummated. In accordance with Rule 14e-1 under the Exchange Act, we will return the Qorvo Notes with respect to each series tendered for exchange promptly after the termination or withdrawal of the applicable Exchange Offer.
No accrued and unpaid interest is payable upon acceptance of any Qorvo Notes for exchange in the Exchange Offers and Consent Solicitations. However, the first interest payment on each series of Skyworks Notes will include the accrued and unpaid interest on the corresponding series of Qorvo Notes tendered in exchange therefor so that a tendering holder will be eligible to receive the same interest payment it would have received had such Qorvo Notes not been tendered in the applicable Exchange Offer and Consent Solicitation; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of such Qorvo Notes equal to the aggregate principal amount of the applicable series of Skyworks Notes a holder receives, which may be less than the principal amount of corresponding Qorvo Notes tendered for exchange. For the avoidance of doubt, to the extent an interest payment date for the Qorvo Notes occurs at or prior to the applicable Settlement Date, holders who validly tendered and did not validly withdraw such Qorvo Notes in the applicable Exchange Offer and Consent Solicitation will receive accrued and unpaid interest on such interest payment date as required by the terms of the applicable Qorvo Indenture.
Settlement Date
The “Settlement Date” with respect to each Exchange Offer and Consent Solicitation will be promptly after the applicable Expiration Date and is expected to occur no earlier than the second business day after the closing of the Mergers. See “Description of the Exchange Offers and Consent Solicitations — Settlement Date.” Each Exchange Offer and Consent Solicitation is subject to the satisfaction or, where permitted, waiver of certain conditions as described herein, including, among other things, the registration statement of which this Prospectus/Offers to Exchange forms a part having been declared effective by the SEC and the consummation of the Mergers.
The Mergers
On October 27, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Comet Acquisition Corp., a Delaware corporation (“Merger Sub I”), Comet Acquisition II, LLC, a Delaware limited liability company (“Merger Sub II”), and Qorvo, pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub I will be merged with and into Qorvo (the “First Merger”), with Qorvo as the surviving entity in the First Merger (the “Surviving Corporation”) and a wholly owned subsidiary of the Company, and immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, the Surviving Corporation will be merged with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), with Merger Sub II as the surviving entity in the Second Merger and a wholly owned subsidiary of the Company.
The closing of the Mergers is not conditioned upon the results of either Exchange Offer and Consent Solicitation. However, each Exchange Offer and Consent Solicitation is conditioned upon the completion of the Mergers, which condition may not be waived by Skyworks. Accordingly, holders of Qorvo Notes will not receive the Consent Payment, the Early Participation Premium, the Exchange Consideration or the Total Consideration, as applicable, with respect to any series of Qorvo Notes unless the Mergers are consummated. There can be no assurance that the Mergers will be consummated on a timely basis or at all. Tenders of Qorvo Notes made pursuant to the applicable Exchange Offer (but not consents delivered pursuant to the corresponding Consent Solicitation) may be validly withdrawn at or prior to the applicable Expiration Date; provided that, if we have not yet accepted Qorvo Notes for exchange, tenders of Qorvo Notes may also be validly withdrawn at any time after 12:00 Midnight, New York City time, on August 17, 2026, the 60th day following the commencement of the Exchange Offers, pursuant to Section 14(d)(5) of the Exchange Act (as applicable to the Exchange Offers by way of Rule 162(a)(2) under the Exchange Act).

There is currently no market for the Skyworks Notes, and Skyworks cannot assure you that any market will develop. All of the Skyworks Notes are expected to be delivered in book-entry form through the facilities of The Depository Trust Company (“DTC”) and its participants, including Clearstream Banking, societe anonyme, and Euroclear Bank S.A./N.V. To exchange your Qorvo Notes for Skyworks Notes and cash, you must instruct your commercial bank, broker, dealer, trust company or other nominee to further instruct the DTC participant through which your Qorvo Notes are held to tender for exchange your Qorvo Notes to DTC through the DTC Automated Tender Offer Program (“ATOP”) (i) at or prior to the applicable Early Participation Date to receive the applicable Total Consideration (including the applicable Consent Payment and Early Participation Premium), assuming you also beneficially own such Qorvo Notes at the applicable Expiration Date, or (ii) by the applicable Expiration Date to receive the applicable Exchange Consideration. See “Description of the Exchange Offers and Consent Solicitations.”
NONE OF SKYWORKS, QORVO, THE DEALER MANAGER (AS DEFINED HEREIN), THE QORVO TRUSTEE, THE SKYWORKS TRUSTEE (AS DEFINED HEREIN), THE EXCHANGE AGENT (AS DEFINED HEREIN) OR THE INFORMATION AGENT (AS DEFINED HEREIN), OR ANY AFFILIATE OF ANY OF THEM, MAKES ANY RECOMMENDATION AS TO WHETHER HOLDERS OF QORVO NOTES SHOULD EXCHANGE QORVO NOTES FOR SKYWORKS NOTES AND CASH OR DELIVER CONSENTS TO THE PROPOSED AMENDMENTS IN RESPONSE TO THE APPLICABLE EXCHANGE OFFER AND CONSENT SOLICITATION, AND NO ONE HAS BEEN AUTHORIZED BY ANY OF THEM TO MAKE SUCH A RECOMMENDATION.

i

ABOUT THIS PROSPECTUS/OFFERS TO EXCHANGE
This Prospectus/Offers to Exchange is a part of the registration statement that we filed on Form S-4 with the SEC. You should read this Prospectus/Offers to Exchange, including the detailed information regarding the Company and the Skyworks Notes included herein, as well as the documents incorporated herein by reference and any applicable prospectus supplement.
We have not authorized anyone to provide you with information different from that contained in this Prospectus/Offers to Exchange. We and the dealer manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this Prospectus/Offers to Exchange, any document incorporated herein by reference, or any prospectus supplement is accurate as of any date other than the date of those documents. You should not consider this Prospectus/Offers to Exchange to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus/Offers to Exchange to be an offer or solicitation relating to the securities offered hereby if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.
We are making the Exchange Offers to all holders of Qorvo Notes except those holders who reside in states or other jurisdictions where an offer, solicitation, or sale would be unlawful (or would require further action in order to comply with applicable securities laws).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
All statements, other than statements of current or historical fact, contained or incorporated by reference in this Prospectus/Offers to Exchange are forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, prospects, expectations and results of Skyworks (e.g., certain projections and business trends, including with respect to future sales and revenue, as well as plans for dividend payments). Forward-looking statements can often be identified by words such as “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include: the risks of doing business internationally, including from trade war or trade protection measures (e.g., tariffs, retaliatory tariffs and other countermeasures or taxes), increased import/export restrictions and controls (e.g., our ability to obtain foreign-sourced raw materials, including from Chinese-based sources, as well as our ability to sell products to certain specified foreign entities only pursuant to a limited export license from the U.S. Department of Commerce), the susceptibility of the semiconductor industry and the markets addressed by our, and our customers’, products to economic cycles or changes in economic conditions, including inflation and recession that could result from trade war or trade protection measures; our reliance on a small number of key customers for a large percentage of our sales; decreased gross margins and loss of market share as a result of increased competition; our ability to obtain design wins from customers; our ability to convert design wins into revenue; market acceptance of our products and our customers’ products, including market acceptance of new, emerging technologies such as AI; the mix and volume of phone models sold by our largest customer; the potential impacts on our business, reputation, relationships, results of operations, cash flows and financial condition as a result of the Mergers and related transactions with Qorvo; the possibility that expected benefits related to such transactions with Qorvo may not materialize as expected; such transactions with Qorvo being timely completed, if completed at all; regulatory approvals required for the Mergers and related transactions not being timely obtained, if obtained at all, or being obtained subject to conditions; Skyworks or Qorvo’s business experiencing disruptions as a result of the Mergers and related transactions or due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; Skyworks and Qorvo being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; the costs, fees, expenses and other charges related to the Mergers and related transactions with Qorvo, including with respect to any related litigation; reduced flexibility in operating our business as a result of the substantial amount of additional indebtedness we expect to incur in connection with the Mergers and related transactions with Qorvo; delays in the deployment of commercial 5G networks or in consumer adoption of 5G-enabled devices; the volatility of our stock price; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers’ demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies and achieve higher levels of design integration; the quality of our products and any defect remediation costs; our products’ ability to perform under stringent operating conditions; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials, including rare earth and similar minerals, supplier components, equipment and shipping and logistics services, including limits on our customers’ ability to obtain such services and materials; risks that we may not be able to optimize our manufacturing footprint and achieve any financial and operational benefits from such efforts, including reducing fixed costs or improving utilization rates, disruptions to our manufacturing processes, including relating to any relocation of our key facilities; our ability to successfully manage our senior management transitions; our ability to retain, recruit and hire key executives or the departure of any such executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; other economic, social, military and geopolitical conditions in the countries in which we, our customers or our suppliers operate, including the conflicts in Ukraine, Iran and other regions in the Middle East, possible disruptions in transportation networks, and fluctuations in foreign currency exchange rates; the effects of global health crises on business conditions in our industry, including the risk of significant disruptions to our business operations, as well as negative impacts to our financial condition; our ability to prevent theft of our intellectual property, disclosure of confidential information or breaches of our information technology systems; uncertainties of litigation, including our ongoing securities litigation, potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire and/or enter into strategic alliances. These risks and uncertainties, as well as other risks associated with the Mergers and related transactions, are set forth in or incorporated by reference into this Prospectus/Offers to Exchange in “Risk Factors” beginning on page 17.
The list of factors presented here is considered representative, and no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Skyworks’ or Qorvo’s consolidated financial condition, results of operations or liquidity. These and other important factors, including those discussed under “Risk Factors” in Skyworks’ Annual Report on Form 10-K for the year ended October 3, 2025, as filed with the SEC on November 7, 2025 and Skyworks’ Quarterly Reports on Form 10-Q for fiscal quarters ended January 2, 2026 and April 3, 2026, as well as Skyworks’ subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and Skyworks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law or regulation.

SUMMARY
This summary highlights certain information about the Skyworks business and the Exchange Offers and Consent Solicitations. This is a summary of information contained elsewhere in this Prospectus/Offers to Exchange or incorporated by reference herein and does not contain all of the information that you should consider before participating in an Exchange Offer and Consent Solicitation and investing in the Skyworks Notes. For a more complete understanding of the Skyworks business and the Exchange Offers and Consent Solicitations, you should read this entire Prospectus/Offers to Exchange, including the section entitled “Risk Factors” and all documents incorporated by reference herein.
Skyworks Solutions, Inc.
Skyworks is a leading developer, manufacturer and provider of analog and mixed-signal semiconductor products and solutions for numerous applications, including aerospace, automotive, broadband, cellular infrastructure, connected home, defense, entertainment and gaming, industrial, medical, smartphone, tablet, and wearables.
Over the past two decades, Skyworks has made important investments to address key network technologies, from cellular to advanced Wi-Fi®, enhanced GPS, and Bluetooth®, among others. Capitalizing on both organic growth and strategic acquisitions, we are targeting high-growth verticals, while at the same time, seeking to diversify our revenue and customer set.
Targeted investments in next-generation technology and solutions, technical talent, and fabrication capabilities have created the opportunity to expand into high-growth market segments, including electric and hybrid vehicles, industrial and motor control, power supply, 5G wireless infrastructure, optical data communication, data center, automotive, smart home, and several other applications.
Skyworks’ key customers include Amazon, Apple Inc., Arcadyan, Arris, Bose, Ciena, Cisco, Ericsson, Fibocom, Garmin, Gemalto (a Thales company), General Electric, Google, Honeywell, Itron, Lenovo, LG Electronics, Microsoft, Motorola, NETGEAR, Nokia, Northrop Grumman, OPPO, Rockwell Collins, Sagemcom, Samsung, Schneider Electric, Sierra Wireless, Sonos, Sony, Technicolor, Telit, Tesla, TP-Link, VIVO, and Xiaomi. Our competitors include Analog Devices, Broadcom, Cirrus Logic, Murata Manufacturing, NXP Semiconductors, Qorvo, Qualcomm, and Texas Instruments.
Skyworks operates worldwide with engineering, manufacturing, sales, and service facilities throughout Asia, Europe, and North America.
Skyworks’ principal executive office is located at 5260 California Avenue, Irvine, California 92617, and its telephone number is (949) 231-3000. Its website is www.skyworksinc.com. The information provided on, or accessible through, our Internet website is not part of this Prospectus/Offers to Exchange and, therefore, is not incorporated herein by reference.
The Mergers
On October 27, 2025, the Company entered into the Merger Agreement by and among the Company, Merger Sub I, Merger Sub II and Qorvo, pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub I will be merged with and into Qorvo, with Qorvo as the Surviving Corporation and a wholly owned subsidiary of the Company, and immediately following the First Merger, and as the second step in a single integrated transaction with the First Merger, the Surviving Corporation will be merged with and into Merger Sub II, with Merger Sub II as the surviving entity in the Second Merger and a wholly owned subsidiary of the Company.
Completion of the Mergers is subject to customary closing conditions, including (1) the adoption of the Merger Agreement by Qorvo’s stockholders and the approval of the issuance of common stock as merger consideration by the Company’s stockholders as required under Nasdaq listing rules, which were adopted and approved, respectively, on February 11, 2026, (2) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the approval of the Mergers under certain other antitrust and foreign investment regimes, (3) the absence of any order, injunction or law prohibiting the Mergers in such jurisdictions,

(4) the effectiveness of the registration statement pursuant to which shares of the Company’s common stock to be issued as merger consideration will be registered with the SEC, (5) the accuracy of each party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (6) compliance in all material respects by each party with its obligations under the Merger Agreement, and (7) the absence of a continuing material adverse effect with respect to each party.
The Exchange Offers and Consent Solicitations are conditioned upon the completion of the Mergers, which condition may not be waived by Skyworks. Accordingly, holders of Qorvo Notes will not receive the applicable Consent Payment, Early Participation Premium, Exchange Consideration or Total Consideration with respect to any series of Qorvo Notes unless the Mergers are consummated. There can be no assurance that Skyworks, Merger Sub I, Merger Sub II and Qorvo will be able to consummate the Mergers on a timely basis or at all.
Additional Information on Qorvo, Inc.
Qorvo is a global leader in the development and commercialization of technologies and products for wireless, wired and power markets.
Qorvo is organized into three operating and reportable segments that align its technologies and applications with customers and end markets: High Performance Analog (“HPA”), Connectivity and Sensors Group (“CSG”) and Advanced Cellular Group (“ACG”).
HPA is a leading global supplier of radio frequency, analog mixed signal and power management solutions. CSG is a leading global supplier of connectivity solutions, with broad expertise spanning ultra-wideband, Matter®, Bluetooth® Low Energy, Zigbee®, Thread®, Wi-Fi® and cellular solutions for the Internet of Things. ACG is a leading global supplier of advanced cellular solutions for smartphones, wearables, laptops, tablets and other devices.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS
The following is a brief summary of certain terms of the Exchange Offers and Consent Solicitations. It may not contain all the information that is important to you. For additional information regarding the Exchange Offers, Consent Solicitations and the Skyworks Notes, see “Description of the Exchange Offers and Consent Solicitations” and “Description of the Skyworks Notes.”
Skyworks Notes Issuer
Skyworks Solutions, Inc., a Delaware corporation.
Qorvo Notes Issuer
Qorvo, Inc., a Delaware corporation.
Qorvo Notes Guarantees
The Qorvo Notes are guaranteed by certain subsidiaries of Qorvo.
Skyworks Notes Offered
Up to $1,550,000,000 aggregate principal amount of Skyworks Notes, consisting of:
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up to $850,000,000 aggregate principal amount of 4.375% Senior Notes due 2029; and

•
up to $700,000,000 aggregate principal amount of 3.375% Senior Notes due 2031.

Exchange Offers
Skyworks is offering holders of each series of Qorvo Notes the opportunity to exchange any and all of their Qorvo Notes for Skyworks Notes of the corresponding series and cash as indicated in the table on the cover hereof, upon the terms and subject to the conditions set forth in this Prospectus/Offers to Exchange, including the registration statement of which this Prospectus/Offers to Exchange forms a part having been declared effective by the SEC, the consummation of the Mergers and the satisfaction or waiver of the Minimum Participation Condition with respect to the applicable series of Qorvo Notes (such Minimum Participation Condition being waivable by Skyworks in its sole discretion).
For each $1,000 principal amount the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date, holders of such Qorvo Notes will be eligible to receive the applicable Consent Payment.
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date and either (A) not validly withdrawn at or prior to the applicable Expiration Date or (B) if validly withdrawn after the applicable Early Participation Date, validly re-tendered at or prior to the applicable Expiration Date, along with the Early Participation VOI Number corresponding to such re-tendered Qorvo Notes, holders of such Qorvo Notes will be eligible to receive the applicable Early Participation Premium.
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Expiration Date and accepted for exchange, holders of such Qorvo Notes will be eligible to receive the applicable Exchange Consideration.
The applicable Consent Payment will be paid on the applicable Settlement Date to each holder who is a beneficial owner of the applicable series of Qorvo Notes and who validly tendered and did not validly withdraw consents with respect to such Qorvo Notes at or prior to the applicable Early Participation Date as of 5:00 p.m., New York City time, even if such holder has withdrawn such Qorvo Notes after the applicable Early Participation Date or such holder is no longer the beneficial owner of such Qorvo Notes on the applicable Expiration Date. See “— Consent Payment,” “— Exchange Consideration” and “— Total Consideration” below.
Denomination
The Skyworks Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of Qorvo Notes will be accepted if it results in the issuance of less than $2,000 principal amount of the applicable series of Skyworks Notes. If, pursuant to an Exchange Offer, a tendering holder would otherwise be entitled to receive a principal amount of the applicable series of Skyworks Notes that is not equal to $2,000 or an integral multiple of $1,000 in excess thereof, such principal amount will be rounded down to the nearest $2,000 or integral multiple of $1,000 in excess thereof, and such holder will receive the rounded principal amount of such Skyworks Notes plus cash equal to the principal amount of such Skyworks Notes not received as a result of rounding down. For avoidance of doubt, no accrued interest will be paid on the principal amount of such Skyworks Notes as a result of rounding down.
Consent Solicitations
Concurrently with the Exchange Offers, upon the terms and subject to the conditions set forth in this Prospectus/Offers to Exchange, Skyworks, on behalf of Qorvo, is soliciting consents from the holders of each series of Qorvo Notes to amend the Qorvo Indentures to adopt the Proposed Amendments with respect to each series of Qorvo Notes. Holders of Qorvo Notes may deliver their consent to the Proposed Amendments only by tendering Qorvo Notes of the applicable series. Holders may not deliver a consent in a Consent Solicitation without tendering Qorvo Notes of the applicable series in the corresponding Exchange Offer. If a holder tenders Qorvo Notes in an Exchange Offer, such holder will be deemed to have delivered its consent, with respect to the principal amount of such tendered Qorvo Notes, to the Proposed Amendments to such series of Qorvo Notes.
Proposed Amendments
If consents sufficient to effect the Proposed Amendments with respect to a series of Qorvo Notes are received hereunder, the Qorvo Indenture with respect to such series will be amended to, among other things, eliminate substantially all of the restrictive covenants, certain affirmative covenants described herein and certain of the events which may lead to an “Event of Default” (as defined in the Qorvo Indentures), among other changes. See “The Proposed Amendments”. The Proposed Amendments require the consent of the holders of at least a majority in aggregate principal amount of the Qorvo Notes outstanding under the applicable Qorvo Indenture.
Consent Payment
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date, holders of such Qorvo Notes will be eligible to receive a cash payment of an amount equal to the product of $2.50 multiplied by a fraction, the numerator of which is the aggregate principal amount of such series of Qorvo Notes outstanding as of such Early Participation Date and the denominator of which is the aggregate principal amount of such series of Qorvo Notes validly tendered and not validly withdrawn at or prior to such Early Participation Date. For the avoidance of doubt, consents may not be revoked after the applicable Consent Revocation Deadline.
If the applicable Exchange Offer is completed, the applicable Consent Payment will be paid only to holders who had validly tendered and not validly withdrawn their Qorvo Notes in such Exchange Offer at or prior to the applicable Early Participation Date, even if such holders have withdrawn such Qorvo Notes after such Early Participation Date. Holders who validly tender their Qorvo Notes after such Early Participation Date but before the applicable Expiration Date will not be eligible to receive the applicable Consent Payment. The applicable Consent Payment will be paid on the applicable Settlement Date to each holder who is a beneficial owner of the applicable series of Qorvo Notes and who validly tendered and did not validly withdraw consents with respect to such Qorvo Notes at or prior to such Early Participation Date as of 5:00 p.m., New York City time, even if such holder has withdrawn such Qorvo Notes after such Early Participation Date or such holder is no longer the beneficial owner of such Qorvo Notes on the applicable Expiration Date. See “Description of the Exchange Offers and Consent Solicitations — Consent Payment.”
Early Participation Premium
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date and accepted for exchange, holders of such Qorvo Notes will be eligible to receive an Early Participation Premium with respect to such Qorvo Notes, payable in principal amount of the applicable series of Skyworks Notes, equal to $50.00; provided that such Qorvo Notes held by the applicable holder have been validly tendered and not validly withdrawn at or prior to such Early Participation Date and either (A) such holder has not validly withdrawn such Qorvo Notes at or prior to the applicable Expiration Date or (B) if such Qorvo Notes have been validly withdrawn at or prior to the applicable Expiration Date, such holder, at or prior to such Expiration Date, (i) has validly re-tendered, and has not validly withdrawn, such Qorvo Notes and (ii) submitted the Early Participation VOI Number with respect to such re-tendered Qorvo Notes.
For the avoidance of doubt, a holder that acquires Qorvo Notes with an Early Participation VOI Number after the applicable Early Participation Date and validly tenders and does not validly withdraw such Qorvo Notes at or prior to the applicable Expiration Date, and submits with such tender a valid Early Participation VOI Number with respect to such tendered Qorvo Notes, is eligible to receive the Early Participation Premium in addition to the Exchange Consideration (as defined herein)

with respect to such Qorvo Notes. To the extent a holder tenders or re-tenders Qorvo Notes at or prior to the applicable Expiration Date with an Early Participation VOI Number that does not match the aggregate principal amount of the applicable series of Qorvo Notes validly tendered, the tender may be rejected or consideration received by such holder may be modified. See “Description of the Exchange Offers and Consent Solicitations — Procedures for Re-Tendering and VOI Numbers” for more information.
If any such holder wishes to withdraw such Qorvo Notes from the tender that are evidenced by an Early Participation VOI Number as described above after the applicable Early Participation Date and subsequently re-tender or transfer such Qorvo Notes, it will need to contact its broker or custodian to obtain such Early Participation VOI Number to be eligible to receive or transfer the right to receive the Early Participation Premium with respect to the aggregate principal amount of Qorvo Notes of the applicable series evidenced by such Early Participation VOI Number.
Soliciting Dealer Fee
Skyworks will pay a Soliciting Dealer Fee of $2.50 for each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date to retail brokers that are appropriately designated by their tendering holder clients to receive this fee, provided that such fee will only be paid with respect to tenders by holders whose aggregate principal amount of the Qorvo Notes is $250,000 or less. See “Description of the Exchange Offers and Consent Solicitations — Soliciting Dealer Fee.”
Total Consideration
The Total Consideration with respect to the applicable series of Qorvo Notes is comprised of the Consent Payment, Early Participation Premium and Exchange Consideration with respect to such series.
To receive the applicable Consent Payment, holders must validly tender and not validly withdraw their applicable Qorvo Notes at or prior to the applicable Early Participation Date.
To receive the applicable Early Participation Premium, holders must have validly tendered and not validly withdrawn their applicable Qorvo Notes at or prior to the applicable Early Participation Date and either (A) must not validly withdraw such Qorvo Notes between such Early Participation Date and the applicable Expiration Date or (B) if such holder has validly withdrawn such Qorvo Notes after such Early Participation Date, validly re-tender (and not validly withdraw) such Qorvo Notes at or prior to such Expiration Date, along with the Early Participation VOI Number corresponding to such re-tendered Qorvo Notes.
To receive the Exchange Consideration, holders must validly tender and not validly withdraw their applicable Qorvo Notes at or prior to the applicable Expiration Date.
For the avoidance of doubt, unless the applicable Exchange Offer is amended, in no event will any holder of Qorvo Notes receive more than $1,000 aggregate principal amount of Skyworks

Notes for each $1,000 aggregate principal amount of Qorvo Notes accepted for exchange.
The applicable Consent Payment will be paid on the applicable Settlement Date to each holder who is a beneficial owner of the applicable series of Qorvo Notes and who validly tendered and did not validly withdraw consents with respect to such Qorvo Notes at or prior to the applicable Early Participation Date as of 5:00 p.m., New York City time, even if such holder has withdrawn such Qorvo Notes after such Early Participation Date or such holder is no longer the beneficial owner of such Qorvo Notes on such Expiration Date. See “Description of the Exchange Offers and the Consent Solicitations — Total Consideration.”
For the avoidance of doubt, consents may not be revoked after the applicable Consent Revocation Deadline.
Exchange Consideration
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Expiration Date and accepted for exchange, holders of the applicable series of Qorvo Notes will be eligible to receive $950.00 principal amount of the corresponding series of Skyworks Notes.
See “Description of the Exchange Offers and the Consent Solicitations — Exchange Consideration.”
Accrued and Unpaid Interest
No accrued and unpaid interest is payable upon acceptance of any Qorvo Notes for exchange in the applicable Exchange Offer and Consent Solicitation. However, the first interest payment on each series of Skyworks Notes will include the accrued and unpaid interest on the corresponding series of Qorvo Notes tendered in exchange therefor so that a tendering holder will be eligible to receive the same interest payment it would have received had such Qorvo Notes not been tendered in the applicable Exchange Offer and Consent Solicitation; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of such Qorvo Notes equal to the aggregate principal amount of the applicable series of Skyworks Notes a holder receives, which may be less than the principal amount of corresponding Qorvo Notes tendered for exchange. For the avoidance of doubt, to the extent an interest payment date for the Qorvo Notes occurs at or prior to the applicable Settlement Date, holders who validly tendered and did not validly withdraw such Qorvo Notes in the applicable Exchange Offer and Consent Solicitation will receive accrued and unpaid interest on such interest payment date as required by the terms of the applicable Qorvo Indenture.
Consent Revocation Deadline
The earlier of (i) 5:00 p.m., New York City time, on June 11, 2026, unless extended or terminated, and (ii) the date the supplemental indenture to the applicable Qorvo Indenture implementing the Proposed Amendments with respect to the applicable series of Qorvo Notes is executed.
At any time at or prior to the applicable Expiration Date, if Qorvo receives valid consents sufficient to effect the Proposed Amendments with respect to a series of Qorvo Notes, Qorvo and the Qorvo Trustee may execute and deliver a supplemental indenture relating to the Proposed Amendments with respect to such Qorvo Notes, that will be effective upon execution but will only become operative upon the Settlement Date of the applicable Exchange Offer; provided that, the amendment removing Section 4.14 of the applicable Qorvo Indenture shall become operative immediately prior to the consummation of the Mergers.
Skyworks reserves the right to extend the applicable Consent Revocation Deadline with respect to an Exchange Offer and Consent Solicitation without extending the Consent Revocation Deadline for the other Exchange Offer and Consent Solicitation.
Early Participation Date
5:00 p.m., New York City time, on June 11, 2026 unless extended or terminated with respect to an Exchange Offer and Consent Solicitation by Skyworks.
Skyworks reserves the right to extend the Early Participation Date with respect to an Exchange Offer and Consent Solicitation without extending the Early Participation Date for the other Exchange Offer and Consent Solicitation.
Expiration Date
Each Exchange Offer will expire at 5:00 p.m., New York City time, on September 1, 2026, and may be extended in the sole discretion of Skyworks (which right is subject to applicable law). The Expiration Date of each Exchange Offer is expected to be extended, if necessary, to occur on or about the closing of the Mergers. Each Consent Solicitation will also expire at the applicable Expiration Date.
Skyworks reserves the right to extend the Expiration Date with respect to an Exchange Offer and Consent Solicitation without extending the Expiration Date for the other Exchange Offer and Consent Solicitation.
Settlement Date
The Settlement Date for each Exchange Offer and Consent Solicitation will be promptly following the applicable Expiration Date and is expected to occur no earlier than the second business day after the closing of the Mergers.
Withdrawal of Tenders and Revocation of Consents
Tenders of Qorvo Notes in the Exchange Offers may be validly withdrawn at any time at or prior to the applicable Expiration Date, except in certain limited circumstances as set forth herein; provided that, if we have not yet accepted Qorvo Notes for exchange, tenders of Qorvo Notes may also be validly withdrawn at any time after 12:00 Midnight, New York City time, on August 17, 2026, the 60th day following the commencement of the Exchange Offers, pursuant to Section 14(d)(5) of the Exchange Act (as applicable to the Exchange Offers by way of Rule 162(a)(2) under the Exchange Act). A valid withdrawal of tendered Qorvo Notes at or prior to the applicable Consent Revocation Deadline will also constitute the revocation of the related consent to the Proposed Amendments to such series of Qorvo Notes. See “Description of the Exchange Offers and Consent Solicitations — Withdrawal of Tenders and Revocation of Consents.”

For the avoidance of doubt, consents may not be revoked after the applicable Consent Revocation Deadline.
Skyworks may extend the applicable Early Participation Date and/or the applicable Consent Revocation Deadline without extending the applicable Withdrawal Deadline, unless required by law. Skyworks reserves the right to extend the Withdrawal Deadline with respect to an Exchange Offer and Consent Solicitation without extending the Withdrawal Deadline for the other Exchange Offer and Consent Solicitation.
Conditions to the Exchange Offers and Consent Solicitations
The Exchange Offers and Consent Solicitations are conditioned upon, among other things, (i) the Minimum Participation Condition with respect to the applicable series of Qorvo Notes, (ii) the registration statement of which this Prospectus/Offers to Exchange forms a part having been declared effective by the SEC and (iii) the closing of the Mergers, as discussed in this Prospectus/Offers to Exchange under the heading “Description of the Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations.” Skyworks may generally waive any such condition at any time with respect to an Exchange Offer and Consent Solicitation but may not waive the conditions that the registration statement of which this Prospectus/Offers to Exchange forms a part shall have been declared effective by the SEC or the Mergers shall have been consummated. Any waiver of a condition by Skyworks with respect to an Exchange Offer will automatically waive such condition with respect to the corresponding Consent Solicitation, as applicable. In addition, Skyworks may amend the terms of either Exchange Offer or Consent Solicitation without amending the terms of the other Exchange Offer or Consent Solicitation. Any amendment of the terms of an Exchange Offer by Skyworks will automatically amend such terms with respect to the corresponding Consent Solicitation, as applicable.
If the conditions to any of the Exchange Offers and Consent Solicitations are not satisfied or waived on or prior to the applicable Expiration Date, Skyworks reserves the right to terminate the applicable Exchange Offer, or extend (subject to applicable law) such Expiration Date, until such conditions are satisfied or waived.
The Exchange Offers and Consent Solicitations are independent of each other, and Skyworks may complete either of the Exchange Offers or Consent Solicitations without completing the other Exchange Offer or Consent Solicitation.
Neither of the Exchange Offers nor Consent Solicitations is subject to a financing condition. Skyworks may complete each Exchange Offer even if valid consents sufficient to effect the Proposed Amendments to the applicable Qorvo Indenture are not received. See “Description of the Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations.”
Termination; Extension; Amendment
Skyworks, in its sole discretion (which right is subject to applicable law), may extend the applicable Early Participation Date, the applicable Withdrawal Deadline, and the applicable Expiration Date with respect to the Exchange Offers and Consent Solicitations, subject to applicable law. Any extension of such Early Participation Date, such Withdrawal Deadline, or such Expiration Date with respect to the applicable Consent Solicitation by Skyworks will automatically extend such Early Participation Date, such Withdrawal Deadline, or such Expiration Date, as applicable, with respect to the corresponding Exchange Offer. Any extension of the applicable Early Participation Date, the applicable Withdrawal Deadline, or the applicable Expiration Date with respect to the applicable Exchange Offer by Skyworks will automatically extend such Early Participation Date, such Withdrawal Deadline, or such Expiration Date, as applicable, with respect to the applicable Consent Solicitation. Subject to applicable law, Skyworks expressly reserves the right, with respect to either or both of the Exchange Offers, to: (i) delay accepting any Qorvo Notes, extend any Exchange Offer or terminate any Exchange Offer and not accept any Qorvo Notes or (ii) amend, modify or waive in part or whole, at any time, or from time to time, the terms of any Exchange Offer in any respect, including waiver of any conditions to consummation of the applicable Exchange Offer (other than the conditions that the registration statement of which this Prospectus/Offers to Exchange forms a part shall have been declared effective by the SEC or the Mergers shall have been consummated). Any such delay, extension, termination, amendment, modification or waiver with respect to either Exchange Offer by Skyworks will automatically delay, extend, terminate, amend, modify or waive the conditions precedent to the corresponding Consent Solicitation. See “Description of the Exchange Offers and Consent Solicitations — Consent Revocation Deadline; Early Participation Date; Expiration Date; Extensions; Amendments; Termination.”
Procedures for Tendering
If you wish to participate in an Exchange Offer and Consent Solicitation and your Qorvo Notes are held by a custodial entity, such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Qorvo Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure that you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, custodian or other nominee at least five (5) business days prior to the applicable Early Participation Date or the applicable Expiration Date, as applicable, in order to allow adequate processing time for their instruction.
In the ordinary course, when notes are tendered by (or on behalf of) a holder, a VOI number is automatically generated and is available to the tendering custodian or broker of such holder. Each holder that validly tenders and does not validly withdraw Qorvo Notes at or prior to the applicable Early Participation Date will receive a unique VOI number with respect to the aggregate principal amount of the applicable series of Qorvo Notes that such holder validly tendered at or prior to such Early Participation Date and such VOI number shall evidence that such holder was the holder of record of such Qorvo Notes as of such Early Participation Date (referred to herein as the Early Participation VOI Number). If any such holder wishes to withdraw Qorvo Notes that are evidenced by an Early Participation VOI Number from the applicable Exchange Offer after such Early Participation Date and subsequently re-tender or transfer such Qorvo Notes, it will need to contact its broker or custodian to obtain such Early Participation VOI Number to be eligible to receive or transfer the right to receive the applicable Early Participation Premium with respect to the aggregate principal amount of Qorvo Notes evidenced by such Early Participation VOI Number. See “Description of the Exchange Offers and Consent Solicitations — Procedures for Re-Tendering and VOI Numbers” for further information on how to tender Qorvo Notes after such Early Participation Date to be eligible to receive the applicable Early Participation Premium and Exchange Consideration.
Note that in all cases where a holder is tendering an aggregate principal amount of Qorvo Notes in excess of what was initially tendered and for which an Early Participation VOI Number was received, such holder must make two separate elections when re-tendering following such Early Participation Date, one election with an aggregate principal amount of Qorvo Notes that matches the Early Participation VOI Number, and another with the remainder aggregate principal amount of Qorvo Notes, in order to avoid the tender being rejected.
Each Early Participation VOI Number will only be valid for up to the aggregate principal amount of Qorvo Notes to which it corresponds and will be applied on a first-use basis up to such amount if multiple holders validly tender Qorvo Notes along with the same Early Participation VOI Number, and in all cases, acceptance of any given Early Participation VOI Number is subject to the discretion of Skyworks in all respects.
Custodial entities that are participants in DTC must tender Qorvo Notes through ATOP maintained by DTC. There is no letter of transmittal associated with the Exchange Offers and Consent Solicitations. Skyworks has not provided guaranteed delivery procedures in conjunction with the Exchange Offers and Consent Solicitations.
Consequences of Failure to Exchange
If your Qorvo Notes are not exchanged for corresponding Skyworks Notes in the applicable Exchange Offer, you will not receive the benefit of having Skyworks as the primary obligor of your notes. If the Proposed Amendments with respect to a series of Qorvo Notes are adopted and the Mergers are consummated, the amendments will apply to the Qorvo Notes issued pursuant to the applicable Qorvo Indenture that are not acquired in the Exchange Offer, even though the holders of those Qorvo Notes did not consent to such Proposed Amendments. Thereafter, all such Qorvo Notes will be governed by the applicable Qorvo Indenture as amended by such Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders thereof compared to those currently in the applicable Qorvo Indenture. In particular, holders of Qorvo Notes governed by such Qorvo Indenture as amended by such Proposed Amendments will no longer be entitled to the benefits of various covenants and other provisions currently included in such Qorvo Indenture.
In addition, the trading market for any remaining Qorvo Notes of a series may also be more limited than it is at present, and the smaller outstanding principal amount of such Qorvo Notes (that are not held by Skyworks following consummation of the applicable Exchange Offer) may make the trading price of any Qorvo Notes of such series that are not tendered and accepted for exchange more volatile. Consequently, the liquidity, market value and price volatility of Qorvo Notes of such series that remain outstanding may be materially and adversely affected. Therefore, if your Qorvo Notes of such series are not tendered and accepted in the Exchange Offer with respect to such series of Qorvo Notes, it may become more difficult for you to sell or transfer your Qorvo Notes of such series. Furthermore, it is expected that certain credit ratings on such Qorvo Notes will be withdrawn after the completion of such Exchange Offer, which could materially adversely affect the market price for such Qorvo Notes. Skyworks cannot assure holders of the Qorvo Notes that existing rating agency ratings for any Qorvo Notes will be maintained, or that rating agencies will continue to rate the Qorvo Notes.
See “Risk Factors — Risks Related to the Exchange Offers and Consent Solicitations — The Proposed Amendments to the Qorvo Indentures will afford reduced protection to remaining holders of Qorvo Notes” and “Risk Factors — Risks Related to the Exchange Offers and Consent Solicitations — Skyworks cannot assure holders of the Qorvo Notes that existing rating agency ratings for the Qorvo Notes will be maintained, or that rating agencies will continue to rate the Qorvo Notes.”
Brokerage Fees and
Commissions
No brokerage fees or commissions are payable by the holders of the Qorvo Notes to the Dealer Manager, the Exchange Agent, Skyworks, or Qorvo in connection with the Exchange Offers and Consent Solicitations. If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.
U.S. Federal Income Tax Considerations
For a discussion of certain U.S. federal income tax considerations of the Exchange Offers and Consent Solicitations, see “U.S. Federal Income Tax Considerations.” Holders should consult their own tax advisors about the tax consequences of the Exchange Offers and Consent Solicitations.
Use of Proceeds
Neither of Skyworks nor Qorvo will receive any cash proceeds from the Exchange Offers and Consent Solicitations. See “Use of Proceeds.”
Exchange Agent and Information Agent
Global Bondholder Services Corporation is serving as the exchange agent (the “Exchange Agent”) and information agent

(the “Information Agent”) in connection with the Exchange Offers and Consent Solicitations. The address, email address and telephone numbers of the Information Agent are listed on the back cover of this Prospectus/Offers to Exchange.
Dealer Manager
Goldman Sachs & Co. LLC is serving as the dealer manager. The address and telephone number of Goldman Sachs & Co. LLC is listed on the back cover page of this Prospectus/Offers to Exchange.
No Recommendation
None of Skyworks, Qorvo, the Dealer Manager, the Information Agent, the Exchange Agent, the Qorvo Trustee or the Skyworks Trustee makes any recommendation in connection with the Exchange Offers or Consent Solicitations as to whether any Qorvo holder should tender or refrain from tendering all or any portion of the principal amount of that holder’s Qorvo Notes (and in so doing, consent to the adoption of the Proposed Amendments to the Qorvo Indentures), and no one has been authorized by any of them to make such a recommendation.
Further Information
Questions or requests for assistance related to the Exchange Offers and Consent Solicitations or for additional copies of this Prospectus/Offers to Exchange may be directed to the Information Agent at its telephone numbers and address listed on the back cover page of this Prospectus/Offers to Exchange. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations. The contact information for Goldman Sachs & Co. LLC and the Exchange Agent is set forth on the back cover page of this Prospectus/Offers to Exchange. See also “Where You Can Find More Information and Incorporation by Reference.”
We may be required to amend or supplement this Prospectus/Offers to Exchange at any time to add, update or change the information contained in this Prospectus/Offers to Exchange. You should read this Prospectus/Offers to Exchange and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”

THE SKYWORKS NOTES
The following summary contains basic information about the Skyworks Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Skyworks Notes, please refer to “Description of the Skyworks Notes.”
Issuer
Skyworks Solutions, Inc., a Delaware corporation.
Securities Offered
Up to $1,550,000,000 aggregate principal amount of Skyworks Notes, consisting of:
•
up to $850,000,000 aggregate principal amount of 4.375% Senior Notes due 2029 (the “Skyworks 2029 Notes”); and

•
up to $700,000,000 aggregate principal amount of 3.375% Senior Notes due 2031 (the “Skyworks 2031 Notes”).

Interest Rates; Interest Payment Dates; Maturity Dates
The Skyworks 2029 Notes will have the same interest rate (4.375%), interest payment dates (April 15 and October 15) and maturity date (October 15, 2029) as the Qorvo 2029 Notes for which they are being offered in exchange.
The Skyworks 2031 Notes will have the same interest rate (3.375%), interest payment dates (April 1 and October 1) and maturity date (April 1, 2031) as the Qorvo 2031 Notes for which they are being offered in exchange.
The first interest payment on any Skyworks Notes will include the accrued and unpaid interest on the Qorvo Notes of the applicable series tendered in exchange therefor so that a tendering holder will be eligible to receive the same interest payment it would have received had such Qorvo Notes not been tendered in the applicable Exchange Offer and Consent Solicitation; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of such Qorvo Notes equal to the aggregate principal amount of the applicable series of Skyworks Notes a holder receives, which may be less than the principal amount of corresponding Qorvo Notes tendered for exchange. For the avoidance of doubt, to the extent an interest payment date for the Qorvo Notes occurs prior to the applicable Settlement Date, holders who validly tendered and did not validly withdraw such Qorvo Notes in the applicable Exchange Offer and Consent Solicitation will receive accrued and unpaid interest on such interest payment date as required by the terms of the applicable Qorvo Indenture.
Optional Redemption
Prior to the applicable Par Call Date (as defined below), Skyworks may redeem the Skyworks 2029 Notes or the Skyworks 2031 Notes at its option at any time, and from time to time, in whole or in part. If Skyworks elects to redeem the Skyworks Notes prior to the applicable Par Call Date, it will pay a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of Skyworks Notes matured on the applicable Par Call Date)

on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Skyworks Notes”) plus 15 basis points (in the case of the Skyworks 2029 Notes) or 20 basis points (in the case of the Skyworks 2031 Notes), in each case less (b) interest accrued to the date of redemption, and
(2)
100% of the principal amount of the applicable series of Skyworks Notes to be redeemed, plus,

in each case, accrued and unpaid interest thereon to, but not including, the redemption date.
In addition, at any time and from time to time, on or after the applicable Par Call Date, Skyworks may redeem the Skyworks 2029 Notes or the Skyworks 2031 Notes at its option, either in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the applicable series of Skyworks Notes to be redeemed on the redemption date, plus accrued and unpaid interest on such Skyworks Notes to, but not including, the redemption date.
“Par Call Dates” means, with respect to the Skyworks 2029 Notes, July 15, 2029 and, with respect to the Skyworks 2031 Notes, January 1, 2031 (in each case, the date that is three (3) months before the maturity date of the applicable series of Skyworks Notes). See “Description of Skyworks Notes Optional Redemption.”
Certain Covenants
The indenture governing the Skyworks Notes will contain certain covenants that will limit, among other things, our ability and the ability of our subsidiaries to:
•
incur liens on certain properties to secure debt;

•
engage in sale-leaseback transactions; and

•
merge or consolidate with another entity or sell, lease or transfer substantially all of our properties or assets to another entity.

These covenants are subject to a number of important exceptions and limitations, which are described in “Description of the Skyworks Notes — Certain Covenants.”
Change of Control Repurchase Event
If Skyworks experiences a change of control repurchase event with respect to a series of Skyworks Notes (as defined under “Description of the Skyworks Notes — Purchase of Skyworks Notes Upon a Change of Control Repurchase Event”), Skyworks will be required to make an offer to repurchase the Skyworks Notes of such series at a price equal to 101% of their principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the repurchase date. See “Description of Skyworks Notes — Purchase of Skyworks Notes Upon a Change of Control Repurchase Event” in this Prospectus/Offers to Exchange.
Use of Proceeds
Neither of Skyworks or Qorvo will receive any cash proceeds from the issuance of the Skyworks Notes in connection with the Exchange Offers and Consent Solicitations.

Priority
The Skyworks Notes will be Skyworks’ senior unsecured obligations. They will rank equally in right of payment with all of Skyworks’ existing and future senior unsecured and unsubordinated indebtedness, but effectively junior to any senior secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all existing and future obligations of our subsidiaries.
•
The indenture that will govern the Skyworks Notes will not restrict Skyworks’ ability or the ability of its subsidiaries to incur other secured or unsecured indebtedness, provided that, subject to significant exceptions, Skyworks may not incur certain liens unless the Skyworks Notes and other debt securities that may be issued under the indenture are secured equally and ratably with or prior to that other secured indebtedness.

As of April 3, 2026, on a pro forma as adjusted basis, assuming full participation in the Exchange Offers on or prior to the Early Participation Date and giving effect to the Mergers, Skyworks would have had approximately $4.79 billion of unsecured, unsubordinated indebtedness outstanding and no secured indebtedness outstanding.
Denominations
The Skyworks Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.
Form of Note
Skyworks will issue the Skyworks Notes in the form of one or more fully registered global notes registered in the name of DTC or its nominee. See “Book-Entry Issuance.”
Governing Law
State of New York.
Trustee
U.S. Bank National Association.
Risk Factors
For certain risks related to the Skyworks Notes and the Exchange Offers and Consent Solicitations, please read the section entitled “Risk Factors” in this Prospectus/Offers to Exchange.

RISK FACTORS
Investing in the Skyworks Notes involves risks. You should consider carefully the information set forth in this section and all the other information provided to you or incorporated by reference in this Prospectus/Offers to Exchange before deciding whether to participate in the Exchange Offers and Consent Solicitations. You also should read and consider the risk factors contained in (i) the Skyworks Annual Reports on Form 10-K for the fiscal year ended October 3, 2025 and Skyworks’ Quarterly Reports on Form 10-Q for fiscal quarters ended January 2, 2026 and April 3, 2026, and (ii) future filings of Skyworks with the SEC, each of which is on file or will be filed with the SEC and is incorporated by reference into this Prospectus/Offers to Exchange.
Risks Related to the Mergers
The consummation of the Mergers is contingent upon the satisfaction of a number of conditions that may be outside of Qorvo or Skyworks’ control and that Qorvo and Skyworks may be unable to satisfy, or that may delay the consummation of the Mergers or result in the imposition of conditions that could reduce the anticipated benefits from the Mergers or cause the parties to abandon the Mergers.
The consummation of the Mergers is subject to certain closing conditions, some of which are beyond Qorvo or Skyworks’ control including, among others, (1) the adoption of the Merger Agreement by Qorvo’s stockholders and the approval of the issuance of common stock as merger consideration by the Company’s stockholders as required under Nasdaq listing rules, which were adopted and approved, respectively, on February 11, 2026, (2) the expiration or early termination of the applicable waiting period under the HSR Act, and the approval of the Mergers under certain other antitrust and foreign investment regimes, (3) the absence of any order, injunction or law prohibiting the Mergers in such jurisdictions, (4) the effectiveness of the registration statement pursuant to which shares of the Company’s common stock to be issued as merger consideration will be registered with the SEC, (5) the accuracy of each party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement, (6) compliance in all material respects by each party with its obligations under the Merger Agreement, and (7) the absence of a continuing material adverse effect with respect to each party.
While each of Skyworks and Qorvo have agreed in the Merger Agreement to use reasonable best efforts to satisfy the closing conditions, Skyworks and Qorvo, as applicable, may not be successful in their efforts to do so. While the Mergers are expected to close early in calendar year 2027, we are increasingly hopeful that we could close the Mergers in late 2026. However, there is no assurance we will consummate the Mergers by the current Expiration Date and in such event we would expect to continue to extend the Expiration Date until such time as the Mergers close or the Merger Agreement is terminated and, as a result, there could be a significant amount of time between the commencement of the Exchange Offers, Consent Revocation Deadline, Early Participation Date and the Settlement Date. Furthermore, the failure to satisfy all of the required conditions under the Merger Agreement could delay the consummation of the Mergers for a significant period of time or prevent consummation from occurring at all. Any delay in consummating the Mergers could cause Skyworks and Qorvo not to realize some or all of the benefits, or realize them on a different timeline than expected, that Skyworks or Qorvo, as applicable, expects to achieve if the Mergers are successfully consummated within the expected timeframe. There can be no assurance that the conditions in the Merger Agreement will be satisfied or (to the extent permitted) waived or that the Mergers will be consummated.
In addition, each of Skyworks and Qorvo may terminate the Merger Agreement under certain specified circumstances, including, but not limited to, (a) if the Mergers are not consummated by 11:59 p.m., Pacific Time on April 27, 2027 (as such date may be extended, the “Outside Date”), which date may be extended to 11:59 p.m., Pacific Time on July 27, 2027 and to 11:59 p.m., Pacific Time on October 27, 2027, in each case under certain circumstances, (b) if any specified governmental authority has issued a final non-appealable order or injunction prohibiting the Mergers, (c) if either Qorvo or Skyworks, as applicable, fails to obtain the requisite approval of its stockholders, (d) in order to accept a superior proposal or (e) if Qorvo or Skyworks, as applicable, materially breaches its covenants or its representations and warranties in the Merger Agreement such that the applicable conditions to the closing of the Mergers would not be satisfied, subject in certain cases to the right of the breaching party to cure the breach. Qorvo and Skyworks may also terminate the Merger Agreement by mutual written consent.

Upon termination of the Merger Agreement, each of Qorvo and Skyworks under specified circumstances, including termination by such party to accept a superior proposal or termination by the other party upon a change in such party’s board of directors’ recommendation to its stockholders, will be required to pay the other party a termination fee of $298,692,098. Additionally, Skyworks, under specified circumstances, including termination following the entry of an injunction issued in connection with certain antitrust laws or investment screening laws, or the failure to receive certain required regulatory approvals from specified governmental authorities by the Outside Date, will be required to pay Qorvo a termination fee of $100 million.
As a condition to granting the required clearance under the HSR Act, the Federal Trade Commission or the governmental bodies responsible for the enforcement of certain other antitrust and foreign direct investment regimes may impose limitations or costs, require divestitures or place restrictions on the conduct of the combined company after the closing of the Mergers; provided, however, that Skyworks and its subsidiaries will not be required to: (a) sell, assign, transfer, divest, restructure, hold separate or otherwise dispose of any assets, business or portion of business of Qorvo or Skyworks, other than the sale, assignment, transfer, divestiture, restructuring, holding separate or other disposal of any product line or product lines that, individually or in the aggregate, represent less than $100 million in annual revenue; or (b) take, or cause to be taken, the imposition of any restriction, requirement or behavioral or commercial limitation on the operation of the business or portion of the business of Qorvo, Skyworks or the combined company or any other action, that, in the case of this clause (b) only, individually or in the aggregate, would be material to the combined company.
Similarly, delays in the consummation of the Mergers could, among other things, result in additional transaction costs, loss of revenue, or other negative effects associated with uncertainty about consummation of the Mergers.
The Mergers are subject to the receipt of the requisite regulatory approvals, which requisite regulatory approvals may never be obtained, therefore preventing consummation of the Mergers. In addition, in granting such approvals, regulatory authorities may impose conditions that could have a significant adverse effect on Skyworks, Qorvo or the combined company and the expected benefits of the Mergers therefore preventing consummation of the Mergers.
Before the Mergers may be consummated, the requisite regulatory approvals must have been obtained. The terms and conditions of the approvals that are granted may impose requirements, concessions, limitations or costs, or place restrictions on the conduct of the combined company’s business. Upon the terms and subject to conditions of the Merger Agreement, each party to the Merger Agreement has agreed to use its reasonable best efforts to make or cause to be made, in cooperation with the other parties thereto and to the extent applicable: (a) as soon as reasonably practicable after October 27, 2025 (but in any event within twenty-five (25) business days after October 27, 2025) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Mergers, which was made on December 4, 2025; and (b) as promptly as practicable after October 27, 2025 all other necessary filings, forms, declarations, notifications, registrations and notices with other governmental bodies under other applicable antitrust laws and investment screening laws relating to the Mergers. For purposes of the foregoing, “reasonable best efforts” includes, among others, (a) contesting and resisting (including through litigation on the merits until a final non-appealable decision) any legal proceeding, and to avoid the entry of and, if necessary, have vacated, lifted, reversed or overturned any law or order, writ, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any governmental body having competent jurisdiction over Qorvo or Skyworks (each, a “Restraint”) that restricts, prevents or prohibits the consummation of the Mergers and related transactions under any antitrust law or investment screening law; and (b) if doing so would enable the parties to avoid, resolve or lift a Restraint or legal proceeding, imposing any restriction, requirement or behavioral or commercial limitation on the operation of the business or portion of the business of, (i) terminating existing relationships, contractual rights or obligations, ventures or other arrangements of, (ii) creating any relationship, contractual rights or obligations of, or (iii) selling, assigning, transferring, divesting, restructuring, holding separate or otherwise disposing of any assets, business or portion of business of, in each case, the combined company, Qorvo, Skyworks or any of their respective subsidiaries, subject to certain limitations. Notwithstanding the foregoing, Skyworks will not be required to: (A) sell, assign, transfer, divest, restructure, hold separate or otherwise dispose of any assets, business or portion of business of Qorvo, Skyworks or any of their respective subsidiaries, other than the sale, assignment, transfer, divestiture, restructuring, holding separate or other disposal of any product line or product lines that, individually or in the aggregate, represent less than $100 million in annual revenue; or (B) take, or cause to be taken, the imposition of any restriction, requirement or behavioral or commercial limitation on the operation of the business or portion of the business of Qorvo, Skyworks or any of their respective subsidiaries or any other action, that, individually or in the aggregate, would be material to the combined company; and provided further that any obligation to commit to or implement any regulatory remedy is subject to such regulatory remedy being conditioned on the consummation of the Mergers.
If such regulatory and governmental authorities seek to impose such terms, conditions, obligations or restrictions, lengthy negotiations may ensue among such authorities, Skyworks and Qorvo. Such terms, conditions, obligations or restrictions and the process of obtaining regulatory approvals could have the effect of jeopardizing or delaying consummation of the Mergers and such terms, conditions, obligations or restrictions may not be identified or satisfied for an extended period of time. Such terms, conditions, obligations or restrictions may also impose additional costs or limitations on the combined company following the consummation of the Mergers. Neither Skyworks nor Qorvo can provide assurance that any such terms, conditions, obligations or restrictions and each party’s respective best efforts to comply with any such terms, conditions, obligations or restrictions will not result in the delay or abandonment of the Mergers. These requirements, concessions, and conditions may also reduce the anticipated benefits of the Mergers, including synergies, which could also have a significant adverse effect on the combined company’s business and cash flows and results of operations, and neither Skyworks nor Qorvo can predict what, if any, requirements, concessions, and conditions may be required by regulatory or governmental authorities whose approvals are required. The requisite regulatory approvals may not be obtained at all, may not be obtained in a timely fashion, and may contain conditions on the consummation of the Mergers.
Each party is subject to business uncertainties and contractual restrictions while the Mergers are pending, which could adversely affect each party’s business and operations.
In connection with the pendency of the Mergers, some customers, suppliers and other persons with whom Skyworks or Qorvo may delay or defer certain business decisions or terminate, change or renegotiate their relationships with Skyworks or Qorvo, as the case may be, as a result of the Mergers, which could negatively affect Skyworks’ or Qorvo’s respective revenues, earnings and cash flows, regardless of whether the Mergers are consummated.
Under the terms of the Merger Agreement, each of Skyworks and Qorvo is subject to certain restrictions on the conduct of its business prior to consummating the Mergers that may adversely affect its ability to execute certain of its business strategies, including the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness, incur capital expenditures, settle litigation, amend organizational documents, declare dividends, enter new business lines and invest in third parties. Such limitations could adversely affect each of Qorvo and Skyworks’ businesses and operations prior to the consummation of the Mergers.
Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the consummation of the Mergers.
The announcement and pendency of the Mergers could divert the attention of management and cause disruptions in the businesses of Skyworks and Qorvo, as applicable, which could have an adverse effect on the business and financial results of both Skyworks and Qorvo.
Management of both Skyworks and Qorvo may be required to divert a disproportionate amount of attention away from their respective day-to-day activities and operations, and devote time and effort to consummating the Mergers. The risks, and adverse effects, of such disruptions and diversions could be exacerbated by a delay in the consummation of the Mergers. These factors could adversely affect the financial position or results of operations of Skyworks and Qorvo, regardless of whether the Mergers are consummated.

Skyworks and Qorvo will incur direct and indirect costs as a result of the Mergers.
Skyworks and Qorvo will incur substantial expenses in connection with and as a result of consummating the Mergers, including advisory, legal and other transaction costs, and, following the consummation of the Mergers, Skyworks expects to incur additional expenses in connection with combining the companies. Significant costs have already been incurred or will be incurred regardless of whether the Mergers are ultimately consummated. Factors beyond Skyworks’ and Qorvo’s control could affect the total amount or timing of these expenses, many of which, by their nature, are difficult to estimate accurately. Management of Skyworks and Qorvo continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the Mergers. Although Skyworks and Qorvo expect that the realization of benefits related to the Mergers will offset such costs and expenses over time, no assurances can be made that this net benefit will be achieved in the near term, or at all. In addition, each of the parties may be required to pay a termination fee, or other costs and expenses, if the Mergers and related transactions are not consummated.
Skyworks and Qorvo may be targets of securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Mergers from being consummated, whether or not such lawsuits have any merit.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against or otherwise resolving these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Skyworks’ and Qorvo’s respective liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Mergers, then that injunction may delay or prevent the Mergers from being consummated, or from being consummated within the expected timeframe, which may adversely affect Skyworks’ and Qorvo’s respective business, financial position and results of operation.
Skyworks expects to obtain financing in connection with the Mergers but cannot guarantee that it will be able to obtain such financing on favorable terms or at all.
Skyworks anticipates that the funds needed to consummate the Mergers and related transactions will be derived from a combination of (a) available cash on hand and (b) third-party debt financing. Skyworks’ ability to obtain any such new debt financing will depend on, among other factors, its financial condition and performance, as well as prevailing market conditions, the terms of such financing, and other factors beyond Skyworks’ control. Skyworks cannot assure you that it will be able to obtain new debt financing on terms acceptable to it or at all, and any such failure could materially adversely affect its operations and financial condition. Skyworks’ obligation to consummate the Mergers is not conditioned upon the receipt of any financing by Skyworks.
Risks Related to the Exchange Offers and Consent Solicitations
The Mergers and the Proposed Amendments to the Qorvo Indentures will afford reduced protection to remaining holders of Qorvo Notes.
If the Proposed Amendments to either of the Qorvo Indentures are adopted, the covenants and some other terms of the corresponding Qorvo Notes issued thereunder will be materially less restrictive and will afford significantly reduced protection to holders compared to the covenants and other provisions currently included in the Qorvo Indentures.
The Proposed Amendments to each Qorvo Indenture would, among other things, eliminate: (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default” (as defined in the Qorvo Indentures), (iii) the reporting covenant, (iv) the restrictions on Qorvo or any guarantor of the Qorvo Notes from consolidating with or merging into another person or conveying, transferring or leasing all or substantially all of its assets and its subsidiaries’ assets (taken as a whole) to any person, (v) the requirement for certain subsidiaries of Qorvo to guarantee the Qorvo Notes in the future, and (vi) the obligation to offer to repurchase the Qorvo Notes upon certain change of control transactions.

If the Proposed Amendments to a Qorvo Indenture become operative, each non-exchanging holder of Qorvo Notes issued under such Qorvo Indenture will be bound by the Proposed Amendments even if that holder did not consent to such Proposed Amendments. These Proposed Amendments will permit Skyworks and/or Qorvo to take certain actions previously prohibited that could increase the credit risk with respect to Qorvo, and might adversely affect the liquidity, market price and price volatility of such Qorvo Notes or otherwise be adverse to the interests of the holders of such Qorvo Notes. See “The Proposed Amendments.”
In addition, in connection with the Mergers, we intend to terminate the commitments and payoff any amounts outstanding under Qorvo’s existing credit facility. In such event, the guarantors of that credit facility would be released from their obligations thereunder and, in certain circumstances, in connection therewith, as a result, would also be released from their guarantees of the Qorvo Notes.
You may not revoke your consent to the Proposed Amendments at or after the applicable Consent Revocation Deadline.
Consents to the Proposed Amendments to the applicable Qorvo Indentures may be revoked at any time prior to the applicable Consent Revocation Deadline, but may not be revoked after such Consent Revocation Deadline. Consents may be revoked only by validly withdrawing the associated tendered Qorvo Notes. A valid withdrawal of tendered Qorvo Notes prior to such Consent Revocation Deadline will also constitute the revocation of the consent to the Proposed Amendments to the applicable Qorvo Indenture and the Qorvo Notes issued thereunder. Tendered Qorvo Notes may be withdrawn at any time before the applicable Expiration Date; provided that, if we have not yet accepted Qorvo Notes for exchange, tenders of Qorvo Notes may also be validly withdrawn at any time after 12:00 Midnight, New York City time, on August 17, 2026, the 60th day following the commencement of the Exchange Offers, pursuant to Section 14(d)(5) of the Exchange Act (as applicable to the Exchange Offers by way of Rule 162(a)(2) under the Exchange Act). However, a valid withdrawal of the tendered Qorvo Notes at or after the applicable Consent Revocation Deadline will not be deemed a revocation of the consents and such consents will continue to be deemed delivered.
The liquidity of the Qorvo Notes that are not exchanged will be reduced.
The trading market for unexchanged Qorvo Notes could become more limited and could cease to exist due to the reduction in the aggregate principal amount of the applicable series of Qorvo Notes held by holders other than Skyworks upon consummation of the applicable Exchange Offer, and Skyworks does not intend to resell or reoffer the tendered Qorvo Notes. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged Qorvo Notes exists or develops, those securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged Qorvo Notes will exist, develop or be maintained or as to the prices at which the unexchanged Qorvo Notes may be traded.
The Exchange Offers and Consent Solicitations may be cancelled or delayed.
Although the closing of the Mergers is not conditioned upon the results of the Exchange Offers and Consent Solicitations, the consummation of each Exchange Offer and Consent Solicitation is subject to, and conditional upon, among other things, the satisfaction of the Minimum Participation Condition with respect to the applicable series of Qorvo Notes (such condition being subject to waiver by Skyworks solely in its own discretion). The Proposed Amendments with respect to each series of Qorvo Notes require the consent of the holders of at least a majority in aggregate principal amount of the Qorvo Notes of such series outstanding under the applicable Qorvo Indenture. The Exchange Offers and Consent Solicitations are also subject to the conditions that the Mergers shall be consummated and that nothing has occurred or may occur that would or might, be expected to prohibit, prevent, restrict or delay the Exchange Offers and Consent Solicitations or, in the reasonable judgment of Skyworks, impair Skyworks from realizing the anticipated benefits of the Exchange Offers and Consent Solicitations. In addition, either Skyworks or Qorvo may terminate the Merger Agreement under certain circumstances, including if the Mergers are not completed by the Outside Date determined pursuant to the Merger Agreement. There can be no assurance that the Mergers will be consummated. Even if the Exchange Offers and Consent Solicitations are completed, the Exchange Offers and Consent Solicitations may not be completed on the schedule described in this Prospectus/Offers to Exchange.
Skyworks cannot assure holders of the Qorvo Notes that existing rating agency ratings for the Qorvo Notes will be maintained, or that rating agencies will continue to rate the Qorvo Notes.
We cannot assure holders of the Qorvo Notes that as a result of the Exchange Offers and Consent Solicitations or otherwise, one or more rating agencies would not take action to downgrade or negatively comment upon their respective ratings on the Qorvo Notes. Any downgrade or negative comment may adversely affect the market price of the Qorvo Notes. In addition, it is expected that certain rating agencies will no longer continue to provide ratings for the Qorvo Notes after completion of the Exchange Offers, especially if the remaining aggregate principal amount of Qorvo Notes outstanding is deemed to be an inconsequential amount. Any such withdrawal of credit ratings on the unexchanged Qorvo Notes could further adversely affect the market price of such unexchanged Qorvo Notes.
The consideration to be received in the Exchange Offers does not reflect any valuation of the Qorvo Notes or the Skyworks Notes and is subject to market volatility.
Skyworks has not made a determination that the consideration to be received in the Exchange Offers represents a fair valuation of either the Qorvo Notes or the Skyworks Notes. Skyworks has not obtained a fairness opinion from any financial advisor about the fairness to Skyworks, or to you, of the consideration to be received by holders who tender their Qorvo Notes.
None of Skyworks, Qorvo, the Dealer Manager, the Qorvo Trustee, the Skyworks Trustee, the Exchange Agent, or the Information Agent, or any affiliate of any of them, makes any recommendation as to whether holders of the Qorvo Notes should exchange their Qorvo Notes for Skyworks Notes and cash in response to the Exchange Offers and Consent Solicitations.
Late deliveries of Qorvo Notes or any other failure to comply with the terms and conditions of the Exchange Offers and Consent Solicitations could prevent a holder from exchanging its Qorvo Notes. Moreover, if you tender your Qorvo Notes after the applicable Early Participation Date but at or prior to the applicable Expiration Date, and your Qorvo Notes are accepted for exchange, you will receive only the applicable Exchange Consideration, unless you submit a corresponding Early Participation VOI Number in accordance with the procedures in this Prospectus/Offers to Exchange.
Holders of Qorvo Notes are responsible for complying with all the procedures of the Exchange Offers and Consent Solicitations. The issuance of the applicable series of Skyworks Notes in exchange for the corresponding series of Qorvo Notes will only occur upon proper completion of the procedures described in this Prospectus/Offers to Exchange under “Description of the Exchange Offers and Consent Solicitations.” Therefore, holders of Qorvo Notes who wish to exchange them for Skyworks Notes should allow sufficient time for timely completion of the exchange procedures. Additionally, holders who validly tender Qorvo Notes after the applicable Early Participation Date but at or prior to the applicable Expiration Date without a corresponding Early Participation VOI Number eligible for the applicable Early Participation Premium as described herein will only receive the applicable Exchange Consideration if such Qorvo Notes are accepted for exchange. A holder, however, who acquires Qorvo Notes after the applicable Early Participation Date with a corresponding Early Participation VOI Number and validly tenders and does not validly withdraw such Qorvo Notes at or prior to the applicable Expiration Date, along with the corresponding Early Participation VOI Number, is also eligible to receive the applicable Early Participation Premium with respect to such tendered Qorvo Notes in addition to the applicable Exchange Consideration. If any such holder wishes to withdraw Qorvo Notes from the tender that are evidenced by an Early Participation VOI Number, as described above, after such Early Participation Date and subsequently re-tenders or transfers such Qorvo notes, it will need to contact its broker or custodian to obtain such Early Participation VOI Number to be eligible to receive or transfer the right to receive the applicable Early Participation Premium with respect to the aggregate principal amount of applicable series of Qorvo Notes evidenced by such Early Participation VOI Number. A holder who acquires Qorvo Notes after the applicable Early Participation Date is solely responsible for acquiring the related Early Participation VOI Number. To the extent a holder validly tenders or re-tenders Qorvo Notes with an Early Participation VOI Number at or prior to the applicable Expiration Date and the Early Participation VOI Number submitted with such tender corresponds to an aggregate principal amount of Qorvo Notes that does not match the aggregate principal amount of the applicable series of Qorvo Notes validly tendered, the tender may be rejected or the consideration received may be modified, see “Description of the Exchange Offers and Consent Solicitations — Procedures for Re-Tendering and VOI Numbers” for more information. Neither Skyworks nor the Exchange Agent is obligated to extend any or all of the Exchange Offers and Consent Solicitations or notify you of any failure to follow the proper procedures.
Skyworks may repurchase any Qorvo Notes that are not tendered in the applicable Exchange Offer on terms that are more or less favorable to the remaining holders of the Qorvo Notes than the terms of the applicable Exchange Offer.
Skyworks or its affiliates may, to the extent permitted by applicable law, after the applicable Expiration Date of the applicable Exchange Offer, acquire Qorvo Notes that are not tendered and accepted in the Exchange Offers and Consent Solicitations through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as Skyworks may determine, which with respect to any series of Qorvo Notes may be more or less favorable (including different consideration) to holders than the terms of the Exchange Offers. There can be no assurance as to which, if any, of these alternatives or combinations thereof Skyworks or its affiliates may choose to pursue in the future.
Holders of Qorvo Notes that do not participate in the applicable Exchange Offer may be deemed to have exchanged their Qorvo Notes for “new” Qorvo Notes for U.S. federal income tax purposes and may have adverse tax consequences as a result of such deemed exchange and the ownership of “new” Qorvo Notes.
Assuming the Proposed Amendments are adopted, the U.S. federal income tax treatment of holders who do not tender their Qorvo Notes pursuant to the Exchange Offers and Consent Solicitations will depend upon whether the adoption of the Proposed Amendments results in a deemed exchange of such Qorvo Notes for U.S. federal income tax purposes to such non-tendering holders. In general, the modification of a debt instrument will result in a deemed exchange (upon which gain or loss may be realized) of an “old” debt instrument for a “new” debt instrument if such modification is “significant” within the meaning of applicable Treasury Regulations. Although Skyworks and Qorvo intend to treat the adoption of the Proposed Amendments as not constituting a significant modification to the terms of the Qorvo Notes with respect to non-tendering holders, there can be no assurance that the U.S. Internal Revenue Service (the “IRS”) will not successfully challenge Skyworks’ and Qorvo’s position. See “U.S. Federal Income Tax Considerations — Treatment of Holders of Qorvo Notes That Do Not Exchange Their Qorvo Notes for Skyworks Notes.” Holders of Qorvo Notes that do not participate in the applicable Exchange Offer should consult their own tax advisors regarding the U.S. federal income tax consequences of the Exchange Offers and Consent Solicitations.
Risks Related to the Skyworks Notes
The Skyworks Notes will be unsecured and rank behind any future secured creditors, to the extent of the value of the collateral securing their claims, and the creditors of our subsidiaries; if a default occurs, we may not have sufficient funds to fulfill our obligations under the Skyworks Notes.
The Skyworks Notes are unsecured obligations of Skyworks, ranking equally with other senior unsecured debt of Skyworks but effectively junior to any senior secured debt of Skyworks, to the extent of the value of the collateral securing such debt, and structurally subordinated to the debt and other liabilities of our subsidiaries. The indenture governing the Skyworks Notes will not limit the amount of debt securities or any other debt (whether secured or unsecured or whether senior or subordinated) which we or our subsidiaries may incur, provided that, subject to significant exceptions, we may not subject certain of our property or assets to any lien (other than specified permitted liens) unless the Skyworks Notes and other debt securities that may be issued under the indenture are secured equally and ratably with or prior to that other secured indebtedness. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the Skyworks Notes only after all debt secured by those assets has been repaid in full. Holders of the Skyworks Notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. Further, you will not have any claim as a creditor against our subsidiaries, and all existing and future indebtedness and other liabilities, including trade payables and preferred stock, whether secured or unsecured, of those subsidiaries will be structurally senior to the Skyworks Notes.
If Skyworks incurs any additional obligations that rank equally with the Skyworks Notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the Skyworks Notes in any proceeds distributed upon the insolvency, liquidation, reorganization, dissolution or other winding up of Skyworks. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the Skyworks Notes then outstanding would remain unpaid.
The indenture will not limit the amount of debt we or our subsidiaries may incur or restrict our ability to engage in other transactions that may adversely affect holders of the Skyworks Notes.
The indenture under which the Skyworks Notes will be issued will not limit the amount of any additional debt that we or our subsidiaries may incur. Additionally, the indenture will not contain any financial covenants or other provisions that would afford the holders of the Skyworks Notes any substantial protection in the event we participate in a highly leveraged transaction. In addition, the indenture will not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.
The Skyworks Notes will not be guaranteed by, or otherwise the obligations of, our subsidiaries.
The Skyworks Notes are obligations of Skyworks and will not be guaranteed by any of our subsidiaries. Our ability to service our debt, including the Skyworks Notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the Skyworks Notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Skyworks Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.
Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Skyworks Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or unfavorable to us. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time and we may not be able to refinance any of our indebtedness or incur new indebtedness on commercially reasonable terms to us or at all.
We may be unable to repurchase the Skyworks Notes if we experience a change of control and a related downgrade in the credit rating of the Skyworks Notes.
Under certain circumstances, we will be required, under the terms of the Skyworks Notes, to offer to purchase all of the outstanding Skyworks Notes of a series at 101% of their principal amount if we experience a change of control and a related downgrade in the credit rating of such series of Skyworks Notes. Our failure to repay holders tendering notes upon a change of control and related downgrade will result in an event of default under such series of Skyworks Notes. If a change of control and a related downgrade were to occur, we cannot assure you that we would have sufficient funds to purchase the applicable Skyworks Notes, or any other securities that we would be required to offer to purchase, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. We may require additional financing from third parties to fund any such purchases, but we cannot assure you that we would be able to obtain such financing.
The change of control provision may not protect you in the event we complete a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control repurchase event. Such a transaction may not involve a change of the magnitude required under the definition of change of control or may not result in a ratings downgrade to trigger our obligation to repurchase the applicable Skyworks Notes. Except as described under “Description of the Skyworks Notes — Purchase of notes upon a change of control repurchase event,” the Skyworks Notes do not contain provisions that permit the holders of the Skyworks Notes to require us to repurchase or redeem such Skyworks Notes in the event of a takeover, recapitalization or similar transaction.
You may not be able to sell your Skyworks Notes if a public market for the Skyworks Notes does not develop and the market prices of the Skyworks Notes may be volatile.
The Skyworks Notes are new issues of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market in the Skyworks Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Accordingly, there can be no assurance that a trading market for the Skyworks Notes will develop or be maintained. If the Skyworks Notes are traded, they may trade at a discount from their offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes at their fair market value or at all.
Future trading prices of the Skyworks Notes will depend on many factors, including but not limited to prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Skyworks Notes and the market for similar securities.
The terms of the indenture and the Skyworks Notes will provide only limited protection against significant events that could adversely impact your investment in the Skyworks Notes.
As described under “Description of the Skyworks Notes — Purchase of Skyworks Notes Upon a Change of Control Repurchase Event,” upon the occurrence of a change of control repurchase event, holders are entitled to require us to repurchase their applicable series of Skyworks Notes. However, the definition of the term “change of control repurchase event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of the Skyworks Notes. As such, if we were to enter into a significant corporate transaction that would negatively impact the value of the Skyworks Notes, but which would not constitute a change of control repurchase event, you would not have any rights to require us to repurchase the Skyworks Notes prior to their maturity.
Furthermore, the indenture for the Skyworks Notes will not:
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require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

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limit our ability to incur indebtedness or other obligations that are equal in right of payment to the Skyworks Notes or prohibit us from incurring secured debt to which the Skyworks Notes would be effectively subordinated and that could affect our credit ratings;

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restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the Skyworks Notes with respect to the assets of our subsidiaries;

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restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

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restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the Skyworks Notes.

As a result of the foregoing, when evaluating the terms of the Skyworks Notes, you should be aware that the terms of the indenture and the Skyworks Notes will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Skyworks Notes.
An increase in market interest rates could result in a decrease in the value of the Skyworks Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Skyworks Notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Redemption may adversely affect your return on the Skyworks Notes.
We may redeem the Skyworks 2029 Notes and the Skyworks 2031 Notes, in whole or in part, at any time prior to maturity. See “Description of the Skyworks Notes — Optional redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Skyworks Notes being redeemed.
Changes in our credit ratings may adversely affect your investment in the Skyworks Notes and may not reflect all risks of an investment in the Skyworks Notes.
The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Skyworks Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Skyworks Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. Other rating agencies with whom we have not engaged may publish their own ratings of us. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgments, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the Skyworks Notes and increase our borrowing costs.
Risks Related to Qorvo’s Business and Industry
Qorvo’s operating results fluctuate on a quarterly and annual basis.
Qorvo’s revenue, earnings, margins and other operating results have fluctuated significantly in the past and may fluctuate significantly in the future. Historically, worldwide semiconductor industry sales have tracked the impacts of financial crises, subsequent recoveries and persistent economic uncertainty. Global economic slowdowns could potentially result in certain economies dipping into economic recessions, including the United States. If demand for Qorvo’s products fluctuates as a result of economic conditions or for other reasons, Qorvo’s revenue and profitability could be impacted. Qorvo’s future operating results will depend on many factors, including the following:
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business and macroeconomic changes, including trade restrictions and tariffs, foreign governments subsidizing local suppliers, recession or slowing growth in the semiconductor industry and the overall global economy;

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political and/or civil unrest, acts of war or other military actions, including any resulting sanctions or other restrictive actions;

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inflationary pressures, which vary across jurisdictions in which Qorvo does business, resulting in increased costs or reduced demand for its products due to increased prices of those products;

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changes in consumer confidence caused by many factors, including changes in interest rates, credit markets, unemployment levels, energy or other commodity prices as well as changes in existing and expected rates of inflation;

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fluctuations in demand for Qorvo’s customers’ products;

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Qorvo’s ability to forecast its customers’ demand for its products accurately;

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the ability of third-party foundries and other third-party suppliers to manufacture, assemble and test Qorvo’s products and otherwise deliver on their commitments to us in a timely and cost-effective manner;

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ability of Qorvo’s customers and distributors to manage the inventory that they hold and to accurately forecast their demand for its products;

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delays in the widespread deployment and commercialization of new technologies;

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Qorvo’s ability to achieve cost savings and improve yields and margins on its new and existing products;

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Qorvo’s ability to successfully integrate into its business and realize the expected benefits of acquisitions and strategic investments;

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Qorvo’s ability to disaggregate and divest elements of its business and realize the expected benefits of doing so; and

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Qorvo’s ability to align production capacity to customer demand, which may lead to underutilization of its capacity in periods of lower demand or the lack of capacity in periods of excess demand.

Qorvo’s operating results have been, and its future operating results could be adversely affected by one or more of the factors set forth above or other similar factors.
Qorvo’s operating results are substantially dependent on developing new products and achieving design wins while its customers’ requirements can change rapidly and product life cycles can be short.
Qorvo’s largest markets are characterized by the frequent introduction of new products in response to evolving product requirements. Qorvo’s largest customers typically refresh some or all of their product portfolios by releasing new models each year. In some cases, product designs Qorvo pursues represent either opportunities to substantially increase its revenue by winning a new design or a risk of a substantial decrease in revenue by losing a product on which Qorvo is the incumbent.
Qorvo’s success depends on its ability to develop and introduce new products in a timely and cost-effective manner and secure production orders from its customers. The development of new products is a highly complex process, and Qorvo has experienced delays in completing the development and introduction of new products at times. Qorvo’s successful product development depends on a number of factors, including the following:
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Qorvo’s ability to predict market requirements and define and design new products that address those requirements;

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Qorvo’s ability to design products that meet its customers’ cost, size, quality and performance requirements;

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Qorvo’s ability to introduce new products that are competitive and can be manufactured at lower costs or that command higher prices based on superior performance;

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acceptance of Qorvo’s new product designs;

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the availability of qualified product design engineers;

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Qorvo’s timely completion of product designs and ramp up of new products according to its customers’ needs with acceptable manufacturing yields; and

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market acceptance of Qorvo’s customers’ products and the duration of the life cycle of such products.

Qorvo may not be able to design and introduce new products in a timely or cost-efficient manner, and its new products may fail to meet market or customer requirements. Most major product design opportunities that Qorvo pursues involve multiple competitors, and Qorvo could lose a new product design opportunity to a competitor that offers a lower cost or equal or superior performance. If Qorvo is unsuccessful in achieving design wins, its revenue and operating results will be adversely affected. Even when a design win is achieved, Qorvo’s success is not assured. Design wins may require significant expenditures by Qorvo before realizing revenue six to nine months or more later. Many customers seek a second source for all major components in their devices, which can significantly reduce the revenue obtained from a design win. In many cases, the average selling prices of Qorvo’s products decline over the products’ lives, and it must achieve yield improvements, cost reductions and other productivity enhancements in order to maintain profitability. The actual value of a design win to Qorvo will ultimately depend on the commercial success of its customers’ products.
Qorvo depends on several large customers for a substantial portion of its revenue and the loss of a large customer or loss of share at one or more of these customers could have a material adverse effect on Qorvo’s business, financial condition and results of operations.
A substantial portion of Qorvo’s revenue comes from several large customers. Qorvo’s future operating results will be affected by both the success of its largest customers and its success in diversifying Qorvo’s products and customer base. Collectively, Qorvo’s two largest end customers accounted for an aggregate of approximately 59%, 57% and 58% of its revenue for fiscal years 2026, 2025 and 2024, respectively. If demand for their products increases, they may increase the purchases of Qorvo’s products and its results may be favorably impacted, while if demand for their products decreases, they may reduce their purchases or stop purchasing Qorvo’s products and its operating results will suffer. Even if Qorvo achieves a design win, Qorvo’s customers can delay or cancel the release of a new device for any reason. Most of Qorvo’s customers can cease incorporating Qorvo’s products into their devices with little notice to it and with little or no penalty. The loss of a large customer or loss of share at a large customer, failure to add new customers to replace lost revenue, a shift in consumer demand to refurbished or secondhand devices, or a decline in consumers’ rates of replacement of smartphones or other devices, could have a material adverse effect on Qorvo’s business, financial condition and results of operations.
Qorvo faces risks of a loss of revenue if contracts with the U.S. government or defense and aerospace contractors are canceled or delayed or if defense spending is reduced.
Qorvo receives a portion of its revenue from the U.S. government and from prime contractors on U.S. government-sponsored programs, principally for defense and aerospace applications. These programs are subject to delays or cancellation. Further, spending on defense and aerospace programs can vary significantly depending on funding from the U.S. government. Qorvo believes its government and defense and aerospace business has been negatively affected in the past by external factors such as sequestration and political pressure to reduce federal defense spending. Reductions in defense and aerospace funding or the loss of a significant defense and aerospace program or contract could have a material adverse effect on Qorvo’s operating results.
Qorvo depends heavily on third parties.
Qorvo purchases numerous component parts, substrates and silicon-based products from external suppliers. Qorvo also utilizes third parties for numerous services, including die processing, wafer bumping, assembly, test and tape and reel. Qorvo’s recent efforts to consolidate its manufacturing footprint, including the divestitures of assembly and test operations in both China and Costa Rica, as well as the sale of Qorvo’s North Carolina fabrication facility, have increased its reliance on third parties.
The use of external suppliers involves a number of risks, including the possibility of material disruptions in the supply of key components and the lack of control over delivery schedules, capacity constraints, manufacturing yields, product quality and cost increases. Furthermore, supply chain disruptions and labor market constraints have created heightened risk that external suppliers may be unable to meet their obligations to Qorvo. If Qorvo experiences any significant difficulty in obtaining the materials or services used in the conduct of Qorvo’s business, these supply challenges may result in loss of share at its customers or limit its ability to fully satisfy customer demand.

As the semiconductor industry may experience supply constraints for certain items, from time to time, Qorvo enters into certain supply agreements to address short-term and long-term supply requirements. However, Qorvo may not be able to secure supply agreements to support customer demand. If Qorvo is unable to secure supply agreements or even with supply agreements, it is still subject to risks that a supplier will prioritize other customers’ capacity demands or be unable to meet its supply commitments, achieve anticipated manufacturing yields, produce wafers or other components on a timely basis, or provide additional capacity beyond its commitments sufficient to meet Qorvo’s supply needs. If so, Qorvo may experience delays in product launches or supply shortages for certain products, which could cause an unanticipated decline in Qorvo’s sales and damage its existing customer relationships and its ability to establish new customer relationships. In addition, if a supplier experiences financial difficulties or goes into bankruptcy, it could be difficult or impossible, or may require substantial time and expense, for Qorvo to recover any or all of its fees and deposits made as part of any supply agreement.
Although Qorvo’s key suppliers commit to it to be compliant with applicable ISO 9001 and/or IATF 16949 quality standards, Qorvo has experienced quality and reliability issues with suppliers in the past. Quality or reliability issues in Qorvo’s supply chain could negatively affect its products, reputation and results of operations.
Qorvo faces risks related to sales through distributors.
Qorvo sells a significant portion of its products through third-party distributors. Qorvo depends on these distributors to help it create end customer demand, provide technical support and other value-added services to customers, fill customer orders and stock Qorvo’s products. Qorvo may rely on one or more key distributors for a product, and a material change in its relationship with one or more of these distributors or their failure to perform as expected could reduce Qorvo’s revenue. Qorvo’s ability to add or replace distributors for some of its products may be limited because its end customers may be hesitant to accept the addition or replacement of a distributor due to advantages in the incumbent distributors’ technical support and favorable business terms related to payments, discounts and stocking of acceptable inventory levels. Using third parties for distribution exposes Qorvo to many risks, including competitive pressure, concentration, credit risk and compliance risks. Other third parties may use one of Qorvo’s distributors to sell products that compete with its products, and Qorvo may need to incentivize the distributors to focus on the sale of Qorvo’s products. Qorvo’s distributors may face financial difficulties, including bankruptcy, which could harm its collection of accounts receivable and financial results. Violations of the Foreign Corrupt Practices Act of 1977, as amended, or similar laws by Qorvo’s distributors or other third-party intermediaries could have a material impact on Qorvo’s business. Failure to manage risks related to Qorvo’s use of distributors may reduce sales, increase expenses and weaken Qorvo’s competitive position.
Qorvo faces risks associated with the operation of Qorvo’s manufacturing facilities.
Qorvo operates wafer fabrication facilities in Oregon and Texas. Qorvo uses several international and domestic assembly suppliers, as well as internal assembly facilities in Germany and the United States, to assemble and test Qorvo’s products. Qorvo currently has its own test and tape and reel facilities located in the United States, and Qorvo also utilizes contract suppliers and partners in Asia. During fiscal 2026, Qorvo completed the sale of its North Carolina fabrication facility and is operating under a short-term supply agreement with the buyer until Qorvo completes the transfer of SAW filter production to its Texas facility.
A number of factors related to Qorvo’s facilities will affect Qorvo’s business and financial results, including the following:
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Qorvo’s ability to adjust production capacity in a timely fashion, including the migration of production amongst its various factories, in response to changes in demand for its products;

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the significant fixed costs of operating the facilities;

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factory utilization rates;

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Qorvo’s ability to qualify its facilities for new products and new technologies in a timely manner;

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the availability of raw materials, the impact of the volatility of commodity pricing and tariffs imposed on raw materials, including substrates, gold, platinum and high-purity source materials such as gallium, aluminum, arsenic, indium, silicon, phosphorous and palladium;

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Qorvo’s manufacturing cycle times;

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Qorvo’s manufacturing yields;

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the political, regulatory and economic risks associated with Qorvo’s international manufacturing operations;

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potential violations by Qorvo’s employees or third-party agents of international or U.S. laws relevant to foreign operations;

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Qorvo’s ability to hire, train and manage qualified production personnel;

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Qorvo’s compliance with applicable environmental and other laws and regulations, as well as its ability to satisfy its customers’ environmental initiatives for their supply chains; and

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Qorvo’s ability to avoid prolonged periods of down-time in its facilities for any reason.

Business disruptions could harm Qorvo’s business, lead to a decline in revenue and increase Qorvo’s costs.
Qorvo’s worldwide operations and business could be, and in some cases have been, disrupted by natural disasters, industrial accidents, cybersecurity incidents, telecommunications failures, power or water shortages, extreme weather conditions, public health issues (including pandemics), terrorist attacks, political and/or civil unrest, acts of war or other military actions, political or regulatory issues and other man-made disasters or catastrophic events. Global climate change could result in certain natural disasters, such as drought, wildfires, storms and flooding, occurring more frequently or with greater intensity. Qorvo carries commercial property damage and business interruption insurance against various risks, with limits it deems adequate, for reimbursement for damage to Qorvo’s fixed assets and resulting disruption of Qorvo’s operations. However, the occurrence of any of these business disruptions could harm Qorvo’s business and result in significant losses, a decline in revenue and an increase in Qorvo’s costs and expenses. Any disruptions from these events could require substantial expenditures and recovery time to fully resume operations and could also have a material adverse effect on Qorvo’s operations and financial results to the extent that losses are uninsured or exceed insurance recoveries, and to the extent that such disruptions adversely impact Qorvo’s relationships with its customers. Furthermore, even if Qorvo’s own operations are unaffected or recover quickly, if its customers or suppliers cannot timely resume their own operations due to a business disruption, natural disaster or catastrophic event, customers may reduce or cancel their orders and suppliers may delay manufacturing and delivery of Qorvo’s products, which may adversely affect its results of operations.
If Qorvo experiences poor manufacturing yields, Qorvo’s operating results may suffer.
Qorvo’s products have unique designs and are fabricated using multiple process technologies that are highly complex. In many cases, Qorvo’s products are assembled in customized packages. Many of Qorvo’s products consist of multiple components in a single module and feature enhanced levels of integration and complexity. Qorvo’s customers insist that its products be designed to meet their exact specifications for quality, performance and reliability. Qorvo’s manufacturing yield is a combination of yields across the entire supply chain, including wafer fabrication, assembly and test yields. Defects in a single component in an assembled module product can impact the yield for the entire module, which means the adverse economic impacts of an individual defect can be multiplied many times over if Qorvo fails to discover the defect before the module is assembled. Due to the complexity of Qorvo’s products, it periodically experiences difficulties in achieving acceptable yields and other quality issues, particularly with respect to new products. Furthermore, as Qorvo’s customers test its products once assembled into their products, Qorvo may be exposed to additional quality issues and costs.
The number of usable products that result from Qorvo’s production process can fluctuate as a result of many factors, including:
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design errors;

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defects in photomasks (which are used to print circuits on a wafer);

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minute impurities and variations in materials used;

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contamination of the manufacturing environment;

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equipment failure or variations in manufacturing processes;

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losses arising from human error; and

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defects in substrates and packaging.

Qorvo constantly seeks to improve its manufacturing yields. Typically, for a given level of sales, when Qorvo’s yields improve its gross margins improve, and when Qorvo’s yields decrease, its unit costs are higher, its margins are lower and its operating results are adversely affected. Costs of product defects and deviations from required specifications can include the following:
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writing off inventory;

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scrapping products that cannot be reworked;

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accepting returns of products that have been shipped;

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providing product replacements at no charge;

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reimbursement of direct and indirect costs incurred by Qorvo’s customers in recalling or reworking their products due to defects in its products;

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travel and personnel costs to investigate potential product quality issues and to identify or confirm the failure mechanism or root cause of product defects; and

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defending against litigation.

These costs could be significant and could impact Qorvo’s results of operations. Qorvo’s reputation with customers also could be damaged as a result of product defects and quality issues, and product demand could be reduced, which could harm Qorvo’s business and financial results.
Qorvo is subject to inventory risks and costs because Qorvo purchases materials and builds its products based on forecasts provided by customers before receiving purchase orders for the products.
In order to ensure availability of Qorvo’s products for some of its largest end customers, Qorvo purchases materials and starts manufacturing certain products in advance of receiving purchase orders based on forecasts provided by these customers. These forecasts, however, do not represent binding purchase commitments and Qorvo does not recognize sales for these products until they are shipped to, or consumed by, the customer. As a result, Qorvo incurs significant inventory and manufacturing costs in advance of anticipated sales. In addition, a divestment of individual manufacturing locations or the transfer of a production line from one internal facility to another internal or third-party facility may lead to supply chain disruptions while qualifying a new manufacturing site. In anticipation of such disruptions, Qorvo may establish buffer inventory to accommodate its customers’ anticipated demand, which may not materialize. Because demand for Qorvo’s products may not materialize, or may be lower than expected, purchasing materials and manufacturing based on forecasts subjects Qorvo to heightened risks of higher inventory carrying costs, increased obsolescence, and higher operating costs. These inventory risks are exacerbated when Qorvo’s customers purchase indirectly through contract manufacturers or hold component inventory levels greater than their consumption rate because this reduces its visibility regarding the customers’ accumulated levels of inventory.
From time to time, Qorvo enters into capacity reservation agreements with certain suppliers which require minimum purchase commitments. If the purchase commitments exceed Qorvo’s forecasted demand, Qorvo may incur charges based on actual or estimated purchase shortfalls. Future circumstances may warrant Qorvo to enter into similar agreements, and to the extent management’s estimates of anticipated future demand are incorrect, Qorvo may incur charges which would have a negative impact on its gross margin and other operating results.
Qorvo sells certain of its products based on reference designs of chipset suppliers, and Qorvo’s inability to effectively manage or maintain its relationships with these companies may have an adverse effect on Qorvo’s business.
Chipset suppliers are typically large companies that provide system reference designs for original equipment manufacturers (“OEMs”) and original design manufacturers (“ODMs”) that include the chipset supplier’s baseband and other complementary products. A chipset supplier may own or control intellectual property (“IP”) that gives it a strong market position for its baseband products for certain air interface standards, which provides it with significant influence and control over sales of radio frequency (“RF”) products for these standards. Chipset suppliers historically relied on Qorvo and its competitors to provide RF products to their customers as part of the overall system design, and Qorvo competed with other RF companies to have its products included in the chipset supplier’s system reference design. This market dynamic has evolved as chipset suppliers have worked to develop more fully integrated solutions that include their own RF technologies and components.
Chipset suppliers may be in a different business from Qorvo’s or Qorvo may be their customer or direct competitor. Accordingly, Qorvo must balance its interest in obtaining new business with competitive and other factors. Because chipset suppliers control the overall system reference design, if they offer competitive RF technologies or their own RF solutions as a part of their reference design and exclude Qorvo’s products from the design, it is at a distinct competitive disadvantage with OEMs and ODMs that are seeking a turn-key design solution, even if Qorvo’s products offer superior performance. This requires Qorvo to work more closely with OEMs and ODMs to secure the design of Qorvo’s products in their handsets and other devices, however, there can be no assurance that Qorvo will be successful in securing the design of its products in OEM and ODM devices.
Qorvo’s relationships with chipset suppliers are complex, and the inability to effectively manage or maintain these relationships could have an adverse effect on Qorvo’s business, financial condition and results of operations.
Qorvo operates in a very competitive industry and must continue to innovate.
Qorvo competes with companies primarily engaged in the business of designing, manufacturing and selling RF solutions, as well as suppliers of discrete integrated circuits (“ICs”) and modules. In addition to Qorvo’s direct competitors, some of Qorvo’s largest end customers and leading platform partners also compete with Qorvo to some extent by designing and manufacturing their own products. Increased competition from any source could adversely affect Qorvo’s operating results through lower prices for its products, reduced demand for its products, losses of existing design slots with key customers and a corresponding reduction in Qorvo’s ability to recover development, engineering and manufacturing costs. For example, due to lower profitability from increased competition, Qorvo’s decision in fiscal 2025 to reduce its exposure in the mass-market Android business to focus on more profitable revenue streams has impacted, and Qorvo expects will continue to impact, its revenue.
Many of Qorvo’s existing and potential competitors have entrenched market positions, historical affiliations with OEMs, considerable internal manufacturing capacity, established IP rights and substantial technological capabilities. In addition, the increasing use of machine learning and artificial intelligence (“AI”) to meet evolving industry requirements comes with inherent risks, including timely adoption and incorporation of these technologies into Qorvo’s business strategy to stay competitive. Qorvo’s competitors or other third parties may incorporate AI into their products more quickly or more successfully than Qorvo, which could impair its ability to compete effectively. The semiconductor industry has experienced increased industry consolidation over the last several years, a trend Qorvo expects to continue. Many of Qorvo’s existing and potential competitors may have greater financial, technical, manufacturing or marketing resources than Qorvo does. Qorvo cannot be sure that it will be able to compete successfully with its competitors.
Fluctuating demand could cause Qorvo to underutilize its manufacturing facilities and have a material adverse effect on Qorvo’s financial performance.
It is difficult to predict future demand for Qorvo’s products and to estimate future requirements for production capacity in order to avoid periods of overcapacity. Fluctuations in the growth rate of industry capacity relative to the growth rate in demand for Qorvo’s products also can lead to overcapacity and contribute to cyclicality in the semiconductor market.
Capacity expansion projects have long lead times and require capital commitments based on forecasted product trends and demand well in advance of production orders from customers. In recent years, Qorvo has made significant capital investments to expand Qorvo’s premium filter capacity to address forecasted future demand patterns. In certain cases, these capacity additions exceeded the near-term demand requirements, leading to overcapacity situations and underutilization of Qorvo’s manufacturing facilities.
As many of Qorvo’s manufacturing costs are fixed, these costs cannot be reduced in proportion to the reduced revenue experienced during periods of underutilization. Global macroeconomic conditions could create weakness in demand, which may result in elevated inventory levels at Qorvo’s customers, underutilization of its manufacturing facilities and higher inventory costs, which adversely affects its gross margin and other operating results. If demand for Qorvo’s products experiences a prolonged decrease, Qorvo may be required to close or idle facilities and write down its long-lived assets or shorten the useful lives of underutilized assets and accelerate depreciation, which would increase its expenses. To the extent management’s estimates of anticipated future demand or production capacity are incorrect, Qorvo’s manufacturing facilities may be underutilized, which could have a material adverse effect on Qorvo’s financial performance.
Unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates may adversely affect Qorvo’s financial condition, liquidity and results of operations.
Qorvo may utilize hedging strategies from time to time to mitigate the impact due to underlying exposures such as interest rates, precious metal prices, utility rates, or currency exchange rates. However, the impact from these underlying exposures cannot always be predicted or hedged, and there can be no assurance that Qorvo’s hedging strategies will be effective in minimizing risk.
Qorvo’s acquisitions and other strategic investments could fail to achieve Qorvo’s financial or strategic objectives, disrupt Qorvo’s ongoing business and adversely impact Qorvo’s results of operations.
As part of Qorvo’s business strategy, Qorvo expects to continue to review potential acquisitions and strategic investments. These opportunities can enhance Qorvo’s current product offerings, augment Qorvo’s market coverage or enhance Qorvo’s technical capabilities, or otherwise offer growth or margin improvement opportunities. In the event of future acquisitions of businesses, products or technologies, Qorvo could issue equity securities that would dilute its current stockholders’ ownership, incur substantial debt or other financial obligations or assume contingent liabilities. Such actions could harm Qorvo’s results of operations. Acquisitions and strategic investments also entail numerous other risks that could adversely affect Qorvo’s business, results of operations and financial condition, including:
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failure to complete a transaction in a timely manner, if at all, due to Qorvo’s inability to obtain required government or other approvals, IP disputes or other litigation, difficulty in obtaining financing on terms acceptable to Qorvo, or other unforeseen factors;

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controls, processes and procedures of an acquired business may not adequately ensure compliance with laws and regulations, and Qorvo may fail to identify compliance issues or liabilities;

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unanticipated costs, capital expenditures or working capital requirements;

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transaction-related charges and amortization of acquired technology and other intangibles;

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the potential loss of key employees from a company Qorvo acquires or in which Qorvo invests;

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diversion of management’s attention from Qorvo’s business;

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disruption of Qorvo’s ongoing operations;

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dis-synergies or other harm to existing business relationships with suppliers and customers;

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losses or impairment of investments from unsuccessful research and development (“R&D”) by companies in which Qorvo invests;

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impairment of acquired intangible assets, goodwill or other assets as a result of changing business conditions or technological advancements;

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slower than expected market adoption or attach rates for any of Qorvo’s new technologies; and

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unrealized expected synergies, resulting in a failure to achieve the economic benefits of a transaction.

A failure to achieve the expected benefits of an acquisition may adversely affect Qorvo’s operating results, and the carrying amount of certain assets, including goodwill and intangible assets, may not be recoverable. Qorvo has recorded, and may in the future be required to record significant charges in its consolidated financial statements during the period in which any impairments are determined, negatively affecting its financial position and results of operations.
Moreover, Qorvo’s resources are limited and its decision to pursue a transaction has opportunity costs; accordingly, if Qorvo pursues a particular transaction, it may need to forgo the prospect of entering into other transactions that could help Qorvo achieve its financial or strategic objectives. Any of these risks could have a material adverse effect on Qorvo’s business, results of operations, financial condition, or cash flows, particularly in the case of a large acquisition.
Qorvo may be unable to effectively execute restructuring initiatives, which could result in total costs that are greater than expected and cause Qorvo not to achieve the expected long-term operational benefits.
Qorvo has from time to time implemented restructuring initiatives in the past and may continue to implement initiatives in the future that are aimed at reducing operating costs, streamlining Qorvo’s manufacturing footprint, and exiting certain product lines and businesses to focus on opportunities that align with its long-term strategy and profitability objectives. Because restructuring activities may involve changes to many aspects of Qorvo’s business, including but not limited to the location of its production facilities and personnel and the potential exit from certain product lines and businesses, Qorvo’s ability to successfully implement restructuring actions depends on a number of factors that Qorvo may not be able to predict. Risks associated with these actions include unexpected transition costs, disruption of Qorvo’s existing operations and productivity, diversion of management’s attention, employee attrition beyond any planned changes in personnel and the inability to replace the loss of revenue associated with a divested business. In addition, European Works Councils and other governing bodies representing Qorvo’s foreign employees may require Qorvo to incur additional, unplanned compensation expenses associated with restructuring activities. The failure to successfully and timely realize the anticipated benefits of these restructuring actions could have a material adverse effect on Qorvo’s profitability, financial condition or results of operations. In addition, even if Qorvo fully executes and implements these actions, there may be other unforeseeable and unintended consequences that could materially adversely impact Qorvo’s profitability and business, including unintended employee attrition, harm to its competitive position or inability to effectively scale its business in response to shifting demand. To the extent that Qorvo does not achieve the profitability enhancement or other anticipated benefits of restructuring initiatives, Qorvo’s results of operations may be materially adversely affected.
Qorvo must attract, retain, and motivate key employees in order to compete, and its failure to do so could harm its business and results of operations.
Qorvo must hire and retain qualified employees, continue to develop leaders for key business units and functions, expand Qorvo’s presence in international locations, adapt to cultural norms of foreign locations and train and motivate its employee base in order to compete effectively. Labor is further subject to external factors that are beyond Qorvo’s control, including its industry’s highly competitive market for skilled workers and leaders, cost inflation and workforce participation rates. Qorvo’s future operating results and success depend on retaining and recruiting key R&D and technical personnel, as well as sales and marketing and administrative support. Qorvo does not have employment agreements with the vast majority of its employees. Qorvo must also continue to attract qualified personnel. The competition for qualified personnel is intense, and the number of people with experience, particularly in design engineering, software engineering, integrated circuit and filter design, and technical marketing and support, is limited. In addition, existing or new immigration laws, policies or regulations in the United States may limit the pool of available talent. Difficulties obtaining visas and other restrictions on international travel could make it more onerous to effectively manage Qorvo’s international operations, operate as a global company or service its international customer base. Changes in the interpretation and application of employment-related laws to Qorvo’s workforce practices may also result in increased operating costs and less flexibility in how Qorvo meets its changing workforce needs. Further, any transition from flexible work arrangements to more stringent on-site work requirements may result in higher employee attrition and make it more difficult for Qorvo to compete in the job market. Qorvo cannot be sure that it will be able to attract and retain skilled personnel in the future, which could harm its business and results of operations.
Qorvo is subject to warranty claims, product recalls and product liability.
From time to time, Qorvo may be subject to warranty or product liability claims that could lead to significant expense. Qorvo may also be exposed to such claims as a result of any acquisition it may undertake in the future. Although Qorvo maintains reserves for reasonably estimable liabilities and purchase product liability insurance, Qorvo may elect to self-insure with respect to certain matters, and Qorvo’s reserves may be inadequate to cover the uninsured portion of such claims.
Product liability insurance is subject to significant deductibles, and such insurance may be unavailable or inadequate to protect against all claims. If one of Qorvo’s customers recalls a product containing one of its devices, Qorvo may incur significant costs and expenses, including replacement costs, direct and indirect product recall-related costs, diversion of technical and other resources and reputational harm. Qorvo’s customer contracts typically contain warranty and indemnification provisions, and in certain cases may also contain liquidated damages provisions relating to product quality issues. The potential liabilities associated with such provisions are significant, and in some cases, including in agreements with some of Qorvo’s largest end customers, are potentially unlimited. Any such liabilities may greatly exceed any revenue Qorvo receive from sale of the relevant products. Costs, payments or damages incurred or paid by Qorvo in connection with warranty and product liability claims and product recalls could materially and adversely affect Qorvo’s financial condition and results of operations.
Changes in Qorvo’s effective tax rate may adversely impact its results of operations and cash flow.
Qorvo is subject to taxation in the United States and numerous foreign jurisdictions. Qorvo’s effective tax rate is subject to fluctuations and impacted by a number of factors, including the following:
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changes in Qorvo’s overall profitability and the amount of profit determined to be earned and taxed in jurisdictions with differing statutory tax rates;

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changes in Qorvo’s operating structure, strategy and investment decisions;

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the resolution of issues arising from tax audits with various tax authorities, including those described in Note 13 of the Notes to Consolidated Financial Statements;

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changes in the valuation of either Qorvo’s gross deferred tax assets or gross deferred tax liabilities;

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adjustments to income taxes upon finalization of various tax returns;

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changes in expenses not deductible for tax purposes;

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changes in available tax credits; and

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changes in tax laws, domestic and foreign, or the interpretation of such tax laws and changes in generally accepted accounting principles.

Any significant increase in Qorvo’s future effective tax rates could reduce net income and cash flow for future periods.
The enactment of international or domestic tax legislation, or changes in regulatory guidance, may adversely impact Qorvo’s results of operations and cash flow.
Qorvo is subject to taxation in the Unites States and numerous foreign jurisdictions worldwide. To the extent that tax laws and regulations in these various regions change, it could adversely impact Qorvo’s tax expense and liability.
Corporate tax reform, base-erosion efforts and increased tax transparency continue to be high priorities in many tax jurisdictions in which Qorvo has business operations. In August 2022, the U.S. enacted the Inflation Reduction Act (“IRA”), establishing a new book minimum tax of 15% on consolidated adjusted GAAP pre-tax earnings for corporations with average income in excess of $1 billion. In July 2025, the U.S. enacted the One Big Beautiful Bill Act (“OBBBA”), which permanently extends several tax provisions originally introduced under the 2017 Tax Cuts and Jobs Act and also repeals, modifies and introduces various other tax measures with varying effective dates. Certain OBBBA provisions became effective and were reflected in Qorvo’s fiscal 2026 results, while others will become effective in future periods. Due to the complex nature of these changes in U.S. tax law and their corresponding calculations and estimates, as well as the continued changes in legal interpretations and guidance issued under these laws, Qorvo’s final tax liability may differ from Qorvo’s initial income tax provisions.
In addition, other countries in which Qorvo operates have implemented legislation and other guidance to align their international tax rules with the Organization for Economic Co-operation and Development’s (the “OECD”) Base Erosion and Profit Shifting recommendations and action plan, which aim to standardize and modernize global corporate tax policy, including changes to cross-border taxation, transfer pricing documentation rules, nexus-based tax incentive practices, allocating greater taxing rights to countries where customers are located and establishing a minimum tax of 15% on global income (commonly referred to as the OECD’s global minimum tax regime or “Pillar Two”). Qorvo’s effective tax rate in fiscal 2026 was materially impacted by Pillar Two. In January 2026, the OECD released additional Pillar Two guidance introducing a “side-by-side” system. Upon adoption by local legislatures, this system becomes effective for years beginning on or after January 1, 2026 and will exclude U.S. headquartered companies and their subsidiaries from certain aspects of minimum taxation. However, to the extent enacted, the “side-by-side” system does not exempt Qorvo’s foreign subsidiaries from domestic minimum tax requirements. As more countries enact law or provide guidance related to these global minimum tax rules, Qorvo’s effective tax rate and cash tax payments could be impacted.
Future legislative changes, interpretations and guidance, and changes in prior tax rulings and decisions by tax authorities regarding treatments and positions of corporate income taxes resulting from these initiatives, could increase complexity and tax uncertainty, increase Qorvo’s effective tax rate and result in taxes Qorvo previously paid being subject to change, which may adversely impact its financial position and results of operations.
Changes in the favorable tax status of Qorvo’s non-U.S. subsidiaries would have an adverse impact on Qorvo’s operating results.
Some of Qorvo’s foreign subsidiaries operate under tax holiday arrangements and other preferential tax regimes that reduce its overall tax expense. These incentives are subject to various ongoing conditions and periodic governmental review. In their efforts to respond to budget deficits and evolving global tax regimes, governments around the world continue to review the design of, and policies on, tax holidays and similar incentives. Future changes in Qorvo’s tax holiday status could adversely impact its effective tax rate and net income in future periods.
The benefit of these tax incentive programs may also be reduced by the implementation of minimum tax regimes, including Pillar Two, which have been adopted in many countries in which Qorvo operates. In Singapore, certain top-up tax regimes became effective in fiscal 2026 and have had a dilutive effect on the financial benefits derived from Qorvo’s tax incentive arrangements.
Qorvo is subject to risks associated with social, environmental, health and safety regulations, including those related to climate change.
Qorvo is subject to a broad array of U.S. and foreign social, environmental, health and safety laws and regulations. Environmental laws and regulations include those related to the use, transportation, storage, handling, emission, discharge and recycling or disposal of hazardous materials used in Qorvo’s manufacturing, assembly and testing processes. Additional laws and regulations include those related to human rights and supply chain due diligence. Such laws and regulations, as well as the associated frameworks for reporting, vary greatly by jurisdiction in which Qorvo does business and are continually evolving. Qorvo’s failure to comply with any of these existing or future laws or regulations could result in:
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regulatory penalties and fines;

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legal liabilities, including financial responsibility for remedial measures if Qorvo’s properties are contaminated;

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expenses to secure required permits and governmental approvals;

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reputational damage;

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suspension or curtailment of Qorvo’s manufacturing, assembly and test processes; and

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increased costs to acquire pollution abatement or remediation equipment or to modify Qorvo’s equipment, facilities or manufacturing processes to bring them into compliance with applicable laws and regulations.

Existing and future laws and regulations could also impact Qorvo’s product designs and limit or restrict the materials or components that are included in its products. In addition, many of Qorvo’s largest end customers require companies within their supply chain to comply with corporate social responsibility policies that exceed applicable legal requirements, and often include employment, human rights, health, safety, and environmental initiatives. Further, certain jurisdictions may require companies to disclose environmental and social policies, practices and metrics, on topics such as climate change, carbon emissions, water usage, waste management and human capital. Compliance with these policies increases Qorvo’s operating expenses, and non-compliance can adversely affect customer relationships and harm its business.
Regulations in the U.S. currently require that Qorvo determines whether certain materials used in its products, referred to as conflict minerals, originated in the Democratic Republic of the Congo or adjoining countries, or were from recycled or scrap sources. Qorvo may face challenges with government regulators and its customers and suppliers if Qorvo is unable to sufficiently make any required determination that the metals used in Qorvo’s products are conflict-free.
New climate change laws and regulations could require Qorvo to change its manufacturing processes or procure substitute raw materials that may cost more or be more difficult to procure. In addition, new restrictions on emissions of carbon dioxide or other greenhouse gases could result in increased costs for Qorvo and its suppliers. Finally, there is legislation globally which could require Qorvo to align programs to the expectations of investors, customers or other stakeholders and disclose an increasing amount of information and data to illustrate Qorvo’s position and progress. If Qorvo does not adapt its strategy or execution quickly enough to meet the evolving expectations of Qorvo’s investors, customers and regulators, or if its environmental or social metrics are incomplete or inaccurate, Qorvo’s business, financial condition, results of operations, brand and reputation could be adversely affected.
Risks Related to Qorvo’s International Sales and Operations
Qorvo is subject to risks from international sales and operations.
Qorvo operates globally with sales offices and R&D activities as well as manufacturing, assembly and test facilities in multiple countries, and some of Qorvo’s business activities are concentrated in Asia. As a result, Qorvo is subject to regulatory, geopolitical and other risks associated with doing business outside the U.S., including:
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global and local economic, social and political conditions and uncertainty;

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currency controls and currency exchange rate fluctuations;

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inflation, as well as changes in existing and expected rates of inflation, which vary across the jurisdictions in which Qorvo does business;

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formal or informal imposition of export, import or doing-business regulations, including trade sanctions, tariffs and other related restrictions;

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labor market conditions and workers’ rights affecting Qorvo’s manufacturing operations or those of its customers or suppliers;

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disruptions in capital and securities and commodities trading markets;

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occurrences of geopolitical crises such as terrorist activity, armed conflict, civil or military unrest or political instability, or global hostilities such as the war in Ukraine and the ongoing conflicts in the Middle East, may disrupt manufacturing, assembly, logistics, security and communications and result in reduced demand for Qorvo’s products;

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compliance with laws and regulations that differ among jurisdictions, including those covering taxes, IP ownership and infringement, imports and exports, anti-corruption and anti-bribery, antitrust and competition, cybersecurity, data privacy, and social, environment, health, and safety;

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markets for 5G or future technology infrastructure not developing in the manner or in the time periods Qorvo anticipates, including as a result of unfavorable developments with evolving laws and regulations worldwide; and

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pandemics and similar major health concerns, which could adversely affect Qorvo’s business and its customer order patterns.

Sales to customers located outside the U.S. accounted for approximately 37% of Qorvo’s revenue in fiscal 2026, of which approximately 13% was attributable to sales to customers located in China. Qorvo expects revenue from international sales will continue to be a significant part of its total revenue. Any weakness in the Chinese economy, heightened tensions between the U.S. and China, China and Taiwan, or other countries, could result in a decrease in demand for consumer products that contain Qorvo’s products, which could materially and adversely affect its business. The imposition by the U.S. of tariffs on goods imported from China, countermeasures imposed by China in response, U.S. export restrictions on sales of products to China and other government actions that restrict or otherwise adversely affect Qorvo’s ability to sell its products to customers in China may have a material adverse impact on Qorvo’s business, including its ability to sell products and to manufacture or source components and materials.
As a global company, Qorvo’s results are affected by movements in currency exchange rates. Qorvo’s exposure may increase or decrease over time as its foreign business levels fluctuate in the countries where Qorvo has operations, and these changes could have a material impact on Qorvo’s financial results. The functional currency for most of Qorvo’s international operations is the U.S. dollar. Qorvo has foreign operations in Asia and Europe. Qorvo’s international revenue is primarily denominated in U.S. dollars. Operating expenses and certain working capital items related to Qorvo’s foreign-based operations are, in some instances, denominated in the local foreign currencies and therefore are affected by changes in the U.S. dollar exchange rate in relation to foreign currencies, such as the Euro, Renminbi and Singapore Dollar. If the U.S. dollar weakens compared to these and other currencies, Qorvo’s operating expenses for foreign operations will be higher when remeasured back into U.S. dollars.
Economic regulation in China could adversely impact Qorvo’s business and results of operations.
For many years, the Chinese economy has experienced periods of rapid growth and wide fluctuations in the rate of inflation. In response to these factors, the Chinese government has, from time to time, adopted measures to regulate growth and contain inflation, including currency controls and measures designed to restrict credit, control prices or set currency exchange rates. Such actions in the future, as well as other changes in Chinese laws and regulations, including actions in furtherance of China’s stated policy of reducing its dependence on foreign semiconductor manufacturers, could increase the cost of doing business in China, strengthen China-based competitors, decrease the demand for Qorvo’s products in China and reduce the supply of critical materials for its products, which could have a material adverse effect on Qorvo’s business and results of operations.
Changes in government trade policies, including the imposition of tariffs and export restrictions, have limited and could continue to limit Qorvo’s ability to sell or provide its products and other items to certain customers and suppliers, which may materially adversely affect Qorvo’s sales and results of operations.
Export restrictions and sanctions imposed by the U.S., China, United Kingdom, EU, and other jurisdictions are complex and have intensified in recent years. Unless rescinded or exemptions apply, tariffs and any escalations in the global trade war could significantly harm Qorvo’s business, financial condition and results of operations.
The U.S. and foreign governments have taken and may continue to take administrative, legislative or regulatory action that could materially interfere with Qorvo’s ability to export, reexport, import and transfer products and other items to certain countries, particularly China. For example, the imposition of tariffs has resulted in higher duties owed on certain products that are imported from China to the U.S., and countermeasures from China could result in increased costs for Qorvo’s products, which may, in turn lead to decreased demand for its products, and has the potential to adversely impact its business and operations.
Furthermore, Qorvo has experienced and may continue to experience restrictions on its ability to export, reexport, and transfer its products and other items to certain foreign customers and suppliers where governmental policy prohibits such activity or export licenses are required. The U.S. government has imposed export restrictions that effectively banned American companies from exporting, reexporting, and transferring products to certain of Qorvo’s customers, and imposed significant restrictions on the ability to obtain export licenses for its products. Such restrictions could have a continuing negative impact on Qorvo’s future revenue and results of operations. In addition, Qorvo’s customers or suppliers affected by U.S. government sanctions or threats of sanctions may respond by developing their own solutions to replace its products or by adopting Qorvo’s foreign competitors’ solutions and products.
Qorvo cannot predict what further actions may ultimately be taken with respect to tariffs, which have increased under the current U.S. administration, along with the potential for new export restrictions or other trade measures between the U.S. and other countries, what products or entities may be subject to such actions, or what reciprocation may be taken by other countries in response to these U.S. actions. However, the tariffs imposed by the U.S. are increasing the cost of importing foreign sourced components and equipment to Qorvo’s U.S. facilities to build the products that Qorvo manufactures in the U.S. China’s reciprocal tariffs, and any other reciprocal tariffs that may be imposed or reinstated by other countries, may harm demand for Qorvo’s products from customers in those regions, or may cause its customers in those regions to push out or cancel previously placed purchase orders. The loss of foreign customers or suppliers or the imposition of restrictions on Qorvo’s ability to sell or transfer products to such customers or suppliers as a result of tariffs, export restrictions or other U.S. regulatory actions could materially adversely affect its sales, business and results of operations. Countermeasures by other countries, including China’s rare earth export restrictions, in reaction to increasing such U.S. government actions may impact Qorvo’s operations and future revenue as the compliance and sourcing landscape becomes more challenging.

USE OF PROCEEDS
Neither of Skyworks or Qorvo will receive any cash proceeds from the issuance of the Skyworks Notes in connection with the Exchange Offers and Consent Solicitations. In exchange for exchanging the Skyworks Notes and paying the cash consideration, Skyworks will receive the tendered Qorvo Notes. Skyworks does not intend to resell or reoffer the tendered Qorvo Notes accepted for exchange in the Exchange Offers.

DESCRIPTION OF THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS
The Exchange Offers
Skyworks is offering holders of each series of Qorvo Notes the opportunity to exchange any and all of their Qorvo Notes for the corresponding series of Skyworks Notes and cash as indicated in the table below, upon the terms and subject to the conditions set forth in this Prospectus/Offers to Exchange.
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date and accepted for exchange, holders of such Qorvo Notes will be eligible to receive the applicable Consent Payment.
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date and either (A) not validly withdrawn at or prior to the applicable Expiration Date or (B) if validly withdrawn after the applicable Early Participation Date, validly re-tendered at or prior to the applicable Expiration Date, along with the Early Participation VOI Number corresponding to such re-tendered Qorvo Notes, holders of such Qorvo Notes will be eligible to receive the applicable Early Participation Premium.
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Expiration Date and accepted for exchange, holders of such Qorvo Notes will be eligible to receive the applicable Exchange Consideration.
The applicable Consent Payment will be paid on the applicable Settlement Date to each holder who is a beneficial owner of the applicable series of Qorvo Notes and who validly tendered and did not validly withdraw consents with respect to such Qorvo Notes at or prior to the applicable Early Participation Date as of 5:00 p.m., New York City time, even if such holder has withdrawn such Qorvo Notes after such Early Participation Date or such holder is no longer the beneficial owner of such Qorvo Notes on the applicable Expiration Date. See “— Consent Payment,” “— Exchange Consideration” and “— Total Consideration” below. For the avoidance of doubt, consents may not be revoked after the applicable Consent Revocation Deadline.
The Qorvo Notes may be tendered and consents may be delivered only in principal amounts equal to minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who do not tender all of their Qorvo Notes should ensure that they retain a principal amount of the applicable series of Qorvo Notes amounting to at least the authorized minimum denomination of their Qorvo Notes and integral multiples of $1,000 in excess thereof.
The Skyworks Notes will only be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. No tender of Qorvo Notes will be accepted if it results in the issuance of less than $2,000 principal amount of the applicable series of Skyworks Notes. If, pursuant to an Exchange Offer, a tendering holder would otherwise be entitled to receive a principal amount of Skyworks Notes that is not equal to $2,000 or an integral multiple of $1,000 in excess thereof, such principal amount will be rounded down to the nearest $2,000 or integral multiple of $1,000 in excess thereof, and such holder will receive the rounded principal amount of such Skyworks Notes plus cash equal to the principal amount of such Skyworks Notes not received as a result of rounding down. For the avoidance of doubt, no accrued interest will be paid on the principal amount of such Skyworks Notes as a result of rounding down.
The interest rate, interest payment dates and maturity date of each series of Skyworks Notes to be issued by Skyworks in the Exchange Offers will be the same as those of the corresponding series of Qorvo Notes to be exchanged. The Skyworks Notes will replace the fixed redemption schedule currently included in the Qorvo Notes with a customary investment grade redemption schedule, including a 3-month par call date and make-whole mechanism as further described herein. See “Description of the Skyworks Notes.”
No accrued and unpaid interest is payable upon acceptance of any Qorvo Notes for exchange in the applicable Exchange Offer and Consent Solicitation. However, the first interest payment on any Skyworks Notes will include the accrued and unpaid interest on the corresponding series of Qorvo Notes tendered in exchange therefor so that a tendering holder will be eligible to receive the same interest payment it would have received had such Qorvo Notes not been tendered in the Exchange Offers and Consent Solicitations; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of such Qorvo Notes equal to the aggregate principal amount of the applicable series of Skyworks Notes a holder receives, which may be less than the principal amount of corresponding Qorvo Notes tendered for exchange. For the avoidance of doubt, to the extent an interest payment date for the Qorvo Notes occurs prior to the applicable Settlement Date, holders who validly tendered and did not validly withdraw such Qorvo Notes in the applicable Exchange Offer and Consent Solicitation will receive accrued and unpaid interest on such interest payment date as required by the terms of the applicable Qorvo Indenture.
The Skyworks Notes are a new series of debt securities that will be issued under that certain base indenture, to be entered into between Skyworks and U.S. Bank National Association, as trustee, as supplemented by supplemental indentures with respect to each series of Skyworks Notes to be entered into between Skyworks and U.S. Bank National Association (together, the “Skyworks Indenture”). The terms of the Skyworks Notes will include those expressly set forth in such notes and the Skyworks Indenture and those made part of the Skyworks Indenture by reference to the Trust Indenture Act. Each series of Skyworks Notes will initially be issued to Skyworks on the applicable Settlement Date for Skyworks to exchange on such Settlement Date for the corresponding series of tendered Qorvo Notes.
The Consent Solicitations
Concurrently with the Exchange Offers, upon the terms and subject to the conditions set forth in this Prospectus/Offers to Exchange, Skyworks, on behalf of Qorvo, is soliciting consents with respect to each series of Qorvo Notes from the holders to, among other things, eliminate from the Qorvo Indentures (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default” (as defined in the Qorvo Indentures), (iii) the reporting covenant, (iv) the restrictions on Qorvo or any guarantor of the Qorvo Notes from consolidating with or merging into another person or conveying, transferring or leasing all or substantially all of its assets and its subsidiaries’ assets (taken as a whole) to any person, (v) the requirement for certain subsidiaries of Qorvo to guarantee the Qorvo Notes in the future, and (vi) the obligation to offer to repurchase the Qorvo Notes upon certain change of control transactions (the “Proposed Amendments”). The Proposed Amendments are described in more detail under “The Proposed Amendments.” The Proposed Amendments with respect to a series of Qorvo Notes require the consent of the holders of at least a majority in aggregate principal amount of the Qorvo Notes of such series outstanding.
If the Proposed Amendments with respect to a series of Qorvo Notes become operative and effected with respect to such series, they will be binding on all holders of Qorvo Notes of such series issued thereunder, including those who do not deliver their consent to the applicable Proposed Amendments and do not tender their Qorvo Notes in the applicable Exchange Offer. If for any reason the required consents are not obtained with respect to a series of Qorvo Notes, the Proposed Amendments to such Qorvo Notes will not become operative and the Qorvo Notes of such series will be subject to the same terms and conditions as existed before the Exchange Offers and the Consent Solicitations were made. You may not deliver a consent in the Consent Solicitations without tendering the applicable series of Qorvo Notes in the corresponding Exchange Offer. If you tender Qorvo Notes in an Exchange Offer, you will be deemed to have delivered your consent, with respect to the principal amount of such tendered Qorvo Notes, to the Proposed Amendments to the applicable series of Qorvo Notes.
Tendered Qorvo Notes may be withdrawn at any time before the applicable Expiration Date; provided that, if we have not yet accepted Qorvo Notes for exchange, tenders of Qorvo Notes may also be validly withdrawn at any time after 12:00 Midnight, New York City time, on August 17, 2026, the 60th day following the commencement of the Exchange Offers, pursuant to Section 14(d)(5) of the Exchange Act (as applicable to the Exchange Offers by way of Rule 162(a)(2) under the Exchange Act). However, a valid withdrawal of the tendered Qorvo Notes after the applicable Consent Revocation Deadline will not be deemed a revocation of the related consents and such consents will continue to be deemed delivered.
The Proposed Amendments with respect to a series of Qorvo Notes constitute a single proposal with respect to that series of Qorvo Notes, and a consenting and tendering holder must consent to the adoption of the Proposed Amendments with respect to a series of Qorvo Notes in their entirety and may not consent selectively with respect to certain of the Proposed Amendments with respect to such series.

The following table sets forth the Consent Payment, the Exchange Consideration, the Early Participation Premium and the Total Consideration for each series of Qorvo Notes for which the corresponding series of Skyworks Notes are being offered:

Title of Qorvo Notes	CUSIP/ISIN No.	Principal Amount Outstanding	Consent Payment(1)	Exchange Consideration(2)	Early Participation Premium(3)	Total Consideration(4)
4.375% Senior Notes due 2029	Registered: 74736KAH4/ US74736KAH41 144A: 74736KAG6 / US74736KAG67 Regulation S: U7471QAF1 / USU7471QAF10	$850,000,000	$2.50 to $5.00 in cash	$950.00 principal amount of Skyworks 4.375% Senior Notes due 2029	$50.00 principal amount of Skyworks 4.375% Senior Notes due 2029	$1,000 principal amount of Skyworks 4.375% Senior Notes due 2029 and $2.50 to $5.00 in cash
3.375% Senior Notes due 2031	144A: 74736KAJ0 / US74736KAJ07 Regulation S: U7471QAJ3 / USU7471QAJ32	$700,000,000	$2.50 to $5.00 in cash	$950.00 principal amount of Skyworks 3.375% Senior Notes due 2031	$50.00 principal amount of Skyworks 3.375% Senior Notes due 2031	$1,000 principal amount of Skyworks 3.375% Senior Notes due 2031 and $2.50 to $5.00 in cash

(1)
Per $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date, the applicable Consent Payment will be an amount equal to the product of $2.50 multiplied by a fraction, the numerator of which is the aggregate principal amount of such series of Qorvo Notes outstanding as of such Early Participation Date and the denominator of which is the aggregate principal amount of such series of Qorvo Notes validly tendered and not validly withdrawn at or prior to such Early Participation Date. As a result, the applicable Consent Payment for a series of Qorvo Notes will range from $2.50 per $1,000 principal amount (if all holders of such series of Qorvo Notes tender) to approximately $5.00 per $1,000 principal amount (if holders tender a majority of the aggregate principal amount of such series of Qorvo Notes). Any Consent Payment will be paid on the applicable Settlement Date.

For the avoidance of doubt, a holder that validly tenders Qorvo Notes and delivers (and does not validly revoke) a consent at or prior to the applicable Early Participation Date, but withdraws such Qorvo Notes after such Early Participation Date but at or prior to the applicable Expiration Date, will be eligible to receive the applicable Consent Payment, even if such holder has withdrawn their Qorvo Notes after the applicable Early Participation Date or such holder is no longer the beneficial owner of such Qorvo Notes at such Expiration Date.
Consents may not be revoked after the applicable Consent Revocation Deadline.
(2)
For each $1,000 principal amount of the applicable series of Qorvo Notes accepted for exchange.

(3)
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date and accepted for exchange. As discussed in more detail below, each holder that validly tenders and does not validly withdraw their Qorvo Notes at or prior to the applicable Early Participation Date will receive an Early Participation VOI Number in respect of the aggregate principal amount of the applicable series of Qorvo Notes that such holder validly tendered and did not validly withdraw at or prior to such Early Participation Date. Subject to the terms and conditions set forth herein, on the applicable Settlement Date, the applicable Early Participation Premium (as defined herein) will be paid to each holder whose Qorvo Notes have been validly tendered and not validly withdrawn at or prior to such Early Participation Date and either (A) such holder has not validly withdrawn such Qorvo Notes at or prior to the applicable Expiration Date or (B) if such Qorvo Notes have been validly withdrawn at or prior to the applicable Expiration Date, such holder, at or prior to such Expiration Date, (i) has validly re-tendered, and has not validly withdrawn, such Qorvo Notes and (ii) submitted the Early Participation VOI Number with respect to such re-tendered Qorvo Notes.

(4)
For each $1,000 principal amount of the applicable series of Qorvo Notes. Includes the applicable Consent Payment, Exchange Consideration and Early Participation Premium. For the avoidance of doubt, (i) consents may not be revoked after the applicable Consent Revocation Deadline, and (ii) unless the applicable Exchange Offer is amended, in no event will any holder of Qorvo Notes be eligible to receive more than $1,000 aggregate principal amount of Skyworks Notes for each $1,000 aggregate principal amount of the applicable series of Qorvo Notes accepted for exchange.

Consent Payment
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date, holders of such Qorvo Notes will be eligible to receive a cash payment of an amount equal to the product of $2.50 multiplied by a fraction, the numerator of which is the aggregate principal amount of such series of Qorvo Notes outstanding as of such Early Participation Date and the denominator of which is the aggregate principal amount of such series of Qorvo Notes validly tendered and not validly withdrawn at or prior to such Early Participation Date. As a result, the applicable Consent Payment for a series of Qorvo Notes will range from $2.50 per $1,000 principal amount (if all holders of such series of Qorvo Notes tender) to approximately $5.00 per $1,000 principal amount (if holders tender a majority of the aggregate principal amount of such series of Qorvo Notes). For the avoidance of doubt, consents may not be revoked after the applicable Consent Revocation Deadline.
Soliciting Dealer Fee
Skyworks will pay a Soliciting Dealer Fee of $2.50 for each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date to retail brokers that are appropriately designated by their tendering holder clients to receive this fee, provided that such fee will only be paid with respect to tenders by holders whose aggregate principal amount of the Qorvo Notes is $250,000 or less. In order to be eligible to receive this fee, a properly completed soliciting dealer form must be delivered by the relevant soliciting dealer to the Exchange Agent and Information Agent prior to the Expiration Date. Skyworks will, in its sole and absolute discretion, determine whether a broker has satisfied the criteria for being eligible to receive a Soliciting Dealer Fee.
A soliciting dealer is a broker or dealer in securities which is a member of any national securities exchange or of the Financial Industry Regulatory Authority, or a bank or trust company. Soliciting dealers will include any of the organizations described in the preceding sentence even when the activities of such organization in connection with the Exchange Offers and Consent Solicitations consist solely of forwarding to clients materials relating to the Exchange Offers and Consent Solicitations and tendering Qorvo Notes as directed by beneficial owners thereof. Each soliciting dealer will confirm that each holder that it solicits has received a copy of this Prospectus/Offers to Exchange, or concurrently with such solicitation provides the holder with a copy of this Prospectus/Offers to Exchange. No soliciting dealer is required to make any recommendation to holders as to whether to tender its Qorvo Notes and give its consent or refrain from tendering its Qorvo Notes and withhold a consent. No assumption is made, in making payments to any soliciting dealer, that its activities in connection with the Exchange Offers and Consent Solicitations included any activities other than those described in this paragraph. For all purposes noted in materials relating to the Exchange Offers and Consent Solicitations, the term “solicit” shall be deemed to mean no more than “processing tenders” or “forwarding to customers material regarding the offer.”
Soliciting dealers are not eligible to receive a Soliciting Dealer Fee with respect to Qorvo Notes beneficially owned by such soliciting dealer or with respect to any Qorvo Notes that are registered in the name of a soliciting dealer unless such Qorvo Notes are held by such soliciting dealer as nominee and the related Qorvo Notes are tendered on behalf of the beneficial owner of such Qorvo Notes.
Soliciting dealers should take care to ensure that proper records are kept to document their eligibility to receive any Soliciting Dealer Fee. Skyworks and the Information Agent reserve the right to require additional information at their discretion, as deemed warranted.

Exchange Consideration; Total Consideration
For each $1,000 principal amount of the applicable series of Qorvo Notes validly tendered and not validly withdrawn at or prior to the applicable Expiration Date and accepted for exchange, holders of the applicable series of Qorvo Notes will be eligible to receive the Exchange Consideration of $950.00 principal amount of the corresponding series of Skyworks Notes.
To be eligible to receive the applicable Total Consideration with respect to the applicable series of Qorvo Notes, comprised of the applicable Consent Payment, Early Participation Premium and Exchange Consideration, holders must have (i) met the conditions for the applicable Consent Payment and (ii) also hold the applicable series of Qorvo Notes that have been validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date and either (A) such Qorvo Notes must not have validly withdrawn at or prior to the applicable Expiration Date or (B) if such Qorvo Notes have been validly withdrawn after the applicable Early Participation Date, such holder must have (i) validly re-tendered, and not validly withdrawn, such Qorvo Notes at or prior to the applicable Expiration Date, and (ii) submitted the Early Participation VOI Number with respect to such re-tendered Qorvo Notes. For the avoidance of doubt, a holder that acquires Qorvo Notes with an Early Participation VOI Number after the applicable Early Participation Date and validly tenders and does not validly withdraw such Qorvo Notes at or prior to the applicable Expiration Date, along with the corresponding Early Participation VOI Number, is eligible to receive the applicable Early Participation Premium in addition to the applicable Exchange Consideration. To the extent a holder validly tenders or re-tenders Qorvo Notes at or prior to the applicable Expiration Date with an Early Participation VOI Number that does not match the aggregate principal amount of the applicable series of Qorvo Notes validly tendered, the tender may be rejected or consideration received by such holder may be modified. If any such holder wishes to withdraw Qorvo Notes from the tender that are evidenced by an Early Participation VOI Number as described above after the applicable Early Participation Date and subsequently re-tender or transfer such Qorvo Notes, it will need to contact its broker or custodian to obtain such Early Participation VOI Number to be eligible to receive or transfer the right to receive the applicable Early Participation Premium with respect to the aggregate principal amount of the applicable series of Qorvo Notes evidenced by such Early Participation VOI Number. See “Description of the Exchange Offers and Consent Solicitations — Procedures for Re-Tendering and VOI Numbers” for more information. A holder that validly tenders Qorvo Notes and delivers (and does not validly revoke) a consent at or prior to the applicable Early Participation Date, but withdraws such Qorvo Notes after the applicable Early Participation Date but at or prior to the applicable Expiration Date, will receive the applicable Consent Payment, even if such holder has withdrawn their Qorvo Notes after the applicable Early Participation Date or such holder is no longer the beneficial owner of such Qorvo Notes at the applicable Expiration Date. Holders who acquire Qorvo Notes following the applicable Early Participation Date will not be eligible to receive the Consent Payment with respect to such Qorvo Notes (and therefore, will not be eligible to receive the Total Consideration (as defined herein) with respect to such Qorvo Notes). For the avoidance of doubt, unless the applicable Exchange Offer is amended, in no event will any holder of Qorvo Notes receive more than $1,000 aggregate principal amount of Skyworks Notes for each $1,000 aggregate principal amount of Qorvo Notes accepted for exchange.
For the avoidance of doubt, consents may not be revoked after the applicable Consent Revocation Deadline.
Because the Exchange Offers and Consent Solicitations are subject to the satisfaction or, where permitted, waiver of certain conditions as described herein, including, among other things, the registration statement of which this Prospectus/Offers to Exchange forms a part having been declared effective by the SEC and the consummation of the Mergers, holders of Qorvo Notes will not receive the Consent Payment, the Early Participation Premium, the Exchange Consideration or the Total Consideration with respect to any series of Qorvo Notes, as applicable, unless the Mergers are consummated.
Consent Revocation Deadline; Early Participation Date; Expiration Date; Extensions; Amendments; Termination
The Consent Revocation Deadline is the earlier of (i) 5:00 p.m., New York City time, on June 11, 2026, unless amended or extended with respect to either Exchange Offer and Consent Solicitation, and (ii) the date the supplemental indenture to the applicable Qorvo Indenture implementing the Proposed Amendments with respect to the applicable series of Qorvo Notes is executed. Skyworks reserves the right to extend the Consent Revocation Deadline with respect to an Exchange Offer and Consent Solicitation without extending the Consent Revocation Deadline for the other Exchange Offer and Consent Solicitation. The Early Participation Date is 5:00 p.m., New York City time, on June 11, 2026, subject to Skyworks’ right to extend that time and date with respect to either Exchange Offer and Consent Solicitation in its sole discretion (which right is subject to applicable law), in which case the applicable Early Participation Date means the latest time and date to which the Early Participation Date with respect to such series of Qorvo Notes is extended. Skyworks reserves the right to extent the Early Participation Date with respect to an Exchange Offer and Consent Solicitation without extending the Early Participation Date for the other Exchange Offer and Consent Solicitation. The Expiration Date is 5:00 p.m., New York City time, on September 1, 2026, subject to Skyworks’ right to extend that time and date in its sole discretion with respect to either Exchange Offer and Consent Solicitation (which right is subject to applicable law), in which case the applicable Expiration Date means the latest time and date to which the Expiration Date with respect to such series of Qorvo Notes is extended. Skyworks reserves the right to extend the Expiration Date with respect to an Exchange Offer and Consent Solicitation without extending the Expiration Date for the other Exchange Offer and Consent Solicitation. Skyworks may extend the Expiration Date of each of the Exchange Offers and Consent Solicitations, if necessary, until the date that is on or about the closing date of the Mergers. If Skyworks extends the applicable Expiration Date, Skyworks will notify the Exchange Agent and will make a public announcement as soon as practicable and no later than 5:00 p.m., New York City time on the next business day after the previously scheduled applicable Expiration Date. The public announcement will include the approximate principal amount of the applicable series of Qorvo Notes that had been validly tendered and not validly withdrawn. During any extension of the applicable Early Participation Date or the applicable Expiration Date, all Qorvo Notes previously tendered in the applicable extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by Skyworks.
Subject to applicable law, Skyworks expressly reserves the right with respect to each Exchange Offer to:
•
delay accepting any Qorvo Notes in such Exchange Offer, extend such Exchange Offer or terminate such Exchange Offer and not accept any Qorvo Notes in such Exchange Offer;

•
terminate such Exchange Offer and return all Qorvo Notes tendered in such Exchange Offer to the respective tendering holders; and

•
amend, modify or, where permitted, waive in part or whole, at any time, or from time to time, the terms of such Exchange Offer in any respect, including a waiver of any conditions to consummation of such Exchange Offer (other than the conditions that the registration statement of which this Prospectus/Offers to Exchange forms a part shall have been declared effective by the SEC or the Mergers shall have been consummated).

Any such delay, extension, termination, amendment, modification or waiver with respect to either or both of the Exchange Offers by Skyworks will automatically delay, extend, terminate, amend, modify or waive conditions precedent to the corresponding Consent Solicitation, as applicable. Any such delay, extension, termination, amendment, modification or waiver with respect to either or both of the Consent Solicitations by Skyworks will automatically delay, extend, terminate, amend, modify or waive conditions precedent to the corresponding Exchange Offer, as applicable.
If Skyworks exercises any such right, Skyworks will give written notice thereof to the Exchange Agent and will make a public announcement thereof as promptly as practicable. Disclosure of material changes in the terms of the Exchange Offers and Consent Solicitations will be disseminated promptly in accordance with Rule 14d-4(d)(2) under the Exchange Act. Without limiting the manner in which Skyworks may choose to make a public announcement of any extension, amendment or termination of either or both of the Exchange Offers and Consent Solicitations, Skyworks will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release. To extend the Early Participation Date or the Expiration Date, Skyworks will notify the Exchange Agent and will make a public announcement thereof before 9:00 a.m., New York City time, on the next business day after the previously scheduled Early Participation Date or Expiration Date, as applicable. Such announcement will state that Skyworks is extending the Early Participation Date or the Expiration Date, as the case may be, for a specified period or on a daily basis. During any such extension, all Qorvo Notes previously tendered in an extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by us. The minimum period during which any of the Exchange Offers and Consent Solicitations will remain open following material changes in the terms of such Exchange Offer and Consent Solicitation or in the information concerning such Exchange Offer and Consent Solicitation will depend upon the facts and circumstances of such change, including the relative materiality of the changes. In accordance with Rule 14e-1 under the Exchange Act, if Skyworks elects to change the consideration offered or the percentage of Qorvo Notes sought (subject to a two percent de minimis exception), the applicable Exchange Offer and Consent Solicitation will remain open for a minimum ten business-day period following the date that the notice of such change is first published or sent to holders. If the terms of an Exchange Offer and Consent Solicitation are amended in a manner determined by Skyworks to constitute a material change adversely affecting any holder, Skyworks will promptly disclose any such amendment in a manner reasonably calculated to inform holders of such amendment, and Skyworks will extend such Exchange Offer and Consent Solicitation for a time period that it deems appropriate, depending upon the significance of the amendment, if such Exchange Offer and Consent Solicitation would otherwise expire during such time period.
Settlement Date
The Settlement Date is expected to be promptly after the applicable Expiration Date and is expected to occur no earlier than the second business day after the closing of the Mergers. Skyworks will not be obligated to deliver Skyworks Notes or pay any cash amounts unless the applicable Exchange Offer and Consent Solicitation is consummated.
Conditions to the Exchange Offers and Consent Solicitations
Notwithstanding any other provisions of the Exchange Offers and Consent Solicitations, or any extension of either Exchange Offer and Consent Solicitation, but subject to applicable law, (1) Skyworks will not be required to accept any Qorvo Notes, deliver any Skyworks Notes or pay any cash amounts and may, with respect to any Exchange Offer, terminate such Exchange Offer, or, at its option, modify, extend or otherwise amend such Exchange Offer, and (2) Qorvo will not be required to enter into any amendment to the Qorvo Indentures, in each case, if any of the following conditions have not been satisfied or, where permitted, waived at or prior to the applicable Expiration Date:
(1)
the registration statement of which this Prospectus/Offers to Exchange forms a part shall have been declared effective by the SEC;

(2)
the Mergers shall have been consummated in accordance with the Merger Agreement in all material respects; no action or event shall have occurred, been threatened, or may occur, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been proposed, issued, promulgated, enacted, entered, enforced or deemed to be applicable to the Exchange Offers, the exchange of Qorvo Notes for Skyworks Notes and cash under the Exchange Offers or the Consent Solicitations by or before any court or governmental, regulatory or administrative agency, authority, instrumentality or tribunal, including, without limitation, taxing authorities, that either:

•
challenges the making of the Exchange Offers, the exchange of Qorvo Notes for Skyworks Notes and cash under the Exchange Offers or Consent Solicitations or might, directly or indirectly, be expected to prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any manner, the Exchange Offers, the exchange of Qorvo Notes for Skyworks Notes and cash under the Exchange Offers or the Consent Solicitations; or

•
in the reasonable judgment of Skyworks, could materially adversely affect Skyworks’, Qorvo’s or any of their respective subsidiaries’ business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects or impair the contemplated benefits to Skyworks and Qorvo of the Exchange Offers, the exchange of Qorvo Notes for Skyworks Notes and cash under the Exchange Offers or the Consent Solicitations;

(3)
at any time prior to the anticipated consummation of the Exchange Offers and Consent Solicitations, Skyworks has not determined, in its reasonable judgment, that the consummation of the Exchange Offers and Consent Solicitations is reasonably likely to result in Skyworks or

Qorvo recognizing any adverse tax consequences (other than a de minimis one), including as a result of the recognition of cancellation of indebtedness income for U.S. federal income tax purposes;
(4)
there shall not have occurred (a) any general suspension of or limitation on trading in securities in the United States securities or financial markets, whether or not mandatory, (b) any material adverse change in the price of the Qorvo Notes, (c) a material impairment in the general trading market for debt securities in the United States, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory, (e) any (i) material escalation or commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States or (ii) other calamity or crisis or change in political, financial or economic conditions, if the effect of any such event in clause (i) or (ii), in the reasonable judgment of Skyworks, makes it impracticable or inadvisable to proceed with the Exchange Offers or Consent Solicitations, (f) any limitation, whether or not mandatory, by any governmental authority on, or other event in the reasonable judgment of Skyworks, having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any material adverse change in the securities or financial markets in the United States generally or (h) in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers or Consent Solicitations, a material acceleration or worsening thereof;

(5)
the Qorvo Trustee, with respect to the Qorvo Indentures, shall not have been directed by any holders of Qorvo Notes to object in any respect to, or take any action that could, in Skyworks’ reasonable judgment, adversely affect the consummation of the Exchange Offers or the exchange of Qorvo Notes for Skyworks Notes and cash under the Exchange Offers or the ability to effect the Proposed Amendments, nor shall the Qorvo Trustee have taken any action that challenges the validity or effectiveness of the procedures used by Skyworks in making the Exchange Offer, the exchange of Qorvo Notes for Skyworks Notes and cash under the Exchange Offers or the Consent Solicitations;

(6)
with respect to the applicable Exchange Offer and Consent Solicitation, Skyworks shall have received the required consents with respect to the applicable series of Qorvo Notes for the Proposed Amendments, as described above under “— The Consent Solicitation”; and

(7)
with respect to the applicable Exchange Offer and Consent Solicitation, Qorvo, any guarantors of the Qorvo Notes of the applicable series and the Qorvo Trustee shall have executed and delivered a supplemental indenture to the applicable Qorvo Indenture relating to the Proposed Amendments to such series of Qorvo Notes and not objected in any respect to, or taken any action that could in the reasonable judgment of Skyworks adversely affect, such Consent Solicitation or the ability of Skyworks or Qorvo to effect the Proposed Amendments to such series of Qorvo Notes, nor shall any such trustee have taken any action that challenges the validity or effectiveness of the procedures used to solicit consents (including the form thereof).

Any waiver of a condition by Skyworks with respect to an Exchange Offer will automatically waive such condition with respect to the applicable Consent Solicitation, as applicable.
The foregoing conditions are for the benefit of Skyworks and, other than the conditions that the registration statement of which this Prospectus/Offers to Exchange forms a part shall have been declared effective by the SEC and the Mergers shall have been consummated, may be waived by Skyworks, in whole or in part, in its sole discretion, subject to applicable law, prior to the applicable Expiration Date. Because the Exchange Offers and Consent Solicitations are subject to the satisfaction or, where permitted, waiver of certain conditions as described herein, including, among other things, the registration statement of which this Prospectus/Offers to Exchange forms a part having been declared effective by the SEC and the consummation of the Mergers, holders of Qorvo Notes will not receive the applicable Consent Payment, Early Participation Premium, Exchange Consideration or Total Consideration with respect to any series of Qorvo Notes, as applicable, unless the Mergers are consummated. Any determination made by Skyworks concerning an event, development or circumstance described or referred to above will be conclusive and binding. If any of the foregoing conditions are not satisfied with respect to an Exchange Offer or Consent Solicitation, Skyworks may, at any time prior to, or on, as applicable, the applicable Expiration Date:
•
terminate such Exchange Offer and Consent Solicitation and return all Qorvo Notes tendered in such Exchange Offer to the respective tendering holders;

•
modify, extend or otherwise amend such Exchange Offer and Consent Solicitation and retain all Qorvo Notes tendered in such Exchange Offer until the applicable Expiration Date, as extended, subject, however, to any withdrawal rights of holders;

•
accept all Qorvo Notes tendered in such Exchange Offer and not previously validly withdrawn, but not (i) waive the unsatisfied conditions with respect to such Exchange Offer to the extent permitted to be waived (which would automatically waive such conditions with respect to the corresponding Consent Solicitation), or (ii) adopt the Proposed Amendments with respect to the applicable series of Qorvo Notes; or

•
waive the unsatisfied conditions with respect to such Exchange Offer and Consent Solicitation to the extent permitted to be waived and accept all Qorvo Notes of the applicable series tendered and not previously validly withdrawn.

Skyworks may complete either Exchange Offer even if valid consents sufficient to effect the Proposed Amendments to the Qorvo Indenture with respect to the applicable series of Qorvo Notes are not received. Any amendment, termination, modification, extension or waiver with respect to an Exchange Offer will automatically amend, terminate, modify, extend or waive conditions precedent to the corresponding Consent Solicitation, as applicable.
Treatment of Qorvo Notes Not Tendered in the Exchange Offers and Consent Solicitations
Qorvo Notes of a particular series that are not tendered or that are tendered but not accepted will remain outstanding and will continue to be subject to their existing terms immediately following the completion of the applicable Exchange Offer. However, if the corresponding Consent Solicitation is consummated and the Proposed Amendments become operative, the amendments will apply to all Qorvo Notes of such series not acquired in such Exchange Offer, and the holders of such outstanding Qorvo Notes will no longer have the benefit of the protection of the covenants and restrictive provisions eliminated by the Proposed Amendments. From time to time after the applicable Expiration Date, Skyworks or its affiliates may acquire any Qorvo Notes that are not tendered and accepted in the applicable Exchange Offer and Consent Solicitation through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as Skyworks may determine (or as may be provided for in the applicable Qorvo Indenture), which with respect to any series of Qorvo Notes may be more or less than the consideration to be received by participating holders in the applicable Exchange Offer and Consent Solicitation and, in any case, could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof Skyworks or its affiliates may choose to pursue in the future. See “Risk Factors — Risks Related to the Exchange Offers and Consent Solicitations — Skyworks may repurchase any Qorvo Notes that are not tendered in the applicable Exchange Offer on terms that are more or less favorable to the remaining holders of the Qorvo Notes than the terms of the applicable Exchange Offer.”
Effect of Tender
Any tender of a Qorvo Note and related consent by a holder that is not validly withdrawn at or prior to the applicable Expiration Date, with respect to the applicable Exchange Offer, and the applicable Early Participation Date, with respect to the applicable Consent Solicitation, will constitute a binding agreement between that holder and Skyworks and a consent to the Proposed Amendments with respect to such series of Qorvo Notes, respectively, upon the terms and subject to the conditions of the applicable Exchange Offer and Consent Solicitation. The acceptance of the applicable Exchange Offer by a tendering holder of Qorvo Notes will constitute the agreement by that holder to deliver good and marketable title to such tendered Qorvo Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.
If the Proposed Amendments with respect to a series of Qorvo Notes become operative, the amendments will apply to the Qorvo Notes of such series that are not acquired in the applicable Exchange Offer, even though the holders of those Qorvo Notes did not consent to such Proposed Amendments. Thereafter, all Qorvo Notes of such series will be governed by the applicable Qorvo Indenture as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders thereof compared to those currently in the applicable Qorvo Indenture or those applicable to the Skyworks Notes. In particular, holders of Qorvo Notes governed by such Qorvo Indenture as amended by such Proposed Amendments will no longer be entitled to the benefits of various covenants and other provisions currently included in such Qorvo Indenture. See “Risk Factors — Risks Related to the Exchange Offers and Consent Solicitations — The Proposed Amendments to the Qorvo Indentures will afford reduced protection to remaining holders of Qorvo Notes.”
The tendered Qorvo Notes that are accepted for exchange are expected to be cancelled.
Representations, Warranties and Covenants of Holders of Qorvo Notes
By tendering any series of Qorvo Notes in accordance with the terms and subject to the conditions set forth in this Prospectus/Offers to Exchange, a holder, or the beneficial holder of Qorvo Notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the Exchange Offers and Consent Solicitations generally, be deemed, among other things, to:
(1)
irrevocably sell, assign and transfer to or upon the order of Skyworks or its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Qorvo Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against Qorvo or any fiduciary, trustee, fiscal agent or other person connected with such Qorvo Notes arising under, from or in connection with those Qorvo Notes;

(2)
consent to the adoption of the Proposed Amendments to the Qorvo Notes of such series, as described under “The Proposed Amendments”;

(3)
waive any and all rights with respect to the Qorvo Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Qorvo Notes; and

(4)
release and discharge Qorvo and the Qorvo Trustee from any and all claims that the holder may have, now or in the future, arising out of or related to the Qorvo Notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Qorvo Notes tendered thereby, other than as expressly provided in this Prospectus/Offers to Exchange.

In addition, each holder of Qorvo Notes tendered in the Exchange Offers and Consent Solicitations upon the submission of such tender will be deemed to represent, warrant and agree that:
(1)
it is the beneficial owner (as defined herein) of, or a duly authorized representative of one or more beneficial owners of, the Qorvo Notes tendered thereby, and it has full power and authority to tender such Qorvo Notes;

(2)
the Qorvo Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and Skyworks will acquire good, indefeasible and unencumbered title to those Qorvo Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when Skyworks accepts the same;

(3)
it will not sell, pledge, hypothecate or otherwise encumber or transfer Qorvo Notes tendered thereby from the date of such tender, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

(4)
it acknowledges that Skyworks, Qorvo, the Dealer Manager and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agrees that if any of the acknowledgements, representations and warranties made by its tendering such

Qorvo Notes are, at any time prior to the consummation of the Exchange Offers and Consent Solicitations, no longer accurate, it shall promptly notify Skyworks and the Dealer Manager. If it is acquiring the Skyworks Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;
(5)
in evaluating the Exchange Offers and Consent Solicitations and in making its decision whether to participate in the Exchange Offers and Consent Solicitations by the tender of Qorvo Notes, it has made its own independent appraisal of the matters referred to in this Prospectus/Offers to Exchange and in any related communications;

(6)
the tender of Qorvo Notes shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions described or referred to in this Prospectus/Offers to Exchange; and

(7)
the tender of Qorvo Notes shall, subject to a holder’s ability to withdraw its tender or related consent at or prior to the applicable Expiration Date or Early Participation Date, respectively, and subject to the terms and conditions of the Exchange Offers and Consent Solicitations, constitute (i) the irrevocable appointment of the Exchange Agent as its true and lawful attorney and agent with respect to any tendered Qorvo Notes (with full knowledge that the Exchange Agent also acts as the agent of Skyworks), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Qorvo Notes tendered to be assigned, transferred and exchanged in the applicable Exchange Offer and (ii) an irrevocable instruction to that attorney and agent to complete and execute all or any forms of transfer and other documents at the discretion of that attorney and agent in relation to the Qorvo Notes tendered thereby in favor of Skyworks or any other person or persons as Skyworks may direct and to deliver those forms of transfer and other documents in the attorney’s and agent’s discretion and the certificates and other documents of title relating to the registration of Qorvo Notes and to execute all other documents and to do all other acts and things as may be in the opinion of that attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the Exchange Offers and Consent Solicitations, including evidencing the consents to the Proposed Amendments, and to vest in Skyworks or its nominees those Qorvo Notes.

The representations, warranties and agreements of a holder tendering Qorvo Notes will be deemed to be repeated and reconfirmed on and as of the applicable Expiration Date and the applicable Settlement Date. For purposes of this Prospectus/Offers to Exchange, the “beneficial owner” of any series of Qorvo Notes means any holder that exercises investment discretion with respect to those Qorvo Notes.
Absence of Appraisal and Dissenters’ Rights
Holders of the Qorvo Notes do not have any appraisal or dissenters’ rights under New York law, the law governing the Qorvo Indentures and the Qorvo Notes, or under the terms of the Qorvo Indentures in connection with the Exchange Offers and Consent Solicitations.
Acceptance of Qorvo Notes for Exchange and Delivery of Skyworks Notes
On or prior to the applicable Settlement Date, the applicable series of Skyworks Notes to be issued in exchange for the corresponding series of Qorvo Notes tendered and accepted in the Exchange Offers and Consent Solicitations will be initially issued to Skyworks. On the applicable Settlement Date, upon instruction from Skyworks and the Exchange Agent, such Skyworks Notes will be registered in book-entry form and will be exchanged for the applicable series of Qorvo Notes tendered and accepted in the Exchange Offers and Consent Solicitations. Any cash amounts will be made by deposit of funds on the applicable Settlement Date with DTC, Clearstream or Euroclear, as applicable, which will transmit those payments to tendering holders.
Skyworks will be deemed to accept Qorvo Notes that have been validly tendered by holders and that have not been validly withdrawn as provided in this Prospectus/Offers to Exchange when, and if, Skyworks gives oral or written notice of acceptance to the Exchange Agent. Following receipt of that notice by the Exchange Agent and subject to the terms and conditions of the Exchange Offers and Consent Solicitations, delivery of the applicable series of Skyworks Notes and any cash amounts will be made by the Exchange Agent on the applicable Settlement Date. The Exchange Agent will act as agent for tendering holders of Qorvo Notes for the purpose of receiving tendered Qorvo Notes and transmitting the applicable series of Skyworks Notes and cash (as applicable) as of the applicable Settlement Date. If any tendered Qorvo Notes are not accepted for any reason described in the terms and conditions of the Exchange Offers and Consent Solicitations, such unaccepted Qorvo Notes will be returned without expense to the tendering holders promptly after the expiration or termination of the Exchange Offers and Consent Solicitations, and no consent to the Proposed Amendments will be deemed to be given with respect to such unaccepted Qorvo Notes.
If, for any reason, acceptance for exchange of tendered Qorvo Notes, or issuance of Skyworks Notes in exchange for validly tendered Qorvo Notes, pursuant to the Exchange Offer, is delayed, or Skyworks is unable to accept tendered Qorvo Notes for exchange or to exchange Skyworks Notes for validly tendered Qorvo Notes pursuant to the Exchange Offer, then the Exchange Agent may, nevertheless, on behalf of Skyworks, retain the tendered Qorvo Notes, without prejudice to the rights of Skyworks described under “— Consent Revocation Deadline; Early Participation Date; Expiration Date; Extensions; Amendments; Termination,” and “— Conditions to the Exchange Offers and Consent Solicitations” above and “— Withdrawal of Tenders and Revocation of Consents” below, but subject to Rule 14e-1 under the Exchange Act, which requires that Skyworks pay the consideration offered or return the Qorvo Notes tendered promptly after the termination or withdrawal of any exchange offer, and the tendered Qorvo Notes may not be withdrawn.
Under no circumstances will any interest be payable because of any delay by the Exchange Agent or DTC in the transmission of funds to the holders of accepted Qorvo Notes or otherwise.
Procedures for Tendering
If you wish to participate in the Exchange Offers and Consent Solicitations and your Qorvo Notes are held by a custodial entity such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Qorvo Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, dealer, trust company or other nominee at least five business days prior to the applicable Early Participation Date or the applicable Expiration Date, as applicable, in order to allow adequate processing time for their instruction.
To participate in the Exchange Offers and Consent Solicitations, you must comply with the ATOP procedures for book-entry transfer described below prior to the applicable Expiration Date or, in order to receive the applicable Total Consideration (including the applicable Consent Payment and the applicable Early Participation Premium), at or prior to the applicable Early Participation Date.
The Exchange Agent and DTC have confirmed that the Exchange Offers and Consent Solicitations are eligible for ATOP with respect to book-entry notes held through DTC. Qorvo Notes will not be deemed to have been tendered until the agent’s message and any other required documents are received by the Exchange Agent. There is no letter of transmittal associated with the Exchange Offers and Consent Solicitations. There are no guaranteed delivery procedures applicable to the Exchange Offers and Consent Solicitations under the terms of this Prospectus/Offers to Exchange or other materials provided herewith.
The method of delivery of Qorvo Notes and all other required documents to the Exchange Agent is at the election and risk of the holder. Holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Exchange Agent prior to the applicable Expiration Date or, in order to receive the applicable Total Consideration (including the applicable Consent Payment and the applicable Early Participation Premium), on or prior to the applicable Early Participation Date. Do not send any Qorvo Notes to anyone other than the Exchange Agent via an agent’s message.
All questions as to the validity, form, including time of receipt, and acceptance and withdrawal of tendered Qorvo Notes, including any questions relating to VOI numbers, will be determined by Skyworks in its absolute discretion, which determination will be final and binding. Skyworks reserves the right to reject any and all tendered Qorvo Notes determined by Skyworks not to be in proper form or not to be tendered properly or any tendered Qorvo Notes that Skyworks’ acceptance of which would, in the opinion of Skyworks’ counsel, be unlawful. Skyworks also reserves the right to waive any defects, irregularities or conditions of tender as to particular Qorvo Notes, whether or not waived in the case of other Qorvo Notes. Skyworks’ interpretation of the terms and conditions of the Exchange Offers and Consent Solicitations will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Qorvo Notes must be cured within the time Skyworks determines. Although Skyworks intends to notify holders of defects or irregularities with respect to tenders of Qorvo Notes, none of Skyworks, Qorvo, the Exchange Agent, the Information Agent, the Dealer Manager, the Qorvo Trustee, the Skyworks Trustee or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Qorvo Notes and consents to the Proposed Amendments with respect to such series of Qorvo Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.
Book-Entry Delivery Procedures for Tendering Qorvo Notes Held with DTC
If you wish to tender Qorvo Notes held on your behalf by a nominee with DTC, you must:
•
inform your nominee of your interest in tendering your Qorvo Notes pursuant to the Exchange Offers and Consent Solicitations; and

•
instruct your nominee to tender all Qorvo Notes you wish to be tendered in the Exchange Offers and Consent Solicitations into the Exchange Agent’s account at DTC prior to the applicable Expiration Date or, in order to receive the applicable Total Consideration (including the applicable Consent Payment and the applicable Early Participation Premium), at or prior to the applicable Early Participation Date.

Any financial institution that is a nominee of DTC, including Euroclear and Clearstream, must tender Qorvo Notes by effecting a book-entry transfer of Qorvo Notes to be tendered in the Exchange Offers and Consent Solicitations into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the Exchange Offers and Consent Solicitations through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering Qorvo Notes that the participant has received and agrees to be bound by the terms of this Prospectus/Offers to Exchange and that Skyworks may enforce the agreement against the participant. There is no letter of transmittal associated with the Exchange Offers and Consent Solicitations.
Procedures for Re-Tendering and VOI Numbers
Skyworks is allowing for holders who hold the applicable series of Qorvo Notes that (i) have been validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date, (ii) have been validly withdrawn following the applicable Early Participation Date but at or prior to the applicable Expiration Date and (iii) have been validly re-tendered at or prior to the applicable Expiration Date with an Early Participation VOI Number corresponding to such Qorvo Notes, to receive the applicable Early Participation Premium and applicable Exchange Consideration. To effect the foregoing, each holder that validly tenders and does not validly withdraw Qorvo Notes at or prior to the applicable Early Participation Date will receive a unique VOI number corresponding to the principal amount of such Qorvo Notes validly tendered (and not validly withdrawn) at or prior to the applicable Early Participation Date (referred to herein as the Early Participation VOI Number). The Early Participation VOI Number is transferable with corresponding Qorvo Notes validly withdrawn and transferred to a new holder after the applicable Early Participation Date. A holder who validly tenders Qorvo Notes following the applicable Early Participation Date, but at or prior to the applicable Expiration Date, must submit the Early Participation VOI Number corresponding to such principal amount of Qorvo Notes to be eligible to receive both the applicable Exchange Consideration and the applicable Early Participation Premium.

A holder that validly tenders Qorvo Notes at or prior to the applicable Early Participation Date, but who does not validly withdraw such Qorvo Notes at or prior to the applicable Expiration Date, need not take any further action to receive the applicable Total Consideration. To the extent a holder holds Qorvo Notes that have been validly tendered and not validly withdrawn at or prior to the applicable Early Participation Date, and such Qorvo Notes are subsequently withdrawn following the applicable Early Participation Date, but at or prior to the applicable Expiration Date, and such holder (i) validly re-tenders, and does not validly withdraw, such Qorvo Notes at or prior to the applicable Expiration Date and (ii) submits an Early Participation VOI Number, and the principal amount of the re-tendered Qorvo Notes is different than the aggregate principal amount represented by the Early Participation VOI Number, such tender may be rejected and the holder may not be eligible to receive either of the applicable Exchange Consideration or the applicable Early Participation Premium with respect to any amount of such tender unless such Qorvo Notes are properly re-tendered in accordance with the procedures described herein. If you intend to tender a principal amount of Qorvo Notes in excess of the principal amount represented by the applicable Early Participation VOI Number, you must make separate tenders of (i) the principal amount of Qorvo Notes that corresponds to the principal amount represented by the Early Participation VOI Number and (ii) any excess principal amount of Qorvo Notes, to avoid such tender being rejected.
For example, a holder that validly tenders (and does not validly withdraw) $10.0 million principal amount of a series of Qorvo Notes at or prior to the applicable Early Participation Date will receive an Early Participation VOI Number corresponding to $10.0 million principal amount of such Qorvo Notes. If such Holder validly withdraws all $10.0 million aggregate principal amount of such Qorvo Notes following the applicable Early Participation Date, but only validly re-tenders $8.0 million of principal amount of such Qorvo Notes at or prior to the applicable Expiration Date with the Early Participation VOI Number, such Holder will receive the following (subject to the other terms and conditions of the Exchange Offers and Consent Solicitations): (1) the applicable Consent Payment with respect to $10.0 million principal amount of such Qorvo Notes and (2) the applicable Early Participation Premium and Exchange Consideration with respect to $8.0 million principal amount of such Qorvo Notes.
As an additional example, a holder that validly tenders (and does not validly withdraw) $10.0 million principal amount of a series of Qorvo Notes at or prior to the applicable Early Participation Date will receive an Early Participation VOI Number corresponding to $10.0 million principal amount of such Qorvo Notes. If such Holder validly withdraws all $10.0 million aggregate principal amount of such Qorvo Notes following the applicable Early Participation Date, acquires an additional $2.0 million aggregate principal amount of Qorvo Notes of the same series prior to the applicable Expiration Date without any corresponding Early Participation VOI Number for such Qorvo Notes and validly re-tenders or tenders, as applicable, in two separate tenders (i) $10.0 million of principal amount of such Qorvo Notes with the Early Participation VOI Number for $10.0 million of principal amount of such Qorvo Notes and (ii) the remaining $2.0 million of principal amount of such Qorvo Notes without an Early Participation VOI Number, in each case at or prior to the applicable Expiration Date, such Holder will receive the following (subject to the other terms and conditions of the Exchange Offers and Consent Solicitations): (1) the applicable Consent Payment with respect to $10.0 million principal amount of such Qorvo Notes, (2) the applicable Early Participation Premium and Exchange Consideration with respect to $10.0 million principal amount of such Qorvo Notes and (3) the applicable Exchange Consideration with respect to $2.0 million principal amount of such Qorvo Notes. Note that, in the foregoing example and in all cases where a holder is tendering an aggregate principal amount of Qorvo Notes in excess of what was initially tendered with an Early Participation VOI Number, such holder must make two separate elections, one that matches the Early Participation VOI Number, and one with the remainder, to avoid the tender being rejected.
Each Early Participation VOI Number will only be valid for up to the aggregate principal amount of Qorvo Notes to which it corresponds and will be applied on a first-use basis up to such amount in the case that multiple holders validly tender Qorvo Notes along with the same Early Participation VOI Number, and in all cases, acceptance of an Early Participation VOI Number is subject to the discretion of Skyworks in all respects.
Note the applicable Consent Payment will be paid on the applicable Settlement Date to each holder who has validly tendered and not validly withdrawn the applicable series of Qorvo Notes at or prior to the applicable Early Participation Date and who is the holder of such Qorvo Notes as of 5:00 p.m., New York

City time, on such Early Participation Date, even if such holder has withdrawn such Qorvo Notes after such Early Participation Date or such holder is no longer the beneficial owner of such Qorvo Notes on the applicable Expiration Date. holders who acquire Qorvo Notes following the applicable Early Participation Date will not be eligible to receive the applicable Consent Payment with respect to such Qorvo Notes. For the avoidance of doubt, consents may not be revoked after the applicable Consent Revocation Deadline.
Withdrawal of Tenders and Revocation of Consents
Tenders of Qorvo Notes in an Exchange Offer may be validly withdrawn at any time at or prior to the applicable Expiration Date; provided, that if we have not yet accepted Qorvo Notes for exchange, tenders of Qorvo Notes may also be validly withdrawn at any time after 12:00 Midnight, New York City time, on August 17, 2026, the 60th day following the commencement of the Exchange Offers, pursuant to Section 14(d)(5) of the Exchange Act (as applicable to the Exchange Offers by way of Rule 162(a)(2) under the Exchange Act). Tenders of consents in the applicable Consent Solicitation may be validly revoked at any time at or prior to the applicable Consent Revocation Deadline, but will thereafter be irrevocable and such consents will continue to be deemed delivered. A valid withdrawal of tendered Qorvo Notes at or prior to the applicable Consent Revocation Deadline will also constitute the revocation of the related consent to the Proposed Amendments to the applicable series of Qorvo Notes.
For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at or prior to the applicable Expiration Date or Consent Revocation Deadline, as applicable, at its address listed on the back cover page of this Prospectus/Offers to Exchange. The withdrawal notice must:
•
specify the name of the tendering holder of Qorvo Notes;

•
bear a description of the applicable series of Qorvo Notes to be withdrawn;

•
specify the aggregate principal amount represented by those Qorvo Notes;

•
specify the name and number of the account at DTC to be credited with the withdrawn Qorvo Notes; and

•
be signed by the holder of those Qorvo Notes, including any required signature guarantees, or be accompanied by evidence satisfactory to Skyworks that the person withdrawing the tender has succeeded to the beneficial ownership of those Qorvo Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Qorvo Notes have been tendered for the account of an eligible guarantor institution.
Any withdrawal of tenders of Qorvo Notes may not be rescinded, and any Qorvo Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offers and Consent Solicitations. Validly withdrawn Qorvo Notes may, however, be re-tendered by again following one of the procedures described in “— Procedures for Tendering” above at or prior to the applicable Expiration Date or, in order to receive the applicable Total Consideration (including the applicable Consent Payment and the applicable Early Participation Premium), at or prior to the applicable Early Participation Date. Tendered Qorvo Notes may be withdrawn at any time before the applicable Expiration Date; however, a valid withdrawal of the tendered Qorvo Notes after the applicable Consent Revocation Deadline will not be deemed a revocation of the related consents and such consents will continue to be deemed delivered. None of Skyworks, Qorvo, the Exchange Agent, the Information Agent, the Dealer Manager, the Qorvo Trustee, the Skyworks Trustee, or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal of tenders or revocation of consents, or incur any liability for failure to give any such notification.
Exchange Agent; Information Agent
Global Bondholder Services Corporation has been appointed as the Exchange Agent and the Information Agent for the Exchange Offers and Consent Solicitations. All correspondence in connection with the Exchange Offers and Consent Solicitations should be sent or delivered by each holder of Qorvo Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the

Exchange Agent at the address listed on the back cover page of this Prospectus/Offers to Exchange. Questions concerning tender procedures and requests for additional copies of this Prospectus/Offers to Exchange should be directed to the Information Agent at the address and telephone numbers listed on the back cover page of this Prospectus/Offers to Exchange. Holders of Qorvo Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations. Skyworks will pay the Exchange Agent and the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.
The Dealer Manager
In connection with the Exchange Offers and Consent Solicitations, Skyworks has retained Goldman Sachs & Co. LLC as the dealer manager and consent solicitation agent for the Exchange Offers and Consent Solicitations (the “Dealer Manager”). Skyworks will pay a customary fee to the Dealer Manager for soliciting acceptances of the Exchange Offers and Consent Solicitations. That fee will be payable promptly following completion of the Exchange Offers and Consent Solicitations.
The obligations of the Dealer Manager to perform its functions are subject to various conditions. Skyworks has agreed to indemnify the Dealer Manager against various liabilities, including various liabilities under the federal securities laws. The Dealer Manager may contact holders of Qorvo Notes by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the Exchange Offers and Consent Solicitations to beneficial holders. Questions regarding the terms of the Exchange Offers and Consent Solicitations may be directed to Goldman Sachs & Co. LLC at its address and telephone number listed on the back cover page of this Prospectus/Offers to Exchange. At any given time, the Dealer Manager may trade the Qorvo Notes for its own account or for the accounts of its customers and, accordingly, may hold a long or short position in the Qorvo Notes.
The Dealer Manager and its affiliates have, from time to time, provided and/or are currently providing, and may in the future provide, investment banking and financial advisory services to Skyworks, Qorvo and their respective affiliates for which they have received and would continue to receive customary compensation. Additionally, an affiliate of the Dealer Manager serves as an agent, arranger and lender under Skyworks’ revolving credit facility. In addition, in connection with the financing of the Mergers, Skyworks entered into a commitment letter (the “Bridge Commitment Letter”) on October 27, 2025 with Goldman Sachs Bank USA, an affiliate of the Dealer Manager (together with other financial institutions that became party to the Bridge Commitment Letter), which committed to provide, subject to the satisfaction of customary closing conditions, up to $3,050.0 million of senior unsecured bridge term loans in connection with the Mergers. Goldman Sachs Bank USA will receive customary fees in connection with its commitment under such bridge facility and, in the event that any borrowings are made under such bridge facility, certain additional funding and other fees. In connection with the Mergers, Goldman Sachs & Co. LLC is also serving as a financial advisor to Skyworks and its affiliates and will receive a customary fee for its financial advisory services.
In the ordinary course of their businesses, the Dealer Manager or its affiliates may at any time hold long or short positions, and may trade for its own accounts or the accounts of its customers, in debt or equity securities issued by Skyworks, Qorvo and their respective subsidiaries and affiliates, including any of the Qorvo Notes or the Skyworks Notes. To the extent that the Dealer Manager or its affiliates own Qorvo Notes during the Exchange Offers and Consent Solicitations, it may tender such Qorvo Notes pursuant to the terms of the Exchange Offers and Consent Solicitations. The Dealer Manager and its affiliates may from time to time in the future engage in transactions with Skyworks, Qorvo and their respective subsidiaries and affiliates and provide services to them in the ordinary course of their respective businesses.
In connection with the Exchange Offers and Consent Solicitations or otherwise, the Dealer Manager may purchase and sell Qorvo Notes or Skyworks Notes in the open market. These transactions may include covering transactions and stabilizing transactions. Any of these transactions may have the effect of preventing or retarding a decline in the market prices of the Qorvo Notes and/or the Skyworks Notes. It may also cause the prices of the Qorvo Notes and/or the Skyworks Notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The Dealer Manager may conduct these transactions in the over-the-counter market or otherwise. If the Dealer Manager commences any of these transactions, it may discontinue them at any time.
Other Fees and Expenses
Skyworks will bear the expenses of soliciting tenders of the Qorvo Notes. Solicitations of holders may be made by mail, e-mail, facsimile transmission, telephone or in person by the Dealer Manager, Information Agent and Exchange Agent as well as by Skyworks officers and other employees and those of Skyworks affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges and consents.
Tendering holders of Qorvo Notes accepted in the Exchange Offers and Consent Solicitations will not be obligated to pay brokerage commissions or fees to Skyworks, the Dealer Manager, the Exchange Agent or the Information Agent or, except as set forth below, to pay transfer taxes with respect to the exchange of their Qorvo Notes. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.
Transfer Taxes
You will not be obligated to pay any transfer taxes in connection with the tender of Qorvo Notes in the Exchange Offers and Consent Solicitations unless you instruct Skyworks to deliver Skyworks Notes, or request that Qorvo Notes not tendered or accepted in the Exchange Offers and Consent Solicitations be returned, to a person other than the tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.
NONE OF SKYWORKS, QORVO, THE DEALER MANAGER, THE QORVO TRUSTEE, THE SKYWORKS TRUSTEE, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, MAKES ANY RECOMMENDATION AS TO WHETHER HOLDERS OF QORVO NOTES SHOULD EXCHANGE ANY QORVO NOTES FOR ANY SKYWORKS NOTES AND CASH OR DELIVER CONSENTS TO THE PROPOSED AMENDMENTS IN RESPONSE TO THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS AND NO ONE HAS BEEN AUTHORIZED BY ANY OF THEM TO MAKE SUCH A RECOMMENDATION.

THE PROPOSED AMENDMENTS
We are soliciting the consent of holders of each series of Qorvo Notes to, among other things, eliminate from the respective Qorvo Indenture for each series, as applicable:
(i)
substantially all of the restrictive covenants,

(ii)
certain of the events which may lead to an “Event of Default” (as defined in each of the Qorvo Indentures),

(iii)
the reporting covenant,

(iv)
the restrictions on Qorvo, Inc. or any guarantor of the Qorvo Notes of such series from consolidating with or merging into another person or conveying, transferring or leasing all or substantially all of its assets and its subsidiaries’ assets (taken as a whole) to any person,

(v)
the requirement for certain subsidiaries of Qorvo, Inc. to guarantee the Qorvo Notes of such series in the future, and

(vi)
the obligation to offer to repurchase the Qorvo Notes of such series upon certain change of control transactions.

If the Proposed Amendments described below with respect to a series of Qorvo Notes are adopted, the amendments will apply to all Qorvo Notes of such series not acquired in the Exchange Offer. Thereafter, all Qorvo Notes of such series will be governed by the Qorvo Indenture with respect to such series as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders thereof compared to those currently in the applicable Qorvo Indenture or those applicable to the Skyworks Notes. In particular, holders of the Qorvo Notes governed by the applicable amended Qorvo Indenture will no longer be entitled to the benefits of various covenants and other provisions currently included in such Qorvo Indenture. See “Risk Factors — Risks Related to the Exchange Offers and Consent Solicitations — The Proposed Amendments to the Qorvo Indentures will afford reduced protection to remaining holders of Qorvo Notes.”
The descriptions below of the provisions of the Qorvo 2029 Notes Indenture and the Qorvo 2031 Notes Indenture to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the applicable Qorvo Indenture and the form of supplemental indenture to such Qorvo Indenture that contains the Proposed Amendments with respect to the applicable series of Qorvo Notes. Copies of the applicable form of supplemental indenture will be filed as exhibits to the registration statement of which this Prospectus/Offers to Exchange forms a part.
Each of the Proposed Qorvo 2029 Notes Indenture Amendments (as defined below) and the Proposed Qorvo 2031 Notes Indenture Amendments (as defined below) constitute a single proposal with respect to that series of Qorvo Notes, and a consenting and tendering holder must consent to the adoption of the Proposed Amendments with respect to a series of Qorvo Notes in their entirety and may not consent selectively with respect to certain of the Proposed Amendments with respect to such series. The consent of any holder with respect to either the Proposed Qorvo 2029 Notes Indenture Amendments or the Proposed Qorvo 2031 Notes Indenture Amendments shall not constitute a consent for the Proposed Amendments with respect to the other series.
Pursuant to each of the Qorvo Indentures, the Proposed Amendments of the respective series of Qorvo Notes under the respective Qorvo Indenture require the consent of the holders of at least a majority in aggregate principal amount of the Qorvo Notes of such series then outstanding received hereunder.
As of the date of this Prospectus/Offers to Exchange, the aggregate principal amount outstanding of Qorvo 2029 Notes is $850,000,000 and the aggregate principal amount outstanding of Qorvo 2031 Notes is $700,000,000.
If the requisite consents relating to the Proposed Amendments with respect to a series of Qorvo Notes have been received, Qorvo and the Qorvo Trustee may execute and deliver a supplemental indenture relating to the Proposed Amendments to such series that will be effective upon execution but will only become operative upon the Settlement Date; provided that, the amendment removing Section 4.14 of the Qorvo Indenture of such series shall become operative immediately prior to the consummation of the Mergers.
The Proposed Amendments with respect to a series of Qorvo Notes, and the execution of a supplemental indenture relating to the Proposed Amendments to such series, may be effected independently from, and are not conditioned upon, the effecting of the Proposed Amendments or execution of a supplemental indenture with respect to the other series of Qorvo Notes.
Effectiveness of Proposed Amendments
If, at any time, Qorvo receives valid consents sufficient to effect the Proposed Amendments with respect to a series of Qorvo Notes, Qorvo and the Qorvo Trustee may execute and deliver a supplemental indenture relating to the Proposed Amendments with respect to such series of Qorvo Notes that will be effective upon execution but will only become operative upon the Settlement Date of the applicable Exchange Offer (other than the amendment removing Section 4.14 of each such Qorvo Indenture, which shall become operative immediately prior to the closing of the Mergers) and authorizes, directs and requests that the Qorvo Trustee execute and deliver the supplemental indentures to implement the Proposed Amendments with respect to such series of Qorvo Notes.
The Proposed Amendments with respect to a series of Qorvo Notes, and the execution of a supplemental indenture relating to the Proposed Amendments to such series, may be effected independently from, and are not conditioned upon, the effecting of the Proposed Amendments or execution of a supplemental indenture with respect to the other series of Qorvo Notes.
Qorvo 2029 Notes Indenture
If the requisite consents to the Proposed Amendments with respect to the Qorvo 2029 Notes are received, all of the following sections or provisions under the Qorvo 2029 Notes Indenture will be deleted in their entirety (the “Proposed Qorvo 2029 Notes Indenture Amendments”): Section 4.03 (“SEC Reports”); Section 4.04 (“Compliance Certificate”); Section 4.05 (“Taxes”); Section 4.07 (“Limitation on Restricted Payments”); Section 4.08 (“Limitation on Restrictions on Distributions from Restricted Subsidiaries”); Section 4.09 (“Limitations on Indebtedness”); Section 4.10 (“Limitation on Sales of Assets and Subsidiary Stock”); Section 4.11 (“Limitation on Transactions with Affiliates”); Section 4.12 (“Limitation on Liens”); Section 4.14 (“Change of Control Triggering Event”); Section 4.15 (“Corporate Existence”); Section 4.18 (“Future Subsidiary Guarantors”); Sections 5.01(a)(2), 5.01(a)(3) and 5.01(b) (“Merger and Consolidation”); and Sections 6.01(a)(3), 6.01(a) (4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) and 6.01(a) (8) (“Events of Default”).
The Proposed Qorvo 2029 Notes Indenture Amendments would also amend the Qorvo 2029 Notes Indenture and the Qorvo 2029 Notes to make certain conforming or other similar changes to the Qorvo 2029 Notes Indenture, including modification or deletion of certain definitions and cross-references.
By consenting to the Proposed Qorvo 2029 Notes Indenture Amendments, a holder will be deemed to have waived any default, event of default or other consequence under the Qorvo 2029 Notes Indenture or the Qorvo 2029 Notes for any failure to comply with the terms of the provisions identified above (whether before or after the date of the supplemental indenture effecting the Proposed Qorvo 2029 Notes Indenture Amendments).

Qorvo 2031 Notes Indenture
If the requisite consents to the Proposed Amendments with respect to the Qorvo 2031 Notes are received, all of the following sections or provisions under the Qorvo 2031 Notes Indenture will be deleted in their entirety (the “Proposed Qorvo 2031 Notes Indenture Amendments” and, together with the Proposed Qorvo 2031 Notes Indenture Amendments, the “Proposed Amendments”): Section 4.03 (“SEC Reports”); Section 4.04 (“Compliance Certificate”); Section 4.05 (“Taxes”); Section 4.12 (“Limitation on Liens”); Section 4.14 (“Change of Control Triggering Event”); Section 4.15 (“Corporate Existence”); Section 4.18 (“Future Subsidiary Guarantors”); Section 4.21 (“Limitation on Sale and Leaseback Transactions”); Sections 5.01(a)(2) and 5.01(b) (“Merger and Consolidation”); and Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) and 6.01(a)(8) (“Events of Default”).
The Proposed Qorvo 2031 Notes Indenture Amendments would also amend the Qorvo 2031 Notes Indenture and the Qorvo 2031 Notes to make certain conforming or other similar changes to the Qorvo 2031 Notes Indenture, including modification or deletion of certain definitions and cross-references.
By consenting to the Proposed Qorvo 2031 Notes Indenture Amendments, a holder will be deemed to have waived any default, event of default or other consequence under the Qorvo 2031 Notes Indenture or the Qorvo 2031 Notes for any failure to comply with the terms of the provisions identified above (whether before or after the date of the supplemental indenture effecting the Proposed Qorvo 2031 Notes Indenture Amendments).

DESCRIPTION OF THE SKYWORKS NOTES
In this section, references to “Skyworks,” “the Company,” “we,” “us,” “our” or similar references refer to Skyworks Solutions, Inc. and not to any of its subsidiaries.
General
Skyworks will issue up to $850,000,000 aggregate principal amount of 4.375% Senior Notes due 2029 (the “Skyworks 2029 Notes”) and up to $700,000,000 aggregate principal amount of 3.375% Senior Notes due 2031 (the “Skyworks 2031 Notes” and, together with the Skyworks 2029 Notes, the “Skyworks Notes”) pursuant to supplemental indentures (each, a “supplemental indenture” and together, the “supplemental indentures”) to the indenture (the “base indenture” and, together with the supplemental indentures, the “Skyworks Indenture”) to be entered into between Skyworks and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
The terms of the Skyworks Notes include those stated in the Skyworks Indenture with respect to the applicable series of Skyworks Notes and those made part of the Skyworks Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).
The following is a summary of the material terms and provisions of the respective series of Skyworks Notes and the Skyworks Indenture. However, this summary does not purport to be a complete description of the Skyworks Notes or the Skyworks Indenture and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Skyworks Indenture. We urge you to read the Skyworks Indenture carefully because it, and not the following description, will govern your rights as a holder of the Skyworks Notes.
The Skyworks Indenture will not limit the amount of indebtedness that we or our subsidiaries may incur. The Skyworks Indenture will provide only limited protection against significant corporate events that could adversely affect your investment in the Skyworks Notes. The Skyworks Notes will not be entitled to the benefit of any sinking fund provisions.
General
The Skyworks Notes will have the following basic terms:
•
the Skyworks Notes will be our senior, direct, unsecured obligations and, as such, will be pari passu in right of payment with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness;

•
the Skyworks Notes are obligations exclusively of Skyworks and are not guaranteed by any of its subsidiaries;

•
the Skyworks 2029 Notes will be issued in an initial aggregate principal amount of up to $850,000,000 and the Skyworks 2031 Notes will be issued in an initial aggregate principal amount of up to $700,000,000, and Skyworks will have the ability to issue additional notes of each series as described under “— Further issuances” below;

•
the Skyworks 2029 Notes will accrue interest at a rate of 4.375% per annum and the Skyworks 2031 Notes will accrue interest at a rate of 3.375% per annum;

•
interest will accrue on the Skyworks Notes from the most recent interest payment date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the most recent date on which interest has been paid on the corresponding Qorvo Notes), in the case of the Skyworks 2029 Notes, payable semiannually in arrears on April 15 and October 15 of each year, and in the case of the Skyworks 2031 Notes, payable semiannually in arrears on April 1 and October 1 of each year, in each case, beginning on the first applicable interest payment date after the issue date of such series of Skyworks Notes;

•
the Skyworks 2029 Notes will mature on October 15, 2029 and the Skyworks 2031 Notes will mature on April 1, 2031, in each case, unless redeemed or repurchased prior to that date;

•
Skyworks may redeem the Skyworks 2029 Notes and the Skyworks 2031 Notes, in whole or in part, at any time and from time to time at its option as described under “— Optional redemption” below;

•
Skyworks may be required to repurchase the Skyworks Notes in whole or in part at the option of the holders in connection with the occurrence of a “change of control repurchase event” as described under “— Purchase of Skyworks Notes Upon a Change of Control Repurchase Event” below;

•
the Skyworks Notes will be issued in registered form in minimum denominations of  $2,000 and integral multiples of  $1,000 in excess thereof;

•
each series of Skyworks Notes initially will be represented by one or more global certificates deposited with The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. The registered holder of a Skyworks Note will be treated as the owner of such Skyworks Note for all purposes of the Skyworks Indenture. We expect that payments of principal, premium, if any, and interest to owners of beneficial interests in global notes will be made in accordance with the procedures of DTC and its participants in effect from time to time. DTC will act as the depositary for the global notes. See “Book-Entry; Delivery and Form;” and

•
the Skyworks Notes will be exchangeable and transferable at the office or agency of Skyworks maintained for such purposes (which initially will be the corporate trust office of the Trustee).

Interest on each Skyworks Note will be paid to the person in whose name that Skyworks Note (or the corresponding Qorvo Note that has been exchanged for such Skyworks Note in the Exchange Offer) is registered at the close of business on, in the case of the Skyworks 2029 Notes, April 1 or October 1, as the case may be, and in the case of the Skyworks 2031 Notes, March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Skyworks Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If any interest or other payment date for a Skyworks Note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. The term “business day” means, with respect to any Skyworks Note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City or the place of payment are authorized or required by law, regulation or executive order to be closed.
The first interest payment on each series of Skyworks Notes will include the accrued and unpaid interest on the corresponding series of Qorvo Notes tendered in exchange therefor so that a tendering holder will be eligible to receive the same interest payment it would have received had such Qorvo Notes not been tendered in the applicable Exchange Offer and Consent Solicitation; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of such Qorvo Notes equal to the aggregate principal amount of the applicable series of Skyworks Notes a holder receives, which may be less than the principal amount of corresponding Qorvo Notes tendered for exchange. For the avoidance of doubt, to the extent an interest payment date for the Qorvo Notes occurs prior to the applicable Settlement Date, holders who validly tendered and did not validly withdraw such Qorvo Notes in the applicable Exchange Offer and Consent Solicitation will receive accrued and unpaid interest on such interest payment date as required by the terms of the applicable Qorvo Indenture.
The Skyworks Notes will not be subject to any sinking fund.
Skyworks may, subject to compliance with applicable law, at any time purchase Skyworks Notes in the open market or otherwise.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the Skyworks Notes will be payable, and the Skyworks Notes may be exchanged or transferred, at the office or agency maintained by Skyworks for such purpose (which initially will be the corporate trust office of the Trustee located in the contiguous United States). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If any of the Skyworks Notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at the option of Skyworks, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1,000,000 principal amount of Skyworks Notes of a series, wire transfer to an account located in the United States maintained by the payee. See “— Book-entry; delivery and form; global notes” below.
A holder may transfer or exchange any certificated notes in definitive form at the office or agency of Skyworks maintained for such purposes (which initially will be at the same location set forth in the preceding paragraph). No service charge will be made for any registration of transfer or exchange of Skyworks Notes, but Skyworks may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. Neither Skyworks nor the registrar is required to transfer or exchange any note selected for redemption during a period of 15 days before receipt of a notice of redemption of Skyworks Notes to be redeemed.
The registered holder of a Skyworks Note will be treated as the owner of that Skyworks Note for all purposes under the Skyworks Indenture.
Subject to applicable abandoned property law, all amounts of principal of and premium, if any, and interest on the Skyworks Notes paid by Skyworks that remain unclaimed two years after such payment was due and payable will be repaid to Skyworks, and the holders of such Skyworks Notes will thereafter look solely to Skyworks for payment.
Priority
The Skyworks Notes will be senior unsecured obligations of Skyworks. They will be equal in right of payment with all of our existing and future senior unsecured and unsubordinated indebtedness, but effectively junior to any senior secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all existing and future obligations of our subsidiaries, including any Qorvo Notes that are not tendered in the Exchange Offers.
The Skyworks Notes will effectively be junior in right of payment to all future secured indebtedness of Skyworks to the extent of the assets securing such indebtedness, and to all existing and future liabilities of its subsidiaries, including indebtedness and trade payables.
Skyworks’ ability to make payments when due to the holders of the Skyworks Notes is dependent upon the receipt of sufficient funds from its subsidiaries. Claims of creditors of Skyworks’ subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Skyworks’ creditors, including holders of the Skyworks Notes. Accordingly, the Skyworks Notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of Skyworks’ subsidiaries.
As of April 3, 2026, on a pro forma as adjusted basis, assuming full participation in the Exchange Offers on or prior to the Early Participation Date and giving effect to the Mergers, Skyworks would have had approximately $4.79 billion of unsecured, unsubordinated indebtedness outstanding and no secured indebtedness outstanding.
Optional Redemption
Prior to the applicable Par Call Date (as defined below), Skyworks may redeem the Skyworks 2029 Notes or the Skyworks 2031 Notes at its option at any time, and from time to time, in whole or in part. If Skyworks elects to redeem the Skyworks Notes prior to the applicable Par Call Date, it will pay a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of Skyworks Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points (in the case of the Skyworks 2029 Notes) or 20 basis points (in the case of the Skyworks 2031 Notes), in each case less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the applicable series of Skyworks Notes to be redeemed, plus, in each case, accrued and unpaid interest thereon to, but not including, the redemption date.
In addition, at any time and from time to time, on or after the applicable Par Call Date, Skyworks may redeem the Skyworks 2029 Notes or the Skyworks 2031 Notes at its option, either in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the applicable series of Skyworks Notes to be redeemed on the redemption date, plus accrued and unpaid interest on such Skyworks Notes to, but not including, the redemption date.
The following terms are relevant to the determination of the redemption price. “Treasury Rate” means, with respect to any redemption date for Skyworks Notes of a series, the yield determined by the Company in accordance with the following two paragraphs:
•
The Treasury Rate applicable to such redemption of Skyworks Notes of such series shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

•
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Skyworks Notes to be redeemed. Any notice may, at the discretion of Skyworks, be subject to the satisfaction or waiver of any conditions precedent, in which case such notice shall state the nature of such condition precedent.
In the case of a partial redemption, selection of the Skyworks Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Skyworks Notes of a principal amount of $2,000 or less will be redeemed in part. If any Skyworks Note is to be redeemed in part only, the notice of redemption that relates to such Skyworks Note will state the portion of the principal amount of such Skyworks Note to be redeemed. A new Skyworks Note in a principal amount equal to the unredeemed portion of such Skyworks Note will be issued in the name of the holder of such Skyworks Note upon surrender for cancellation of the original Skyworks Note. For so long as the Skyworks Notes are held by DTC (or another depositary), the redemption of the Skyworks Notes shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the applicable series of Skyworks Notes or portions thereof called for redemption.
“Par Call Date” in respect of a series of Skyworks Notes shall mean the date set forth below:
•
with respect to the Skyworks 2029 Notes, July 15, 2029 (three months prior to the maturity of the Skyworks 2029 Notes); and

•
with respect to the Skyworks 2031 Notes, January 1, 2031 (three months prior to the maturity of the Skyworks 2031 Notes).

Purchase of Skyworks Notes Upon A Change of Control Repurchase Event
If a change of control repurchase event occurs with respect to the Skyworks Notes of a series, except as set forth in the fourth paragraph of this subsection or unless Skyworks has exercised its right to redeem (or given notice of redemption of) the Skyworks Notes of that series as described above, Skyworks will be required to make an offer to each holder of the Skyworks Notes of that series to repurchase all or any part (in excess of  $2,000 and in integral multiples of  $1,000) of that holder’s Skyworks Notes of that series at a purchase price in cash equal to 101% of the aggregate principal amount of the Skyworks Notes of the series repurchased plus any accrued and unpaid interest on the Skyworks Notes of the series repurchased to, but not including, the date of repurchase. Within 45 days following any change of control repurchase event or, at the option of Skyworks, prior to any change of control, but after the public announcement of the change of control, Skyworks will send a notice to each holder of the applicable series, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the change of control repurchase event and offering to repurchase the Skyworks Notes of that series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if given prior to the date of consummation of the change of control, state that the offer to purchase is conditioned on a change of control repurchase event occurring on or prior to the payment date specified in the notice. Skyworks will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Skyworks Notes as a result of a change of control repurchase event. To the extent that the provisions of any securities laws or regulations conflict with the change of control repurchase event provisions of the Skyworks Notes, Skyworks will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the change of control repurchase event provisions of the Skyworks Notes by virtue of compliance with such securities laws or regulations.
On the repurchase date following a change of control repurchase event, Skyworks will, to the extent lawful:
(1)
accept for payment all the Skyworks Notes or portions of the Skyworks Notes properly tendered (and not withdrawn) pursuant to its offer;

(2)
deposit with the paying agent an amount equal to the aggregate purchase price in respect of all the Skyworks Notes or portions of the Skyworks Notes so accepted for payment; and

(3)
deliver or cause to be delivered to the Trustee the Skyworks Notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of Skyworks Notes being purchased by Skyworks.

The paying agent will promptly mail or deliver by wire transfer (or otherwise in accordance with the procedures of the depositary) to each holder of Skyworks Notes of the applicable series so accepted for payment the purchase price for such Skyworks Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a Skyworks Note equal in principal amount to any unpurchased portion of any Skyworks Notes of that series surrendered.
Skyworks will not be required to make an offer to repurchase the Skyworks Notes upon a change of control repurchase event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by Skyworks and such third party purchases all Skyworks Notes properly tendered and not withdrawn under its offer.
The change of control repurchase event feature of the Skyworks Notes may in certain circumstances make more difficult or discourage a sale or takeover of Skyworks. Skyworks has no present intention to engage in a transaction involving a change of control, although it is possible that Skyworks could decide to do so in the future. Subject to the limitations discussed below, Skyworks could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the Skyworks Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of Skyworks or credit ratings of the Skyworks Notes. Restrictions on the ability of Skyworks to incur liens, enter into sale and leaseback transactions and consolidate, merge or sell assets are contained in the covenants as described under “— Certain Covenants — Limitation on Liens,” “— Certain Covenants — Limitation on Sale and Leaseback Transactions” and “— Certain Covenants — Limitation on Consolidation, Merger and Sale of Assets.” Except for the limitations contained in such covenants and the covenant relating to repurchases upon the occurrence of a change of control repurchase event, the Skyworks Indenture will not contain any covenants or provisions that may afford holders of the Skyworks Notes protection in the event of a decline in the credit quality of Skyworks or a highly leveraged or similar transaction involving Skyworks.
Skyworks may not have sufficient funds to repurchase all the Skyworks Notes of a series upon a change of control repurchase event with respect to such series of Skyworks Notes. In addition, even if it has sufficient funds, Skyworks may be prohibited from repurchasing the Skyworks Notes under the terms of its future debt instruments.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Skyworks and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than Skyworks or one of its subsidiaries; (2) the adoption of a plan relating to Skyworks’ liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Skyworks or its subsidiaries, becomes the beneficial owner (as defined in Rules 13(d)(3) and 13(d)(5) of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of Skyworks’ voting stock or other voting stock into which Skyworks’ voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (4) Skyworks consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into Skyworks, in any such event pursuant to a transaction in which any of the outstanding voting stock of Skyworks or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the voting stock of Skyworks outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person immediately after giving effect to such transaction.

“change of control repurchase event” means, with respect to a series of Skyworks Notes, the occurrence of both a change of control and a ratings event.
“Fitch” means Fitch Ratings Inc., or any successor to the rating agency business thereof.
“investment grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Skyworks.
“rating agency” means (1) each of S&P and Fitch; and (2) if any of S&P and Fitch ceases to rate the Skyworks Notes or fails to make a rating of the Skyworks Notes publicly available for reasons outside of the control of Skyworks, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Skyworks (as certified by a resolution of the board of directors of Skyworks) as a replacement for such rating agency.
“ratings event” means, with respect to a series of Skyworks Notes, the rating of such Skyworks Notes is lowered by both rating agencies and such Skyworks Notes are rated below investment grade by both rating agencies on any day during the period (which period will be extended so long as the rating of such Skyworks Notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) commencing on the earlier of (x) the date of the first public notice of the occurrence of a change of control and (y) the date of public notice of an agreement that, if consummated, would result in a change of control and ending 60 days following consummation of such change of control; provided, however, that a ratings event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a ratings event for purposes of the definition of change of control repurchase event) unless the rating agency making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at Skyworks’ or the Trustee’s request that the reduction was the result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the ratings event).
“S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Further Issuances
Skyworks may from time to time, without notice to or the consent of the holders of any series of Skyworks Notes, create and issue additional Skyworks Notes of that series of Skyworks Notes having the same terms as, and ranking equally and ratably with, that series of Skyworks Notes offered hereby in all respects (except for the issue date and, if applicable, the issue price, first interest payment date and interest accrual date and the amount of interest payable on the first interest payment date). Such additional Skyworks Notes of such series may be consolidated and form a single series with, and will have the same terms as to priority, redemption, waivers, amendments or otherwise, as the Skyworks Notes of such series offered hereby and will vote together as one class on all matters with respect to that series of Skyworks Notes. Additional Skyworks Notes of a series that are not fungible for U.S. federal income tax purposes with the Skyworks Notes offered hereby may trade under a separate CUSIP.
Certain Covenants
The Skyworks Indenture will contain the following principal covenants:
Limitation on Liens
Skyworks will not, and will not permit any Significant Subsidiary to, create, incur, assume or permit to exist any lien on any property or asset (including the capital stock of any subsidiary), to secure any indebtedness of Skyworks, any Significant Subsidiary or any other person without securing the Skyworks

Notes equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:
•
liens existing on the date of the applicable supplemental indenture, officer’s certificate or board resolution for such series of Skyworks Notes;

•
(x) liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person; provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary and the proceeds and products of such assets (and the proceeds and products thereof); and (y) liens on assets or property at the time acquired; provided such indebtedness was not incurred in connection with such acquisition and such liens do not extend to any assets other than those so acquired (and the proceeds and products thereof);

•
liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease (including any Capital Lease Obligations, or any synthetic, off-balance sheet or tax retention lease), improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

•
liens to secure any modification, extension, renewal, refinancing, replacement or refunding (or successive modifications, extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any indebtedness secured by liens referred to in the above three bullets or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same (or same type of) property which secured the lien modified, extended, renewed, refinanced, replaced or refunded, plus accessions, additions and improvements on such property and after-acquired property and the indebtedness so secured does not exceed the sum of (A) the greater of (x) the outstanding principal amount or, if greater, committed amount of the indebtedness secured by and (y) the fair market value (as determined by Skyworks’ board of directors) of the assets subject to such liens at the time of such modification, extension, renewal, refinancing, replacement or refunding, or such amendment, consent or waiver, as the case may be, plus (B) an amount necessary to pay accrued but unpaid interest on such indebtedness and any premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs, expenses (including upfront fees, original issue discount (in lieu of upfront fees), consent fees, amendment fees or similar fees) or penalties incurred in connection with such modification, extension, renewal, refinancing, replacement or refunding;

•
liens on property incurred in sale and leaseback transactions permitted under “— Limitation on Sale and Leaseback Transactions” below;

•
liens in favor of only Skyworks or one or more subsidiaries granted by Skyworks or a subsidiary to secure any obligations owed to Skyworks or a subsidiary of Skyworks;

•
liens on assets of any subsidiary of Skyworks registered or regulated as a “broker” or a “dealer” as such terms are defined in Sections 3(a)(4) and (5) of the Exchange Act created or otherwise arising in the ordinary course of such subsidiary’s business;

•
customary liens in respect of a deposit for the benefit of a holder of a series of Skyworks Notes for a discharge or defeasance of such Skyworks Notes or holders of other indebtedness for a discharge or defeasance of such other indebtedness;

•
liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Skyworks or any subsidiary in the ordinary course of business;

•
liens in favor of the Trustee granted in accordance with the Skyworks Indenture;

•
liens for taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days (or, if failure to pay prior to delinquency but after the due date does not result in additional material amounts being due, which are not yet delinquent by more than 30 days) or not yet subject to penalties for nonpayment or that are being contested in good faith by appropriate proceedings and for which Skyworks or any subsidiary, as applicable, has maintained adequate reserves in accordance with GAAP;

•
any attachment or judgment lien in existence less than 60 days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) Skyworks or any of its subsidiaries shall in good faith be prosecuting on appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

•
liens securing Swap Contracts of Skyworks or any of its subsidiaries permitted to be incurred under the Skyworks Indenture;

•
liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by Skyworks or any subsidiary in the ordinary course of business;

•
liens on the assets of, or capital stock or other equity interests in, any subsidiary or any joint venture and which secures indebtedness or other obligations of such subsidiary or joint venture (or of another subsidiary);

•
liens securing obligations under the Revolving Credit Agreement in an aggregate amount not to exceed $750 million; and

•
liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under “— Limitation on Sale and Leaseback Transactions” below, do not exceed 15.0% of Consolidated Net Tangible Assets measured at the date of incurrence of such liens.

Any lien created for the benefit of holders pursuant to the preceding paragraph may provide by its terms that any such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien securing such other indebtedness.
Limitation on Sale and Leaseback Transactions
Skyworks will not, and will not permit any Significant Subsidiary to, enter into any arrangement with any person pursuant to which Skyworks or any Significant Subsidiary leases any property that has been or is to be sold or transferred by Skyworks or the Significant Subsidiary to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if Skyworks or such Significant Subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding Skyworks Notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “attributable debt”).
In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “— Limitation on Liens” above include:
•
temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•
leases between only Skyworks and one or more subsidiaries of Skyworks or only between or among subsidiaries of Skyworks;

•
leases where the proceeds are at least equal to the fair market value (as determined by Skyworks’ board of directors) of the property and Skyworks applies within 270 days after the sale an amount equal to the greater of the net proceeds of the sale or the attributable debt associated with the property to (i) the retirement of long-term secured indebtedness, (ii) the acquisition, construction, development or improvement of properties, facilities or equipment or (iii) a combination thereof; and

•
leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

Limitation on Consolidation, Merger and Sale of Assets
Skyworks may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of Skyworks’ and its subsidiaries’ property and assets (taken as a whole) to another entity unless:
•
Skyworks is the surviving or continuing corporation or transferee or (2) the successor entity, if other than Skyworks, is a person organized and existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of Skyworks’ obligations under the Skyworks Notes and the Skyworks Indenture;

•
immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

•
if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Skyworks would become subject to any lien which would not be permitted by the lien restriction described above without equally and ratably securing the Skyworks Notes, Skyworks or such successor person, as the case may be, will take the steps as are necessary to secure effectively the Skyworks Notes equally and ratably with, or prior to, all indebtedness secured by those liens as described above.

In connection with any transaction that is covered by this covenant, Skyworks must deliver to the Trustee an officer’s certificate and an opinion of counsel each stating that the transaction complies with the terms of the Skyworks Indenture.
In the case of any such consolidation, merger, sale, lease, conveyance, transfer or other disposition of all or substantially all of Skyworks’ and its subsidiaries assets (taken as a whole) in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Skyworks under the Skyworks Indenture and, subject to the terms of the Skyworks Indenture, Skyworks will be discharged and released from the obligation to pay principal and interest on the Skyworks Notes and all obligations under the Skyworks Indenture.
Events of Default
Each of the following is an “event of default” under the Skyworks Indenture with respect to the Skyworks Notes of each series:
(1)
a default in the payment of any principal of or premium, if any, on any Skyworks Notes of that series when due at its stated maturity date, upon optional redemption or otherwise;

(2)
a failure to pay interest on the Skyworks Notes of that series when due, continued for 30 days;

(3)
certain events of bankruptcy, insolvency or reorganization involving Skyworks;

(4)
a default in the performance, or breach, of any other covenant, warranty or agreement in the Skyworks Indenture for 60 days after a Notice of Default (as defined below) is given to Skyworks; and

(5)
(a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Skyworks (other than indebtedness of Skyworks owing to any of its subsidiaries) outstanding in an amount in excess of $400 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of Skyworks (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $400 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses (a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the Skyworks Indenture will be deemed cured.

A default under clause (4) above is not an event of default until the Trustee or the holders of at least 25% in aggregate principal amount of the applicable series of Skyworks Notes then outstanding notify Skyworks of the default and Skyworks does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”
Skyworks shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Skyworks is taking or proposes to take with respect thereto.
If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Skyworks) shall have occurred and be continuing, the Trustee or the registered holders of at least 25% in aggregate principal amount of the Skyworks Notes of that series then outstanding may declare, by notice to Skyworks in writing (and to the Trustee, if given by the holders of the Skyworks Notes of that series) specifying the event of default, to be immediately due and payable the principal amount of all the Skyworks Notes of that series then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Skyworks shall occur, such amount with respect to all the Skyworks Notes of that series shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Skyworks Notes of that series. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of Skyworks Notes of that series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the Skyworks Notes of that series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the Skyworks Notes of that series, have been cured or waived as provided in the Skyworks Indenture.
In case an event of default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Skyworks Indenture at the request or direction of any of the holders of the Skyworks Notes of any series, unless such holders shall have offered, and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Skyworks Notes of any series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Skyworks Notes of that series.
No holder of Skyworks Notes of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Skyworks Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
(a)
such holder has previously given to the Trustee written notice of a continuing event of default,

(b)
the registered holders of at least 25% in aggregate principal amount of the Skyworks Notes of that series then outstanding have made written request and offered, and if requested, provided indemnity or security reasonably satisfactory to the Trustee to institute such proceeding as trustee, and

(c)
the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Skyworks Notes of that series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any Skyworks Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Skyworks Note on or after the respective due dates expressed in such Skyworks Note.
The Skyworks Indenture will require Skyworks to furnish to the Trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the Skyworks Indenture. Upon becoming aware of any default or event of default, Skyworks is required to deliver to the Trustee a statement specifying such default or event of default and the actions Skyworks intends to take in connection therewith.
Definitions
The indenture will contain the following defined terms:
“Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such person under GAAP; and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Consolidated Net Tangible Assets” means, as of the time of determination, (a) the total assets of Skyworks and its subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) current liabilities of Skyworks and its subsidiaries, except for current maturities of long-term indebtedness and Capital Lease Obligations, and (ii) goodwill and other intangible assets of Skyworks and its subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected in the most recent consolidated balance sheet prepared by Skyworks in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q (or comparable semiannual report) timely filed or any amendment thereto (and not subsequently disclaimed as not being reliable by Skyworks) prior to the time as of which “Consolidated Net Tangible Assets” is being determined.
“GAAP” means generally accepted accounting principles in the United States of America in effect on the date of the Skyworks Indenture.
“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof  (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“incur” means issue, assume, guarantee or otherwise become liable for.
“indebtedness” means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).
“Non-recourse Obligation” means indebtedness or other obligations substantially related to the financing of a project involving the development or expansion of properties of Skyworks or any direct or indirect subsidiaries of Skyworks, as to which the obligee with respect to such indebtedness or obligation has no recourse to Skyworks or any direct or indirect subsidiary of Skyworks or such subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government, or political subdivision thereof.
“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of May 21, 2021, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by the First Amendment, dated as of March 6, 2023, the Second Amendment, dated as of November 18, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified, replaced or refinanced from time to time (such amendment, restatement, amendment and restatement, supplement, modification, replacement or refinancing may be successive or non-successive); provided that any such amendment, restatement, amendment and restatement, supplement, modification, replacement or refinancing is in the form of a revolving credit facility (or similar arrangement).
“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.
“subsidiary” means, with respect to any person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
Modification and Waiver
Subject to certain exceptions, the Skyworks Indenture with respect to any series of the Skyworks Notes may be amended with the consent of the holders of a majority in principal amount of the Skyworks Notes of that series then outstanding (including consents obtained in connection with a tender offer or exchange for the Skyworks Notes). Skyworks and the Trustee may, without the consent of any holders of Skyworks Notes of any series, change the Skyworks Indenture for any of the following purposes:
•
to evidence the succession of another person to Skyworks and the assumption by any such successor of the covenants of Skyworks under the Skyworks Indenture and the Skyworks Notes;

•
to add to the covenants of Skyworks for the benefit of holders of the Skyworks Notes of that series or to surrender any right or power conferred upon Skyworks;

•
to add any additional events of default for the benefit of holders of the Skyworks Notes of that series;

•
to add to or change any of the provisions of the Skyworks Indenture as necessary to permit or facilitate the issuance of Skyworks Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Skyworks Notes of that series in uncertificated form, or relating to the transfer and legending of Skyworks Notes;

•
to secure the Skyworks Notes of that series or to add guarantees of the Skyworks Notes;

•
to add or appoint a successor or separate trustee;

•
to cure any ambiguity, defect, mistake or inconsistency;

•
to supplement any of the provisions of the Skyworks Indenture as necessary to permit or facilitate the defeasance or discharge of the Skyworks Notes of that series, provided that the interests of the holders of the Skyworks Notes of that series are not adversely affected in any material respect;

•
to make any other change that would not adversely affect the contractual rights of any holders of the Skyworks Notes of the applicable series;

•
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the Skyworks Indenture or any supplemental indenture under the Trust Indenture Act;

•
to conform any provision in the Skyworks Indenture, or in the board resolution, officer’s certificate or supplemental indenture establishing the Skyworks Notes of any series, or the terms of the Skyworks Notes of any series, to the prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the Skyworks Notes of such series were offered; and

•
to reflect the issuance of additional notes as permitted by the Skyworks Indenture.

Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each affected Skyworks Note:

•
make any change to the percentage of principal amount of Skyworks Notes the holders of which must consent to an amendment, modification, supplement or waiver;

•
reduce the rate of or extend the time of payment for interest on any Skyworks Note;

•
reduce the principal amount or extend the stated maturity of any Skyworks Note;

•
reduce the redemption price or repurchase price of any Skyworks Note, change the date on which any Skyworks Note is subject to redemption or repurchase (provided that this shall not apply to changes in the notice period for any redemption or repurchase) or add redemption or repurchase provisions to the Skyworks Notes;

•
make any Skyworks Note payable in money other than that stated in the Skyworks Indenture or the Skyworks Note; or

•
impair the right to institute suit for the enforcement of any payment on or with respect to the Skyworks Notes.

The holders of at least a majority in principal amount of the outstanding Skyworks Notes of any series may waive compliance by Skyworks with certain restrictive provisions of the Skyworks Indenture with respect to the Skyworks Notes of that series. The holders of at least a majority in principal amount of the outstanding Skyworks Notes of any series may waive any past default under the Skyworks Indenture, except a default not theretofore cured in the payment of principal or interest and any covenants and provisions of the Skyworks Indenture which Skyworks Indenture (or the applicable board resolution, officer’s certificate or supplemental indenture establishing the series of Skyworks Notes) expressly provides cannot be amended without the consent of the holder of each outstanding Skyworks Note of the applicable series affected thereby.
Defeasance
Skyworks at any time may terminate all its obligations with respect to one or more series of the Skyworks Notes and the Skyworks Indenture as to all outstanding Skyworks Notes of such series (such termination, “legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Skyworks Notes of that series, to replace mutilated, destroyed, lost or stolen Skyworks Notes of that series, to maintain a registrar and paying agent in respect of the Skyworks Notes of that series and certain rights privileges and immunities of the Trustee and Skyworks’ obligations in connection therewith. Skyworks at any time may also terminate its obligations with respect to the Skyworks Notes of any series under the covenants described under “— Certain covenants — Limitation on Liens,” “— Certain Covenants — Limitation on Sale and Leaseback Transactions” and “— Limitation on Consolidation, Merger and Sale of Assets,” to maintain its corporate existence, under clause (4) under “— Events of Default,” under clause (5) under “— Events of default” and under the provisions described under “— Purchase of Skyworks Notes Upon a Change of Control Repurchase event,” which termination is referred to in this Prospectus/Offers to Exchange as “covenant defeasance.” Skyworks may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
If Skyworks exercises its legal defeasance option with respect to the Skyworks Notes of any series, payment of the Skyworks Notes of that series may not be accelerated because of an event of default with respect thereto. If Skyworks exercises its covenant defeasance option with respect to the Skyworks Notes of any series, payment of the Skyworks Notes of that series may not be accelerated because of an event of default specified in clauses (4) and (5) under “— Events of default” with respect to the covenants described under “— Certain covenants” and Skyworks will no longer be obligated to make an offer under the “— Purchase of Skyworks Notes Upon a Change of Control Repurchase Event” provision upon the occurrence of a change of control.
The legal defeasance option or the covenant defeasance option with respect to the Skyworks Notes of any series may be exercised only if:
(a)
Skyworks irrevocably deposits in trust with the Trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of, or based on a written report or certificate of, a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay principal and interest when due on all the Skyworks Notes being defeased to maturity,
(b)
no default or event of default with respect to the Skyworks Notes of that series has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit (and any similar substantially concurrent deposit relating to other indebtedness or other instruments being defeased, discharged, repurchased, redeemed, repaid or otherwise acquired or retired), and the granting of liens to secure such borrowing),

(c)
in the case of the legal defeasance option, Skyworks delivers to the Trustee an opinion of counsel stating that:

(1)
Skyworks has received from the Internal Revenue Service a ruling, or

(2)
since the date of the Skyworks Indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that, and based thereon such opinion of counsel shall confirm that, the holders of the Skyworks Notes of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred,

(d)
in the case of the covenant defeasance option, Skyworks delivers to the Trustee an opinion of counsel to the effect that the holders of the Skyworks Notes of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred,

(e)
if any series of Skyworks Notes is to be redeemed in connection with such defeasance, either notice of such redemption shall have been duly given pursuant to the Skyworks Indenture or provision therefor satisfactory to the Trustee shall have been made, and

(f)
Skyworks delivers to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance of the Skyworks Notes have been complied with as required by the Skyworks Indenture.

Discharge
When (i) Skyworks delivers to the Trustee all outstanding Skyworks Notes of any series (other than Skyworks Notes of that series replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding Skyworks Notes of any series have become due and payable (whether by the sending of a notice of redemption or otherwise), or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements satisfactory to the Trustee, and in the case of clause (ii) Skyworks irrevocably deposits with the Trustee U.S. dollars or non-callable U.S. government obligations or a combination thereof in such amounts sufficient to pay at maturity or upon redemption all outstanding Skyworks Notes of that series, including interest and premium, if any, thereon, and if in either case Skyworks pays all other sums related to the Skyworks Notes of that series payable under the Skyworks Indenture by Skyworks, then the Skyworks Indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to Skyworks Notes of that series. The Trustee shall acknowledge satisfaction and discharge of the Skyworks Indenture with respect to the Skyworks Notes of that series on demand of Skyworks accompanied by an officer’s certificate and an opinion of counsel of Skyworks.
Governing law
The Skyworks Indenture and the Skyworks Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee
U.S. Bank Trust Company, National Association is the Trustee under the Skyworks Indenture and has also been appointed by Skyworks to act as registrar, transfer agent and paying agent for the Skyworks Notes.

BOOK-ENTRY ISSUANCE
The Skyworks Notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes directly through DTC. Except under circumstances described below, the Skyworks Notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.
So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the Skyworks Notes represented by the global notes for all purposes under the Skyworks Indenture. Except as provided below, owners of beneficial interests in the global notes will not be entitled to have Skyworks Notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of Skyworks Notes in definitive form and will not be considered the owners or holders thereof under the Skyworks Indenture.
Principal and interest payments on Skyworks Notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes. None of Skyworks, the Skyworks Trustee or any paying agent or registrar for the Skyworks Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to these beneficial interests.
Skyworks expects that the depositary for the Skyworks Notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary or its nominee. Skyworks also expects that payments by participants to owners of beneficial interest in the global notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Skyworks within 90 days, Skyworks will issue Skyworks Notes in definitive form in exchange for the global notes. Skyworks will also issue Skyworks Notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the Skyworks Notes represented by the global notes and has not been cured or waived. In addition, Skyworks may at any time and in its sole discretion determine not to have the Skyworks Notes represented by the global notes and, in that event, will issue Skyworks Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of Skyworks Notes represented by the global notes equal in principal amount to such beneficial interest and to have such Skyworks Notes registered in its name. Skyworks Notes so issued in definitive form will be issued as registered Skyworks Notes in denominations of $2,000 and integral multiples of $1,000 above that amount, unless otherwise specified by Skyworks. Skyworks Notes in definitive form can be transferred by presentation for registration to the registrar at its New York offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to Skyworks or the trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Skyworks Notes in definitive form.

DTC
The depositary advises as follows:
(1)
DTC is:

•
a limited-purpose trust company organized under the New York Banking Law,

•
a “banking organization” within the meaning of the New York Banking Law,

•
a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

(2)
DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

(3)
DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;

(4)
DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.; and

(5)
Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.
The depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include both U.S. and non-U.S. securities brokers and dealers (including the dealer managers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, U.S. and non-U.S. brokers, dealers, trust companies, clearing corporations and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
According to the depositary, the foregoing information with respect to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Initial settlement for the Skyworks Notes will be made in same-day U.S. dollar funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules.
Notices
Notices to holders of the Skyworks Notes will be sent to the registered holders, whether the Skyworks Notes are in global or definitive form. So long as the global notes are held on behalf of DTC or any other clearing system, notices to holders of Skyworks Notes represented by a beneficial interest in the global notes may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.
Euroclear and Clearstream
Investors may hold interests in the Skyworks Notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The following is based on information furnished by Euroclear or Clearstream, as the case may be.
Euroclear has advised Skyworks that:
(1)
It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

(2)
Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

(3)
Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

(4)
The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the dealer managers of the securities offered by this Prospectus/Offers to Exchange;

(5)
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

(6)
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

(7)
The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

(8)
Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised Skyworks that:
(9)
It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

(10)
Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

(11)
As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

(12)
Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the dealer managers of the securities offered by this Prospectus/Offers to Exchange;

(13)
Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

(14)
Distributions with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. None of Skyworks, the Dealer Manager, the Skyworks Trustee or the paying agent take any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.
Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

NOTICES TO CERTAIN NON-U.S. HOLDERS
General
No action has been or will be taken in any non-U.S. jurisdiction that would permit a public offering of the Skyworks Notes or the possession, circulation or distribution of this Prospectus/Offers to Exchange or any material relating to us, the Qorvo Notes or the Skyworks Notes in any jurisdiction where action for that purpose is required. Accordingly, the Skyworks Notes offered in the Exchange Offers may not be offered, sold or exchanged, directly or indirectly, and neither this Prospectus/Offers to Exchange nor any other offering material or advertisements in connection with the Exchange Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.
This Prospectus/Offers to Exchange does not constitute an offer to buy or sell or a solicitation of an offer to buy or exchange either Qorvo Notes or Skyworks Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this Prospectus/Offers to Exchange in certain jurisdictions (including, but not limited to, the European Economic Area, the United Kingdom, Hong Kong, Japan, Singapore, Switzerland, the United Arab Emirates and Canada) may be restricted by law. Persons into whose possession this Prospectus/Offers to Exchange comes are required by the Dealer Manager and the Exchange Agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the Exchange Offers to be made by a licensed broker or dealer and the Dealer Manager or any of its affiliates is a licensed broker or dealer in any such jurisdiction, such Exchange Offers shall be deemed to be made by the Dealer Manager or such affiliate (as the case may be) on our behalf in such jurisdiction.
Notice to Prospective Investors in the European Economic Area
The Skyworks Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) For these purposes, (A) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for such securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Skyworks Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Skyworks Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This Prospectus/Offers to Exchange has been prepared on the basis that any offer of the Skyworks Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Skyworks Notes. This Prospectus/Offers to Exchange is not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Skyworks Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, (A) the expression “retail investor” means a person who is neither: (i) a “professional client” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of assimilated law in the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”), nor (ii) a “qualified investor” as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “UK POATRs”); and (B) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to buy or subscribe for such securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of assimilated law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Skyworks Notes or otherwise making them available to retail investors in the UK has been prepared, and therefore offering or selling the Skyworks Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This Prospectus/Offers to Exchange has been prepared on the basis that any offer of the Skyworks Notes in the UK will be made pursuant to an exemption from the prohibition on public offers of relevant securities in the UK POATRs in circumstances not requiring a prospectus pursuant to the UK Financial Conduct Authority (‘‘FCA’’) Handbook Admission to Trading on a Regulated Market Sourcebook (‘‘FCAPRM Sourcebook’’). This Prospectus/Offers to Exchange is not a prospectus for the purposes of the UK POATRs or the FCA PRM Sourcebook.
In the UK, this Prospectus/Offers to Exchange is only for distribution to, and are only directed at, non-retail investors (being persons who are not retail investors as defined in this section ‘‘Notice to Prospective Investors in the United Kingdom’’) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (ii) high net worth bodies corporate, unincorporated associations or partnerships and trustees of high value trusts described in Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order; or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise be lawfully communicated (all such persons together being referred to as “Relevant Persons”). In the UK, any investment or investment activity to which this Prospectus/Offers to Exchange relates is available only to, and will be engaged in only with, Relevant Persons. Any person in the UK that is not a Relevant Person should not act or rely on this Prospectus/Offers to Exchange or any of its contents. This Prospectus/Offers to Exchange and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK.
Notice to Prospective Investors in Hong Kong
This Prospectus/Offers to Exchange has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The securities to be sold under this Prospectus/Offers to Exchange may not be offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that ordinance; or (b) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong); or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Skyworks Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Skyworks Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that ordinance.
Notice to Prospective Investors in Japan
The Skyworks Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. Accordingly, none of the Skyworks Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore
This Prospectus/Offers to Exchange has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus/Offers to Exchange and any other document or material in connection with the offer or exchange, or invitation for subscription or purchase, of the Skyworks Notes may not be circulated or distributed, nor may the Skyworks Notes be offered or exchanged, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:
•
to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (as amended, the “SFA”)) pursuant to Section 274 of the SFA;

•
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; or

•
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Skyworks Notes are subscribed for or exchanged for under Section 275 of the SFA by a relevant person that is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

and securities or securities-based derivatives contracts (each term as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Skyworks Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Skyworks has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the Skyworks Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This Prospectus/Offers to Exchange is not intended to constitute an offer or solicitation to purchase or invest in the Skyworks Notes. The Skyworks Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus/Offers to Exchange nor any other offering or marketing material relating to the Skyworks Notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this Prospectus/Offers to Exchange nor other offering or marketing material relating to the Skyworks Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the United Arab Emirates
The Skyworks Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial

Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this Prospectus/Offers to Exchange does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This Prospectus/Offers to Exchange has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to Participants in Exchange Offers in Canada
The Skyworks Notes may be issued only to persons acquiring, or deemed to be acquiring, such notes as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Skyworks Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide persons acquiring securities pursuant to this Prospectus/Offers to Exchange with remedies for rescission or damages if this Prospectus/Offers to Exchange (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the such person within the time limit prescribed by the securities legislation of the such person’s province or territory.
Prospective participants in the Exchange Offers in Canada should refer to any applicable provisions of the securities legislation of such person’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Dealer Manager is not required to comply with the disclosure requirements of NI 33-105 regarding dealer manager conflicts of interest in connection with the Exchange Offers and Consent Solicitations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the Exchange Offers and Consent Solicitations and to the ownership and disposition of Skyworks Notes acquired pursuant to the Exchange Offers by U.S. Holders and Non-U.S. Holders (as defined below) of Qorvo Notes. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations (“Treasury Regulations”), rulings, administrative pronouncements and judicial decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.
This summary deals only with Qorvo Notes and Skyworks Notes that are held as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion does not address the considerations of any alternative or other minimum tax, the Medicare contribution tax on investment income, gift or estate tax or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations. In addition, this summary does not address all of the tax considerations that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws, such as brokers or dealers in securities, commodities or currencies, financial institutions or “financial services entities,” banks, thrifts, dealers or traders that elect to use a mark-to-market method of accounting for securities holdings, insurance companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, expatriates, governmental or tax-exempt entities, persons that hold the Qorvo Notes as part of a hedge, straddle, conversion transaction, constructive sale or other arrangement involving more than one position, U.S. Holders whose functional currency is not the U.S. dollar, investors who received Qorvo Notes as compensation, and holders who validly tender their Qorvo Notes at or prior to the Early Participation Date but validly withdraw such notes after the Early Participation Date, all of whom may be subject to tax rules that differ from those summarized below.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Qorvo Notes or Skyworks Notes that is: (a) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (A) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of its substantial decisions or (B) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes. For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Qorvo Notes or Skyworks Note that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not a U.S. Holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).
If an entity treated as a partnership for U.S. federal income tax purposes holds Qorvo Notes or Skyworks Notes, the tax treatment of a partner in the entity will generally depend upon the status of the partner and the activities of the entity. A partner in such entity should consult its tax advisor regarding the tax consequences of the Exchange Offers.
THIS SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. EACH HOLDER IS URGED TO CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSIDERATIONS TO SUCH HOLDER OF ACQUIRING SKYWORKS NOTES PURSUANT TO THE EXCHANGE OFFERS, THE CONSENT SOLICITATIONS AND THE OWNERSHIP AND DISPOSITION OF SKYWORKS NOTES, INCLUDING THE APPLICABILITY OF UNITED STATES FEDERAL, STATE, OR LOCAL TAX LAWS OR NON-UNITED STATES TAX LAWS.
Consent Payment and Early Participation Premium
There is no published authority directly addressing the U.S. federal income tax treatment of the Consent Payment and Early Participation Premium. Although there is some uncertainty regarding the treatment of the Consent Payment and Early Participation Premium received by a holder of Qorvo Notes, Skyworks and Qorvo intend to treat (i) to the extent the Exchange Offers do not constitute a “significant modification” for U.S. federal income tax purposes as described below under “— U.S. Federal Income Tax Considerations for U.S.Holders — Exchange of Qorvo Notes Pursuant to the Exchange Offers,” the Consent Payment as a separate fee paid to such holder and the Early Participation Premium as additional consideration received by such holder as part of the Exchange Offers and (ii) to the extent the Exchange Offers constitute a significant modification for U.S. federal income tax purposes, the Consent Payment and Early Participation Premium as additional consideration received by such holder as part of the Exchange Offers. Holders should consult their own tax advisors regarding U.S. federal, state, local and non-U.S. income and other tax consequences of the possible receipt of the Consent Payment and Early Participation Premium.
U.S. Federal Income Tax Considerations for U.S. Holders
Exchange of Qorvo Notes Pursuant to the Exchange Offers
General
In general, the exchange or other modification of a debt instrument will constitute an exchange upon which gain or loss may be recognized for U.S. federal income tax purposes if the exchange or other modification is a “significant modification” of the debt instrument, even if no actual exchange of the debt instrument occurs. The exchange or other modification of a debt instrument will generally be considered a significant modification and, as a result, will generally be treated as a deemed exchange for U.S. federal income tax purposes if, based on all the facts and circumstances and taking into account all changes (other than certain specified changes) in the terms of the debt instrument collectively, the legal rights or obligations that are altered, and the degree to which they are altered, are “economically significant.”
Although the matter is not free from doubt, Skyworks and Qorvo intend to take the position that (i) with respect to holders of Qorvo Notes that receive the Early Participation Premium in the Exchange Offers, the Exchange Offers would not be expected to constitute a “significant modification” of such Qorvo Notes, and therefore do not result in a deemed exchange of the Qorvo Notes for U.S. federal income tax purposes, and (ii) with respect to holders of Qorvo Notes that do not receive the Early Participation Premium (which would result in a change in yield to such Qorvo Notes), the Exchange Offers would be expected to result in a significant modification of such Qorvo Notes and would be expected to constitute a tax-free exchange for U.S. federal income tax purposes, as further discussed below.
Holders Receiving the Early Participation Premium
Based on the foregoing and subject to the discussions above under “— Consent Payment and Early Participation Premium,” U.S. Holders of Qorvo Notes that receive the Early Participation Premium in the Exchange Offers would not be expected to recognize any gain or loss with respect to the Qorvo Notes as a result of the exchange of a Qorvo Note for the corresponding Skyworks Note, and a U.S. Holder would continue to have the same tax basis, holding period and accrued market discount (if any) with respect to the Skyworks Notes as such U.S. Holder had with respect to the corresponding Qorvo Notes immediately prior to the Exchange Offers. There can be no assurance, however, that the IRS will not successfully challenge Skyworks’ and Qorvo’s position, and there is the possibility that, with respect to holders of Qorvo Notes that receive the Early Participation Premium, the Exchange Offers may be treated as constituting a significant modification of such Qorvo Notes for U.S. federal income tax purposes, in which case the U.S. federal income tax consequences to such holders are those as described below under “— Holders Not Receiving the Early Participation Premium.” In light of the uncertainty of the applicable rules, holders of Qorvo Notes that validly tender their Qorvo Notes prior to the Early Participation Date and receive the Early Participation Premium should consult their own tax advisors regarding the risk that the Exchange Offers constitute a significant modification for U.S. federal income tax purposes.
Holders Not Receiving the Early Participation Premium
Subject to the discussions above under “— Consent Payment and Early Participation Premium” and below under “— Ownership and Disposition of Skyworks Notes — Pre-Issuance Accrued Interest,” a U.S.

Holder of Qorvo Notes that participates in the Exchange Offers but does not receive the Early Participation Premium in the Exchange Offers would be expected to recognize, if any, gain (but not loss) realized on such Qorvo Notes in an amount equal to the lesser of:
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an amount equal to the excess, if any, of (i) the sum of (a) any cash payment received with respect to such Qorvo Notes and (b) the issue price of the Skyworks Notes received in exchange therefor (as discussed below under “— Issue Price”), over (ii) such U.S. Holder’s adjusted tax basis in such Qorvo Notes; or

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an amount equal to any cash payment received with respect to such Qorvo Notes.

Except to the extent that any gain is recharacterized as ordinary income pursuant to the market discount rules discussed below, gain recognized by such an exchanging U.S. Holder should be capital gain and should be long-term capital gain, if, on the Settlement Date, the U.S. Holder’s holding period for the Qorvo Notes exceeds one year. The gain calculation (as well as the holding period and tax basis calculations discussed below) should be made separately for each block of Qorvo Notes exchanged, and a loss realized on one block of Qorvo Notes may not be used to offset a gain recognized on another block of Qorvo Notes. In addition, as discussed below under “— Ownership and Disposition of Skyworks Notes — Pre-Issuance Accrued Interest,” Skyworks and Qorvo intend to take the position that the accrued and unpaid interest on the Qorvo Notes is deemed received as an offset against a U.S. Holder’s obligation to pay for the Pre-Issuance Accrued Interest on the Skyworks Notes and taxable to a U.S. Holder unless previously included in income.
For each block of Qorvo Notes exchanged, a U.S. Holder’s holding period for the Skyworks Notes should include such U.S. Holder’s holding period for the Qorvo Notes exchanged therefor. Similarly, for each block of Qorvo Notes, the adjusted tax basis in the Skyworks Notes should be equal to the tax basis in the Qorvo Notes exchanged therefor (i) subject to the discussion above under “— Consent Payment and Early Participation Premium,” reduced by the cash payment received and (ii) increased by the amount of any gain recognized by such U.S. Holder in the Exchange Offers.
Market Discount
A U.S. Holder that acquired Qorvo Notes other than at their original issuance for less than their stated principal amount will be subject to the market discount rules of the Code. Under such rules, assuming that a U.S. Holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of the Qorvo Notes for Skyworks Notes (subject to a de minimis rule) will generally be characterized as ordinary income to the extent of the accrued market discount on such Qorvo Notes as of the date of the exchange. Any accrued market discount should carry over to the Skyworks Notes received, and any gain recognized by such U.S. Holder upon a subsequent disposition of such Skyworks Notes will be treated as ordinary income to the extent of any accrued market discount not previously included in income.
Issue Price
Subject to the discussion below concerning Pre-Issuance Accrued Interest, the issue price of a Skyworks Note will equal (i) its fair market value on its issue date if such Skyworks Note is considered to be “publicly traded” for United States federal income tax purposes or (ii) the fair market value of the portion of the Qorvo Note tendered for such Skyworks Note if such Qorvo Note, but not such Skyworks Note, is considered to be publicly traded. The Qorvo Notes are considered “publicly traded” for these purposes and, although no assurances can be given in this regard, we believe that the Skyworks Notes are likely to be considered “publicly traded” for these purposes. Accordingly, we believe that the issue price of the Skyworks Notes will be their fair market value on their issue date. If the issue price of the Skyworks Notes is not par, we will provide the issue price of the Skyworks Notes to the trustee for the Skyworks Notes within 90 days after the exchange. Holders may obtain that information from the trustee.
Ownership and Disposition of Skyworks Notes
Pre-Issuance Accrued Interest
As discussed above under “Description of the Exchange Offers and Consent Solicitations — The Exchange Offers,” no accrued and unpaid interest on the Qorvo Notes is payable upon acceptance of any

Qorvo Notes in the Exchange Offers, but the first interest payment on the Skyworks Notes will include the accrued and unpaid interest on the Qorvo Notes tendered in exchange therefor (such portion of such interest payment, the “Pre-Issuance Accrued Interest”). With respect to a holder who received Skyworks Notes that are treated as a significant modification of the Qorvo Notes exchanged therefor in the Exchange Offers (as discussed above), such U.S. Holder is required to pay for the Pre-Issuance Accrued Interest, which amount will be deemed to be paid in full with the accrued and unpaid interest on the Qorvo Notes that such holder surrenders in the exchange, as an offset. By tendering a Qorvo Note pursuant to the Exchange Offers, each such U.S. Holder agrees to this treatment for all U.S. federal income tax purposes. Although the law is uncertain, Skyworks and Qorvo intend to take the position that each such U.S. Holder is treated as having paid for the Pre-Issuance Accrued Interest by paying the amount of accrued but unpaid interest on the Qorvo Notes deemed to be received by such U.S. Holder as described above under “— Exchange of Qorvo Notes Pursuant to the Exchange Offers — General.” Assuming this treatment is respected, the portion of the first interest payment on the Skyworks Notes equal to the Pre-Issuance Accrued Interest will not be treated as taxable interest income, the issue price of the Skyworks Note will be decreased by such amount, and the payment of the Pre-Issuance Accrued Interest will be ignored in computing the basis and the holding period relating to the Skyworks Notes. U.S. Holders are urged to consult their own tax advisors about the tax treatment of the Pre-Issuance Accrued Interest on the Skyworks Notes and the accrued and unpaid interest on the Qorvo Notes.
Interest, OID and Premium
Subject to the discussion above on Pre-Issuance Accrued Interest, payments of stated interest and, to the extent applicable, any original issue discount (“OID”), as described below, on the Skyworks Notes will generally be included in a U.S. Holder’s income as ordinary income at the time that such payments are received or accrued in accordance with such U.S. Holder’s usual method of accounting for U.S. federal income tax purposes.
With respect to a holder who received Skyworks Notes that are treated as a significant modification of the Qorvo Notes exchanged therefor in the Exchange Offers (as discussed above), such Skyworks Notes will be issued with OID for U.S. federal income tax purposes if the “stated redemption price at maturity” of the Skyworks Notes (generally, their stated principal amount) exceeds the issue price of the Skyworks Notes by more than a statutorily defined de minimis amount (generally, 0.25% of the principal amount of the Skyworks Notes multiplied by the number of complete years from issuance to maturity). As discussed above under “— Exchange of Qorvo Notes Pursuant to the Exchange Offers — Holders Not Receiving the Early Participation Premium — Issue Price,” we expect that the Skyworks Notes will be treated as publicly traded and, therefore, the issue price of the Skyworks Notes will be determined by the fair market value of the Skyworks Notes as of the date of the exchange. Consequently, whether the Skyworks Notes will be issued with OID for U.S. federal income tax purposes is uncertain. If any Skyworks Notes are issued with OID, a U.S. Holder will generally be required to include such OID in income in advance of the receipt of the cash to which the OID is attributable. U.S. Holders should consult their tax advisors regarding the possibility and the particular consequences to them of the Skyworks Notes being issued with OID for U.S. federal income tax purposes.
If a U.S. Holder’s tax basis in the Skyworks Notes is greater than the sum of all amounts payable on the Skyworks Notes (other than payments of qualified stated interest), the Skyworks Notes will be treated as acquired with “amortizable bond premium.” A U.S. Holder may generally elect to amortize this premium over the remaining term of the note using a constant-yield method. This election, once made, generally applies to all bonds held or subsequently acquired by such holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the Service. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in the Skyworks Notes by the amount of premium amortized. If a U.S. Holder does not elect to amortize bond premium, the amount of bond premium will be included in such holder’s tax basis on a taxable disposition of the Skyworks Notes. If any “acquisition premium” exists with respect to the Skyworks Notes and the Skyworks Notes are issued with OID, a U.S. Holder may use such acquisition premium to offset OID inclusions. U.S. Holders should consult their tax advisors as to the U.S. federal income tax considerations to them if the Skyworks Notes are treated as having amortizable bond premium or acquisition premium, including the availability and advisability of electing to amortize bond premium.

Sale or Other Taxable Disposition of the Skyworks Notes
Upon the sale or other taxable disposition of the Skyworks Notes, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (less any amount attributable to accrued but unpaid interest, which will generally be taxable as interest in the manner described above to the extent not previously included in such holder’s gross income) and such holder’s adjusted tax basis in the Skyworks Notes. A U.S. Holder’s adjusted tax basis in the Skyworks Notes will generally be equal to its initial tax basis in the Skyworks Notes (as described above under “— Exchange of Qorvo Notes Pursuant to the Exchange Offers”), increased by, to the extent applicable, the amount of OID and market discount (if any) included in such U.S. Holder’s income prior to the disposition of the Skyworks Notes and decreased by any bond premium or acquisition premium previously amortized and by any payments received on the Skyworks Notes other than payments of qualified stated interest. Any gain or loss will generally be capital gain or loss, other than to the extent of any accrued market discount not previously included in income, which will be characterized as ordinary. Any capital gain or loss will be long-term capital gain or loss if, at the time of sale or other taxable disposition, such holder’s holding period in the Skyworks Notes exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders will generally be subject to taxation at a reduced rate. The deductibility of capital losses by U.S. Holders is subject to limitations.
U.S. Federal Income Tax Considerations for Non-U.S. Holders
Exchange of Qorvo Notes Pursuant to the Exchange Offers
As discussed above under “— U.S. Federal Income Tax Considerations for U.S. Holders — Exchange of Qorvo Notes Pursuant to the Exchange Offers”, although the matter is not free from doubt, Skyworks and Qorvo intend to take the position that, with respect to holders of Qorvo Notes that receive the Early Participation Premium, the Exchange Offers do not constitute a “significant modification” of such Qorvo Notes, and therefore do not result in a deemed exchange of the Qorvo Notes for U.S. federal income tax purposes. Based on the foregoing and subject to the discussions above under “— Consent Payment and Early Participation Premium,” Non-U.S. Holders will not recognize any gain or loss with respect to the Qorvo Notes as a result of the exchange of a Qorvo Note for the corresponding Skyworks Note, and a Non-U.S. Holder will continue to have the same tax basis, holding period and accrued market discount (if any) with respect to the Skyworks Notes as such Non-U.S. Holder had with respect to the corresponding Qorvo Notes immediately prior to the Exchange Offers. As discussed above, there is the possibility that, with respect to holders of Qorvo Notes that receive the Early Participation Premium, the Exchange Offers may be treated as constituting a significant modification of such Qorvo Notes for U.S. federal income tax purposes, in which case the U.S. federal income tax consequences to such holders are those as described below with respect to holders of Qorvo Notes who do not receive the Early Participation Premium.
Subject to the discussions above under “— Consent Payment and Early Participation Premium,” a Non-U.S. Holder that does not receive the Early Participation Premium will generally not be subject to U.S. federal income tax on any gain realized in the exchange of Qorvo Notes pursuant to the Exchange Offers unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met. In the case of gain recognized on the exchange of Qorvo Notes pursuant to the Exchange Offers (as described above in “— U.S. Federal Income Tax Considerations for U.S. Holders — Exchange of Qorvo Notes Pursuant to the Exchange Offers”), an individual Non-U.S. Holder described in clause (i) of the preceding sentence will generally be subject to tax on such gain under regular graduated U.S. federal income tax rates. A corporate Non-U.S. Holder described in clause (i) above will generally be subject to tax on such gain in the same manner as if it were a “United States person” as defined under the Code, and may also be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” (or a lower rate specified in an applicable income tax treaty). An individual Non-U.S. Holder described in clause (ii) above will generally be subject to a flat 30% tax on such gain, which may be offset by United States source capital losses in certain circumstances.

Ownership and Disposition of Skyworks Notes
Stated Interest and OID
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on payments of interest or OID (if any) on the Skyworks Notes or on the accrued and unpaid interest on the Qorvo Notes that is deemed received at the time of the Exchange Offers (as described above in “— U.S. Federal Income Tax Considerations for U.S. Holders — Ownership and Disposition of Skyworks Notes — Pre-Issuance Accrued Interest”), provided that (i) such interest or OID is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is not attributable to a United States permanent establishment of the Non-U.S. Holder), (ii) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (iii) the Non- U.S. Holder is not a “controlled foreign corporation” related to us directly or constructively through stock ownership and (iv) the Non-U.S. Holder satisfies certain certification requirements. Such certification requirements will generally be met if the Non-U.S. Holder provides its name and address and certifies on IRS Form W-8BEN or W- 8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a U.S. person and that no withholding is required pursuant to FATCA (discussed below). Special procedures apply to payments to qualified foreign intermediaries and certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.
If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a Non-U.S. Holder but such Non-U.S. Holder cannot satisfy the other requirements outlined in the preceding paragraph, interest on the notes will generally be subject to U.S. federal withholding tax (currently imposed at a 30% rate), unless the withholding tax rate is reduced or eliminated by an applicable income tax treaty, and such Non-U.S. Holder is a qualified resident of the treaty country and complies with certain certification requirements.
If interest on the notes is effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Holder and, if certain tax treaties apply, such interest is attributable to a permanent establishment or fixed base within the United States, then the Non-U.S. Holder will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if such holder were a U.S. person and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to an additional branch profits tax (currently imposed at a rate of 30%, or a lower applicable treaty rate) on its effectively connected earnings and profits for the taxable year, subject to adjustments. Any such interest will not also be subject to U.S. federal withholding tax, however, if the Non-U.S. Holder delivers to the applicable withholding agent a properly executed IRS Form W-8ECI in order to claim an exemption from U.S. federal withholding tax.
Sale or Other Taxable Disposition of the Skyworks Notes
In general, any gain realized on a sale, redemption, or other disposition of Skyworks Notes by a Non-U.S. Holder will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met. Certain U.S. federal income tax rules applicable to Non-U.S. Holders described in (i) or (ii) of the preceding sentence are described above in “— Exchange of Qorvo Notes Pursuant to the Exchange Offers.” Any amounts received by a Non-U.S. Holder that are attributable to accrued and unpaid interest would generally be subject to the rules described above in “— Stated Interest and OID.”
Foreign Account Tax Compliance Act
Pursuant to Sections 1471 through 1474 of the Code (such provisions commonly known as “FATCA”), withholding at a rate of 30% is generally required in certain circumstances on interest in respect of Skyworks Notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Service to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which may exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which each Skyworks Note is held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest in respect of Skyworks Notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the IRS.
Non-U.S. Holders should consult their own tax advisors regarding the possible implications of these rules on the ownership and disposition of Skyworks Notes in light of their particular circumstances.
Treatment of Holders of Qorvo Notes That Do Not Exchange Their Qorvo Notes for Skyworks Notes
Assuming the Proposed Amendments are adopted, the U.S. federal income tax treatment of holders who do not tender their Qorvo Notes pursuant to the Exchange Offers and Consent Solicitations will depend upon whether the adoption of the Proposed Amendments results in a deemed exchange of such Qorvo Notes for U.S. federal income tax purposes to such non-tendering holders. As discussed above under “— U.S. Federal Income Tax Considerations for U.S. Holders — Exchange of Qorvo Notes Pursuant to the Exchange Offers,” in general, the modification of a debt instrument will result in a deemed exchange (upon which gain or loss may be realized) of an “old” debt instrument for a “new” debt instrument if such modification is “significant” within the meaning of applicable Treasury Regulations, even if no actual exchange of the debt instrument occurs. Under the applicable Treasury Regulations, a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations also provide that the release of a guarantor is not a significant modification if the modification does not result in a change in payment expectations. Similarly, the substitution of a new obligor is not a significant modification if, among other things, the new obligor is the “acquiring corporation” in a transaction that qualifies as a “reorganization” under the Code and the modification does not result in a change of payment expectations. If adoption of the Proposed Amendments does not constitute a significant modification of the Qorvo Notes, then non-tendering holders should not recognize gain or loss as a result of the adoption of the Proposed Amendments. Although the matter is not free from doubt, Skyworks and Qorvo intend to treat the adoption of the Proposed Amendments as not constituting a significant modification to the terms of the Qorvo Notes with respect to non-tendering holders. There can be no assurance, however, that the IRS will not successfully challenge Skyworks’ and Qorvo’s position.
In light of the uncertainty of the applicable rules, non-tendering holders should consult their own tax advisors regarding the risk that adoption of the Proposed Amendments constitutes a significant modification for U.S. federal income tax purposes, the U.S. federal income tax consequences to them if the Proposed Amendments are so treated, the characterization of the “old” Qorvo Notes and “new” Qorvo Notes as “securities” for U.S. federal income tax purposes and the U.S. federal income tax consequences of continuing to hold Qorvo Notes after the adoption of the Proposed Amendments.

LEGAL MATTERS
Certain legal matters in connection with the Exchange Offers will be passed upon for Skyworks by Skadden, Arps, Slate, Meagher & Flom LLP and will be passed upon for the Dealer Manager by Cravath, Swaine & Moore LLP. Certain legal matters relating to the supplemental indenture effectuating the Proposed Amendments to the Qorvo Indentures will be passed upon by Davis Polk & Wardwell LLP.
EXPERTS
The consolidated financial statements of Skyworks Solutions, Inc. as of October 3, 2025 and September 27, 2024, and for each of the years in the three year fiscal period ended October 3, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of October 3, 2025, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Qorvo, Inc. and subsidiaries as of March 28, 2026 and March 29, 2025 and for each of the three years in the period ended March 28, 2026, appearing in Skyworks Solutions, Inc.’s Current Report on Form 8-K filed on May 20, 2026, and the effectiveness of Qorvo, Inc. and subsidiaries’ internal control over financial reporting as of March 28, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
Skyworks files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC filings of Skyworks are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents Skyworks files with the SEC, including this Prospectus/Offers to Exchange, by going to Skyworks’ website at http://www.skyworksinc.com. The website address of Skyworks is provided as inactive textual references only. The information provided on the website of Skyworks, other than copies of the documents listed below that have been filed with the SEC, is not part of this Prospectus/Offers to Exchange and, therefore, is not incorporated herein by reference.
Skyworks has filed with the SEC a registration statement on Form S-4 of which this Prospectus/Offers to Exchange forms a part, including amendments and exhibits, with respect to the Skyworks Notes to be issued in the Exchange Offers. This Prospectus/Offers to Exchange does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements made in this Prospectus/Offers to Exchange as to the contents of any contract, agreement or other document are not necessarily complete, and where any such contract, agreement or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is now made. For further information regarding Skyworks and the Skyworks Notes, please refer to the registration statement, including its exhibits.
Incorporation by Reference
The SEC allows Skyworks to “incorporate by reference” into this Prospectus/Offers to Exchange the information it files with the SEC, including certain information required to be included in this Prospectus/Offers to Exchange. This means that important information can be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus/Offers to Exchange, except for any information superseded by information contained directly in this Prospectus/Offers to Exchange or in later filed documents incorporated by reference into this Prospectus/Offers to Exchange. This Prospectus/Offers to Exchange incorporates by reference the documents set forth below that Skyworks has previously filed with the SEC as well as (i) all future annual reports of Skyworks on Form 10-K, (ii) all future Quarterly Reports of Skyworks on Form 10-Q and (iii) all future current reports of Skyworks on Form 8-K, in each case, that Skyworks files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the Exchange Offers and Consent Solicitations are completed (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about Skyworks and its financial performance that is not included in or delivered with this Prospectus/Offers to Exchange.
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Skyworks’ Annual Report on Form 10-K for the fiscal year ended October 3, 2025, filed with the SEC on November 7, 2025, and the Amendment No. 1 to the Annual Report on Form 10-K, filed with the SEC on January 30, 2026;

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Skyworks’ Quarterly Reports on Form 10-Q for the fiscal quarters ended January 2, 2026 and April 3, 2026, filed with the SEC on February 5, 2026 and May 5, 2026, respectively;

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Skyworks’ Current Reports on Form 8-K filed with the SEC on October 28, 2025, November 14, 2025, November 24, 2025, December 12, 2025, January 30, 2026, February 3, 2026, February 11, 2026, May 5, 2026, May 19, 2026 and May 20, 2026 (in each case, other than information furnished rather than filed); and

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Skyworks’ definitive proxy statement on Schedule 14A filed with the SEC on April 3, 2026.

Skyworks has supplied all information contained in or incorporated by reference into this Prospectus/Offers to Exchange relating to Skyworks, as well as all pro forma financial information.
Documents incorporated by reference are available from Skyworks, without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this Prospectus/Offers to Exchange. You may obtain these documents incorporated by reference by requesting them in writing or by telephone from Skyworks at the following address and telephone number:

Skyworks Solutions, Inc.
5260 California Avenue
Irvine, CA 92617
Attention: Corporate Secretary
Telephone: (949) 231-3000.
Skyworks has not authorized anyone to provide you with information that is different from what is contained in this Prospectus/Offers to Exchange. The information contained in this Prospectus/Offers to Exchange speaks only as of the date of this Prospectus/Offers to Exchange unless the information specifically indicates that another date applies. You should not assume that the information in it is accurate as of any date other than that date.

The Exchange Agent and Information Agent for the Exchange Offers and Consent Solicitations is:
Global Bondholder Services Corporation
By Regular, Registered or Certified Mail,
By Overnight Courier or By Hand
By Facsimile (For Eligible Institutions only) (212) 430-3775 Attention: Corporate Actions	65 Broadway — Suite 404 New York, New York 10006 Attention: Corporate Actions	Banks and Brokers Call: (212) 430-3774 All Others Call Toll-Free: (855) 654-2015 Email: contact@gbsc-usa.com
Any questions or requests for assistance may be directed to Goldman Sachs & Co. LLC, or the Information Agent at the addresses and telephone numbers set forth below. Requests for additional copies of this Prospectus/Offers to Exchange may be directed to the Information Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations.
The Information Agent for the Exchange Offers and Consent Solicitations is:
Global Bondholder Services Corporation
65 Broadway — Suite 404
New York, New York 10006
Banks and Brokers Call Collect: (212) 430-3774
All Others Call Toll-Free: (855) 654-2015
The Dealer Manager for the Exchange Offers and the sole Solicitation Agent for the Consent Solicitations is:
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attn: Liability Management Group
Collect: (212) 357-1452
Toll-Free: (800) 828-3182